Exhibit 4(i)




==================================================================


                   AMENDED AND RESTATED CREDIT AGREEMENT


                        Dated as of November 7, 1995


                                   Among


                         MILGRAY ELECTRONICS, INC.,
                        THE GUARANTORS NAMED HEREIN,


                               CHEMICAL BANK,
                                as Agent and
                                as a Lender,


                                 FLEET BANK

                                    and

                FIRST UNION NATIONAL BANK OF NORTH CAROLINA,

                                 as Lenders

                                    and


                       THE OTHER LENDERS NAMED HEREIN




=================================================================

                             TABLE OF CONTENTS


Article   Section                                                      Page
-------   -------                                                      ----

I.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

II. THE LOANS        18
      SECTION 2.01.  Revolving Credit Commitments   . . . . . . . . .  18
      SECTION 2.02.  Loans  . . . . . . . . . . . . . . . . . . . . .  18
      SECTION 2.03.  Notice of Loans  . . . . . . . . . . . . . . . .  20
      SECTION 2.04.  Notes; Repayment of Loans  . . . . . . . . . . .  21
      SECTION 2.05.  Interest on Loans  . . . . . . . . . . . . . . .  22
      SECTION 2.06.  Rate Adjustments   . . . . . . . . . . . . . . .  23
      SECTION 2.07.  Commitment and Other Fees  . . . . . . . . . . .  25
      SECTION 2.08.  Termination and Reduction of Revolving Credit
                     Commitments  . . . . . . . . . . . . . . . . . .  25
      SECTION 2.09.  Interest on Overdue Amounts; Alternate Rate of
                     Interest   . . . . . . . . . . . . . . . . . . .  26
      SECTION 2.10.  Prepayment of Loans  . . . . . . . . . . . . . .  27
      SECTION 2.11.  Reserve Requirements; Change in Circumstances. .  28
      SECTION 2.12.  Change in Legality   . . . . . . . . . . . . . .  30
      SECTION 2.13.  Indemnity  . . . . . . . . . . . . . . . . . . .  31
      SECTION 2.14.  Pro Rata Treatment   . . . . . . . . . . . . . .  32
      SECTION 2.15.  Sharing of Setoffs   . . . . . . . . . . . . . .  32
      SECTION 2.16.  Taxes  . . . . . . . . . . . . . . . . . . . . .  33
      SECTION 2.17.  Payments and Computations  . . . . . . . . . . .  36

III.  LETTERS OF CREDIT AND ACCEPTANCES . . . . . . . . . . . . . . .  37
      SECTION 3.01.  Issuance of Letters of Credit  . . . . . . . . .  37
      SECTION 3.02.  Payment in Respect of Letters of Credit;
                     Reimbursement  . . . . . . . . . . . . . . . . .  37
      SECTION 3.03.  Actions of Agent   . . . . . . . . . . . . . . .  40
      SECTION 3.04.  Payments in Respect of Increased Costs . . . . .  40
      SECTION 3.05.  Indemnity as to Letters of Credit  . . . . . . .  42
      SECTION 3.06.  Letter of Credit Fees  . . . . . . . . . . . . .  43
      SECTION 3.07.  Acceptance Drafts  . . . . . . . . . . . . . . .  43
      SECTION 3.08.  Payment of Acceptances   . . . . . . . . . . . .  45
      SECTION 3.09.  Ineligibility of Acceptance Drafts   . . . . . .  48
      SECTION 3.10.  Customary Fees   . . . . . . . . . . . . . . . .  48
      SECTION 3.11.  Forms of Drafts  . . . . . . . . . . . . . . . .  48

IV.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . .  48
      SECTION 4.01.  Organization, Legal Existence  . . . . . . . . .  48
      SECTION 4.02.  Authorization  . . . . . . . . . . . . . . . . .  49
      SECTION 4.03.  Governmental Approvals   . . . . . . . . . . . .  49
      SECTION 4.04.  Binding Effect   . . . . . . . . . . . . . . . .  49
      SECTION 4.05.  No Default; Material Adverse Change  . . . . . .  50

Article   Section                                                      Page
-------   -------                                                      ----


      SECTION 4.06.  Litigation; Compliance with Laws; etc. . . . . .   50
      SECTION 4.07.  Financial Statements   . . . . . . . . . . . . .  50
      SECTION 4.08.  Federal Reserve Regulations  . . . . . . . . . .  51
      SECTION 4.09.  Taxes  . . . . . . . . . . . . . . . . . . . . .  52
      SECTION 4.10.  Employee Benefit Plans   . . . . . . . . . . . .  52
      SECTION 4.11.  No Material Misstatements  . . . . . . . . . . .  54
      SECTION 4.12.  Investment Company Act; Public Utility
                     Holding Company Act  . . . . . . . . . . . . . .  54
      SECTION 4.13.  Use of Proceeds  . . . . . . . . . . . . . . . .  55
      SECTION 4.14.  Subsidiaries and Affiliates  . . . . . . . . . .  55
      SECTION 4.15.  Title to Properties; Possession Under
                     Leases; Trademarks   . . . . . . . . . . . . . .  55
      SECTION 4.16.  Permits, etc.  . . . . . . . . . . . . . . . . .  56
      SECTION 4.17.  Compliance with Environmental Laws   . . . . . .  56
      SECTION 4.18.  No Change in Credit Criteria or
                     Collection Policies  . . . . . . . . . . . . . .  57
      SECTION 4.19.  Franchise Agreements   . . . . . . . . . . . . .  57
      SECTION 4.20.  Financing Agreements   . . . . . . . . . . . . .  57
      SECTION 4.21.  No Overdue Obligations   . . . . . . . . . . . .  57

V.  CONDITIONS OF CREDIT EVENTS . . . . . . . . . . . . . . . . . . .  58
      SECTION 5.01.  All Credit Events  . . . . . . . . . . . . . . .  58
      SECTION 5.02.  First Borrowing  . . . . . . . . . . . . . . . .  58

VI.  AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . .  62
      SECTION 6.01.  Legal Existence  . . . . . . . . . . . . . . . .  62
      SECTION 6.02.  Businesses and Properties  . . . . . . . . . . .  62
      SECTION 6.03.  Insurance  . . . . . . . . . . . . . . . . . . .  62
      SECTION 6.04.  Taxes  . . . . . . . . . . . . . . . . . . . . .  63
      SECTION 6.05.  Financial Statements, Reports, etc.  . . . . . .  63
      SECTION 6.06.  Litigation and Other Notices   . . . . . . . . .  66
      SECTION 6.07.  ERISA  . . . . . . . . . . . . . . . . . . . . .  67
      SECTION 6.08.  Maintaining Records; Access to Properties and
                     Inspections; Right to Audit  . . . . . . . . . .  68
      SECTION 6.09.  Use of Proceeds  . . . . . . . . . . . . . . . .  69
      SECTION 6.10.  Fiscal Year-End  . . . . . . . . . . . . . . . .  69
      SECTION 6.11.  Additional Guarantors  . . . . . . . . . . . . .  69
      SECTION 6.12.  Environmental Laws   . . . . . . . . . . . . . .  69
      SECTION 6.13.  Pay Obligations to Lenders and Perform Other
                     Covenants  . . . . . . . . . . . . . . . . . . .  71

VII.  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . .  71
      SECTION 7.01.  Liens  . . . . . . . . . . . . . . . . . . . . .  72
      SECTION 7.02.  Indebtedness   . . . . . . . . . . . . . . . . .  73
      SECTION 7.03.  Dividends, Distributions and Payments  . . . . .  76

Article   Section                                                      Page
-------   -------                                                      ----


      SECTION 7.04.  Consolidations, Mergers and Sales of Assets. . .   76
      SECTION 7.05.  Investments  . . . . . . . . . . . . . . . . . .   77
      SECTION 7.06.  Capital Expenditures   . . . . . . . . . . . . .   78
      SECTION 7.07.  Net Worth  . . . . . . . . . . . . . . . . . . .   78
      SECTION 7.08.  Total Unsubordinated Liabilities to Net Worth
                     Ratio  . . . . . . . . . . . . . . . . . . . . .   78
      SECTION 7.09.  Rental Obligations.  . . . . . . . . . . . . . .   78
      SECTION 7.10.  Consolidated Inventory Ratio.  . . . . . . . . .   79
      SECTION 7.11.  Consolidated Current Ratio.  . . . . . . . . . .   79
      SECTION 7.12.  Interest Coverage Ratio  . . . . . . . . . . . .   79
      SECTION 7.13.  Net Income   . . . . . . . . . . . . . . . . . .   79
      SECTION 7.14.  Business   . . . . . . . . . . . . . . . . . . .   79
      SECTION 7.15.  Sales of Receivables   . . . . . . . . . . . . .   79
      SECTION 7.16.  Use of Proceeds  . . . . . . . . . . . . . . . .   79
      SECTION 7.17.  ERISA  . . . . . . . . . . . . . . . . . . . . .   79
      SECTION 7.18.  Accounting Changes   . . . . . . . . . . . . . .   80
      SECTION 7.19.  Modification of Indebtedness   . . . . . . . . .   80
      SECTION 7.20.  Transactions with Affiliates   . . . . . . . . .   80

VIII.  EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . .   81

IX.   AGENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85

X.  GUARANTEES  . . . . . . . . . . . . . . . . . . . . . . . . . . .   88


XI.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . .   90
      SECTION 11.01.  Notices   . . . . . . . . . . . . . . . . . . .   90
      SECTION 11.02.  Survival of Agreement   . . . . . . . . . . . .   91
      SECTION 11.03.  Successors and Assigns;
                      Participations  . . . . . . . . . . . . . . . .   91
      SECTION 11.04.  Expenses; Indemnity   . . . . . . . . . . . . .   95
      SECTION 11.05.  Applicable Law  . . . . . . . . . . . . . . . .   96
      SECTION 11.06.  Right of Setoff   . . . . . . . . . . . . . . .   96
      SECTION 11.07.  Payments on Business Days   . . . . . . . . . .   96
      SECTION 11.08.  Waivers; Amendments   . . . . . . . . . . . . .   96
      SECTION 11.09.  Severability  . . . . . . . . . . . . . . . . .   98
      SECTION 11.10.  Entire Agreement; Waiver of Jury
                      Trial, etc.   . . . . . . . . . . . . . . . . .   98
      SECTION 11.11.  Confidentiality   . . . . . . . . . . . . . . .   99
      SECTION 11.12.  Submission to Jurisdiction  . . . . . . . . . .   99
      SECTION 11.13.  Counterparts; Facsimile Signature   . . . . . .  100
      SECTION 11.14.  Headings  . . . . . . . . . . . . . . . . . . .  100

EXHIBITS

EXHIBIT A           Form of Revolving Credit Note
EXHIBIT B           Form of Opinion of Counsel
EXHIBIT C           Form of Assignment and Acceptance
EXHIBIT D           Form of Acceptance Drafts
EXHIBIT E           Form of Aging of Accounts
EXHIBIT F           Form of Schedule of Inventory
EXHIBIT G           Form of Opinion of Rivera, Tulla & Ferrer
EXHIBIT H           Form of Notice re: Domestic Shipment Financing
EXHIBIT I           Form of Compliance Certificate


SCHEDULES

SCHEDULE 2.01       Revolving Credit Commitments
SCHEDULE 2.02       Lending Offices
SCHEDULE 3.01       Outstanding Letters of Credit
SCHEDULE 4.01       Qualified Jurisdictions
SCHEDULE 4.05       Material Adverse Change
SCHEDULE 4.06(a)    Litigation
SCHEDULE 4.06(b)    Compliance with Laws, etc.
SCHEDULE 4.09       Taxes
SCHEDULE 4.10       ERISA
SCHEDULE 4.14       Subsidiaries and Affiliates
SCHEDULE 4.17       Environmental Compliance
SCHEDULE 4.20       Financing Agreements
SCHEDULE 6.12       Hazardous Materials
SCHEDULE 7.01       Existing Liens
SCHEDULE 7.02       Existing Indebtedness

          AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 7, 1995, among MILGRAY ELECTRONICS, INC., a New York corporation (the "Borrower"), the Guarantors
                                     --------
          named herein and signatories hereto, CHEMICAL BANK, a New York banking corporation, FLEET BANK, a New York banking corporation, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a North Carolina banking corporation ("First Union") and the other lenders named in Schedule 2.01
                                                 -------------
          annexed hereto (collectively, the "Lenders"), and
                                             -------
          CHEMICAL BANK, as agent for the Lenders (in such
          capacity, the "Agent").
                         -----


          The Borrower has applied to the Lenders for Credits (such term and all other capitalized terms used in this paragraph having the respective meanings ascribed to such terms above or hereinafter) in the form of Credits to the Borrower at any time and from time to time prior to the Revolving Credit Termination Date in an aggregate principal amount not in excess of $50,000,000 at any time outstanding. The proceeds of the Credits shall be used to repay all obligations under the Prior Credit Agreement and for the general working capital requirements of the Borrower and the Guarantors. The Guarantors are guaranteeing (or in the case of Guarantors not in existence on the date hereof, will guarantee) the Credits in accordance with the provisions of this Agreement. The Lenders are severally, and not jointly, willing to extend such Credits to the Borrower subject to the terms and conditions hereinafter set forth. Accordingly, the Borrower, the Guarantors, the Lenders and the Agent hereby agree as follows:


I.  DEFINITIONS

          For purposes hereof, the following terms shall have the meanings specified below:

          "Acceptance Date" shall have the meaning set forth in Section
           ---------------
3.07(b) hereof.

          "Acceptance Draft", "Acceptance Drafts" shall have the meanings
           ----------------    -----------------
set forth in Section 3.07(a) hereof.

          "Acceptance Draft Commission" shall have the meaning set forth in
           ---------------------------
Section 3.08 hereof.

          "Acceptance Draft Exposure" shall mean at any time the sum of
           -------------------------
(a) the aggregate face amount of Acceptance Drafts outstanding and (b) the aggregate amount of all payments in respect of Acceptance Drafts for which the Lenders shall not have been reimbursed as provided in Section 3.08 hereof.

          "Adjusted Eurodollar Rate" shall mean, with respect to any
           ------------------------
Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (i) the Eurodollar Rate in effect for such Interest Period and
(ii) Eurodollar Reserves.  For purposes hereof, the term "Eurodollar
                                                          ----------
Reserves" means a fraction (expressed as a decimal), the numerator of which
--------
is the number one and the denominator of which is the number one minus the applicable statutory reserve requirements (expressed as a decimal) for Chemical Bank (without duplication, but including, without limitation, basic, supplemental, marginal and emergency reserves), from time to time in effect under Regulation D of the Board of Governors of the Federal Reserve System ("Regulation D") with respect to Eurocurrency funding currently
         ------------
referred to as "Eurocurrency liabilities" in Regulation D. It is agreed that for purposes hereof each Eurodollar Loan shall be deemed to constitute a "Eurocurrency liability" as defined in Regulation D, and to be subject to the reserve requirements of Regulation D, without benefit of credit or proration, exemptions or offsets which might otherwise be available to the Banks from time to time under Regulation D.

          "Affiliate" of any person shall mean any other person other than
           ---------
a natural person which, directly or indirectly, controls or is controlled by or is under common control with such person. For the purposes of this definition, H.S. Davidson Associates, Inc. shall not be deemed an Affiliate and the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any applicable person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

          "Agreement" shall mean this Credit Agreement, together with all
           ---------
schedules and exhibits hereto, as the same may be supplemented, modified, amended or restated from time to time in the manner provided herein.

          "Alternate Base Loan" shall mean a Loan bearing interest based on
           -------------------
the Alternate Base Rate in accordance with Article II hereof.

          "Alternate Base Rate" shall mean, for any day, a rate per annum
           -------------------
(rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. "Prime Rate" shall mean the rate of interest per annum publicly
      ----------
announced from time to time by the Agent in effect at its principal office in New York City as its prime rate. "Federal Funds Effective Rate" shall
                                      ----------------------------
mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Lending Office" means, with respect to each Lender,
           -------------------------
such Lender's Domestic Lending Office in the case of a Alternate Base Loan and such Lender's Eurodollar Lending Office in the case of a Eurodollar Loan.

          "Assignment and Acceptance" means an assignment and acceptance
           -------------------------
entered into by a Lender and an assignee, consented to and accepted by the Agent, in substantially the form of Exhibit C hereto.

          "Availability" shall mean at any time (i) the lesser at such time
           ------------
of (x) the Total Revolving Credit Commitment (as such amount may be reduced or increased in accordance with the provisions of this Agreement) and
(y) the Borrowing Base, minus (ii) the sum at such time of (u) the
                        -----
aggregate principal amount of the Revolving Credit Loans outstanding,
(v) the Letter of Credit Exposure and (w) the Acceptance Draft Exposure.

          "Benchmark Exposure" shall have the meaning assigned to such term
           ------------------
in Section 2.05 hereof.

          "Board" shall mean the Board of Governors of the Federal Reserve
           -----
System of the United States.

          "Borrower" shall have the meaning assigned to such term in the
           --------
preamble to this Agreement.

          "Borrowing Base" shall mean an amount equal to the sum of (i) up
           --------------
to 90% of the Net Amount of Eligible Receivables plus (ii) the lesser of
(x) 50% of the Net Amount of Eligible Inventory and (y) $20,000,000.

          "Business Day" shall mean any day, other than a Saturday, Sunday
           ------------
or legal holiday in the State of New York, on which banks are open for substantially all their banking business in New York City.

          "Capitalized Lease Obligation" shall mean an obligation to pay
           ----------------------------
rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligation is required to be classified and accounted for as a capital lease on a balance sheet prepared in accordance with generally accepted accounting principles, and for purposes hereof the amount of such obligation shall be the capitalized amount thereof determined in accordance with such principles.

          "Closing Date" shall mean the date on which the Credit Parties,
           ------------
the Lenders and the Agent shall have executed and delivered this Agreement, which date shall not in any event be later than October 31, 1995.

          "Code" shall mean the Internal Revenue Code of 1986, as amended
           ----
from time to time, and the rules and regulations promulgated thereunder.

          "Consolidated" shall mean, in respect of any person, as applied
           ------------
to any financial or accounting term, such term determined on a consolidated basis in accordance with generally accepted accounting principles (except as otherwise required herein) for the person and all consolidated subsidiaries thereof.

          "Contaminant" shall mean all Hazardous Materials and all those
           -----------
substances which are regulated by or form the basis of liability under Federal, state or local environmental, health and safety statutes or regulations including, without limitation, asbestos, polychlorinated biphenyls ("PCBs"), and radioactive substances, or any other material or substance which constitutes a material health, safety or environmental hazard to any person or property.

          "Credit Event" shall mean each extension of Credits hereunder.
           ------------

          "Credit Parties" shall mean, collectively, the Borrower and the
           --------------
Guarantors.

          "Credits" shall mean Loans, Letters of Credit or Acceptance
           -------
Drafts, as the case may be.

          "Current Assets" shall mean, with respect to any person at any
           --------------
date, the aggregate amount of all assets of such person which would be classified as current assets at such date, computed and calculated in accordance with generally accepted accounting principles.

          "Current Liabilities" shall mean, with respect to any person at
           -------------------
any date, the aggregate amount of all liabilities of such person (including tax and other proper accruals) which would be classified as current liabilities at such date, computed and calculated in accordance with generally accepted accounting principles consistently applied, but in any event shall include all Credits (other than Letters of Credit) and the Indebtedness allowed pursuant to Section 7.02(xviii) hereof.

          "Current Ratio" shall mean the ratio of Current Assets to Current
           -------------
Liabilities.

          "Customer" shall mean and include the account debtor or obligor
           --------
with respect to any of the Receivables.

          "Default" shall mean any condition, act or event which, with
           -------
notice or lapse of time or both, would constitute an Event of Default.

          "Discount Rate" shall mean a fluctuating annual rate of interest
           -------------
in effect from time to time equal to the then current rate established by the Agent for banker's acceptances of equal face amount and duration eligible for discount with the Federal Reserve Banks of the United States.

          "dollars" or the symbol "$" shall mean dollars in lawful currency
           -------
of the United States of America.

          "Domestic Lending Office" means, with respect to any Lender, the
           -----------------------
office of such Lender specified as its "Domestic Lending Office" opposite its name in Schedule 2.02 hereto, or such other office of such Lender as
            -------------
such Lender may from time to time specify to the Borrower and the Agent.

          "Eligible Inventory" shall mean Inventory of the Borrower and its
           ------------------
Consolidated subsidiaries (to the extent such subsidiaries have become Guarantors) consisting of electronic components, semiconductors, electromechanical devices, passive components, computer products and other related products of the type currently being distributed by Borrower and the Guarantors; provided, that Eligible
                                            --------  ----
Inventory shall not include (x) work in process or (y) any raw materials or finished inventory which (i) is not located in the United States or Canada,
(ii) which has been held more than 15 months unless there exists open Customer sales orders with respect thereto, (iii) which is damaged, unsalable or otherwise unfit for use or (iv) is the subject of a purchase money security interest or similar arrangements.

          "Eligible Receivables"  shall mean at the time of any
           --------------------
determination thereof all Receivables which meet the following criteria at the time of creation and continue to meet the same at all times relevant to such determination: (a) all payments due on the Receivable have been invoiced; (b) the payment due on the Receivable is not more than 120 days past the invoice date; (c) the payments due on more than 50% of all Receivables from the same Customer are less than 120 days past the invoice date; (d) the Receivable arose from a completed, outright and lawful sale of goods, to which title has passed to the Customer, by or on behalf of the Borrower or any of the Guarantors; (e) the Receivable is free and clear of all security interests, liens, charges and encumbrances of any nature whatsoever; (f) the Receivable constitutes (i) an "account" or "chattel paper" within the meaning of the Uniform Commercial Code of the state in which the Receivable is located or (ii) an "instrument" within the meaning of the Uniform Commercial Code of the state in which the Receivable is located, but only to the extent that such instrument was received as payment in respect of an "account" and is payable in full within 120 days past the invoice date relating to such "account"; (g) the Customer has not asserted that the Receivable, and neither the Borrower nor any Guarantor is aware that the Receivable, is subject to any setoff, net-out contract, offset, deduction, dispute, credit, counterclaim or other defense arising out of the transactions represented by the Receivables or independently thereof other than any of same arising in the ordinary course of business and for which adequate reserves have been established in accordance with generally accepted accounting principles, and the Customer has finally accepted the goods from the sale out of which the Receivable arose and has not objected to its liability thereon or returned, rejected or repossessed any of such goods, except for complaints made or goods returned in the ordinary course of business for which, in the case of goods returned, goods of equal or greater value have been shipped in return; (h) the Receivable arose in the ordinary course of business of the Borrower or any of the Guarantors; (i) the Customer is not (x) the United States government or the government of any state or political subdivision thereof or therein, or any agency or department of any thereof or (y) an Affiliate of the Borrower or any subsidiary of any thereof;

(j) the Customer is a United States, Puerto Rican or Canadian person or an obligor in the United States, Puerto Rico or Canada; (k) the Receivable complies with all material requirements of all applicable laws and regulations, whether Federal, state or local (including, without limitation, usury laws and laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy); (l) to the knowledge of the Borrower or any Guarantor after reasonable investigation, the Receivable is in full force and effect and constitutes a legal, valid and binding obligation of the Customer enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equity principles; (m) the Receivable is denominated in and provides for payment by the Customer in United States (or in the case of a Receivable where the applicable Customer is a Canadian person, Canadian or United States) dollars; and (n) the Receivable has not been and is not required to be charged off or written off as uncollectible in accordance with generally accepted accounting principles or the customary business practice of the Borrower or any Guarantor unless adequate reserves have been established therefor in accordance with generally accepted accounting principles. Notwithstanding the foregoing, all Receivables of any single Customer which, in the aggregate, exceed 10% of the total Eligible Receivables at the time of any such determination shall be deemed not to be Eligible Receivables to the extent of such excess.

          "Environmental Claim" shall mean any written notice of violation,
           -------------------
claim, demand, abatement or other order by any governmental authority or any person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or deed or use restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden, accidental or nonaccidental Releases), of, or exposure to, any substance, chemical, material, pollutant, contaminant, odor or audible noise or other release or emission in, into or onto the environment (including, without limitation, the air, ground, water or any surface) at, in, by or from any of the properties of the Borrower, any Guarantor or any of their respective subsidiaries, (ii) the environmental aspects of the transportation, storage, treatment or disposal of materials in connection with the operation of any of the properties of the Borrower, any Guarantor or any of their respective subsidiaries or (iii) the violation, or alleged violation by the Borrower, any Guarantor or any of their respective subsidiaries, of any statutes, ordinances, orders, rules, regulations, Permits or licenses of or from any governmental authority, agency or court relating to environmental matters connected with any of the properties of the Borrower, any Guarantor or any of their respective subsidiaries, under any applicable Environmental Law.

          "Environmental Laws" shall mean the Comprehensive Environmental
           ------------------
Response, Compensation, and Liability Act (42 U.S.C. Sec. 9601 et seq.), the
                                                               -- ---
Hazardous Material Transportation Act (49 U.S.C. Sec. 1801 et seq.), the
                                                           -- ---
Resource Conservation and Recovery Act (42 U.S.C. Sec. 6901 et seq.), the
                                                            -- ---
Federal Water Pollution Control Act (33 U.S.C. Sec. 1251 et seq.), the Oil
                                                         -- ---
Pollution Act of 1990 (P.L. 101-380), the Safe Drinking Water Act (42
U.S.C. Sec. 300(f), et seq.), the Clear Air Act (42 U.S.C. Sec. 7401 et seq.),
                    -- ---                                           -- ---
the Toxic Substances Control Act, as amended (15 U.S.C. Sec. 2601 et seq.),
                                                                  -- ---
the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sec. 136 et
                                                                           --
seq.), and the Occupational Safety and Health Act (29 U.S.C. Sec. 651 et
---                                                                --
seq.), as such laws have been and hereafter may be amended or supplemented,
---
and any related or analogous present or future Federal, state, local or foreign statutes, rules, regulations, ordinances, licenses, permits and interpretations and orders of regulatory and administrative bodies.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

          "ERISA Affiliate" shall mean any trade or business (whether or
           ---------------
not incorporated) which together with the Borrower or any of its subsidiaries would be treated as a single employer under the provisions of Title I or Title IV of ERISA.

          "Eurodollar Lending Office" means, with respect to any Lender,
           -------------------------
the office of such Lender specified as its "Eurodollar Lending Office" opposite its name in Schedule 2.02 hereto (or, if no such office is
                     -------------
specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "Eurodollar Loan" shall mean a Loan bearing interest based on the
           ---------------
Adjusted Eurodollar Rate in accordance with Article II hereof.

          "Eurodollar Rate" shall mean, with respect to any Eurodollar Loan
           ---------------
for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which United States dollar deposits approximately equal in principal amount to the Eurodollar Loan of the Agent and for a maturity equal to the applicable Interest

Period are offered in immediately available funds to the Agent by leading banks in the New York interbank market for Eurodollars at approximately 10:00 a.m. New York City time, two Business Days prior to the first day of such Interest Period.

          "Event of Default" shall have the meaning assigned such term in
           ----------------
Article VIII hereof.

          "Financial Officer" shall mean, with respect to any person, the
           -----------------
chief financial officer, Vice-President - Finance, Treasurer or Assistant Treasurer of such person.

          "Fiscal Year" shall mean the fiscal year of the Borrower for
           -----------
accounting purposes which ends on September 30 of each year.

          "Foreign Subsidiaries" shall mean Milgray/Toronto, Inc., a
           --------------------
corporation organized and existing under the laws of Ontario, Canada and all other direct or indirect subsidiaries or Affiliates of the Borrower or the Guarantors now or hereafter existing that are incorporated or organized in a jurisdiction outside of the United States of America.

          "Guarantee" shall mean any obligation, contingent or otherwise,
           ---------
of any person guaranteeing or having the economic effect of guaranteeing any Indebtedness or obligation of any other person in any manner, whether directly or indirectly, and including, without limitation, any obligation of such person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital, available cash or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include
              --------  -------
endorsements for collection or deposit, in either case in the ordinary course of business.

          "Guarantor" shall mean each subsidiary and Affiliate of a Credit
           ---------
Party executing and delivering this Agreement or which becomes a Guarantor after the date hereof pursuant to Section 6.11 hereof.

          "Hazardous Material" shall mean any pollutant, contaminant,
           ------------------
chemical, or industrial or hazardous, toxic or dangerous waste, substance or material, defined or regulated as such in (or for purposes of) any Environmental Law and any other toxic, reactive, or flammable chemicals, including (without limitation) any asbestos, any petroleum (including crude oil or any fraction), any radioactive substance and any polychlorinated biphenyls; provided, in the
                                                         --------
event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided, further, to the extent
                                          --------  -------
that the applicable laws of any state establish a meaning for "hazardous material," "hazardous substance," "hazardous waste," "solid waste" or "toxic substance" which is broader than that specified in any Environmental Law, such broader meaning shall apply.

          "Indebtedness" shall mean, with respect to any person, (a) all
           ------------
obligations of such person for borrowed money, or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such person for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue, (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (e) all payment obligations of such person with respect to interest rate or currency protection agreements, (f) all obligations of such person as an account party under any letter of credit or in respect of bankers' acceptances, (g) all Indebtedness of any third party secured by property or assets of such person (regardless of whether or not such person is liable for repayment of such Indebtedness), (h) all Capitalized Lease Obligations,
(i) all Guarantees of such person and (j) the redemption price of all redeemable preferred stock issued after the date hereof of such person, but only to the extent that such stock is redeemable at the option of the holder or requires sinking fund or similar payments at any time prior to the Revolving Credit Termination Date.

          "Information" shall have the meaning assigned to such term in
           -----------
Section 11.11 hereof.

          "Interest Coverage Ratio" shall mean, with respect to any person
           -----------------------
for any period, the ratio of (i) EBIT for such period, to (ii) the Interest Expense of such person for such period. For purposes hereof, EBIT shall mean with respect to any person for any period the sum of (i) Net Income,
(ii) Interest Expense and (iii) federal, state, local and foreign income taxes, in each case of such person on a Consolidated basis for such period, computed and calculated in accordance with generally accepted accounting principles applied on a consistent basis.

          "Interest Expense" shall mean, with respect to any person for any
           ----------------
period, the interest expense of such person during such period determined on a Consolidated basis in accordance with generally accepted accounting principles consistently applied, and shall in any event include, without limitation, (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any Capitalized Lease Obligation allocable to interest expense, (iv) all fixed or calculable dividend payments on preferred stock and (v) payments of interest expense in kind.

          "Interest Payment Date" shall mean (i) in the case of any Loan,
           ---------------------
the last Business Day of each month commencing November 30, 1995, and (ii) with respect to any Eurodollar Loan the last day of the Interest Period applicable thereto.

          "Interest Period" shall mean as to any Eurodollar Loan, the
           ---------------
period (subject to availability) commencing on the date of commencement of such Eurodollar Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3, 4 or 6 months thereafter, as the Borrower may elect with respect to its Eurodollar Loans; provided, however, that
                                                --------  -------
(w) if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (x) no Interest Period with respect to any Revolving Credit Loan shall end later than the Revolving Credit Termination Date and (y) interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          "Inventory" shall mean raw materials, work in process and
           ---------
finished goods, whether now owned or hereafter acquired.

          "Lender" shall have the meaning assigned to such term in the
           ------
preamble to this Agreement.

          "Letter of Credit" shall have the meaning assigned to such term
           ----------------
in Section 3.01 hereof.

          "Letter of Credit Exposure" shall mean at any time the sum of
           -------------------------
(a) the aggregate undrawn amount of all outstanding Letters of Credit and
(b) the aggregate amount of all drawings under Letters of Credit for which the Lenders shall not have been reimbursed as provided in Section 3.02 hereof.

          "Leverage Ratio" with respect to the Borrower and its
           --------------
subsidiaries at the end of any fiscal quarter shall mean the ratio of Total Unsubordinated Liabilities to Tangible Net Worth.

          "Leverage Ratio Level" shall have the meaning assigned to such
           --------------------
term in Section 2.06 hereof.

          "LIBOR Margin" shall have the meaning assigned to such term in
           ------------
Section 2.05(b) hereof.

          "Lien" shall mean, with respect to any asset, (i) any mortgage,
           ----
lien, pledge, encumbrance, charge or security interest in or on such asset,
(ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset, (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities or (iv) any other right of or arrangement with any creditor to have his claim satisfied out of such assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

          "Loan" shall mean any Revolving Credit Loan.
           ----

          "Loan Documents" shall mean, collectively, this Agreement, the
           --------------
Notes, any pledge agreements executed and delivered pursuant to Section
6.11 hereof, any Letter of Credit, any application for any Letter of Credit, any Acceptance Draft, the Agent's fee letter, and any documents, agreements or instruments executed and delivered in connection with any thereof, as each may be supplemented, modified, amended or restated from time to time in the manner provided herein or therein.

          "Margin Stock" shall have the meaning assigned such term in
           ------------
Regulation U.

          "Material Adverse Effect" shall mean any material adverse effect,
           -----------------------
individually or in the aggregate, on (i) the business, assets, prospects, operations or financial or other condition of the Borrower and its subsidiaries, taken as a whole, (ii) the ability of the Borrower and its subsidiaries, taken as a whole, to perform or pay the Obligations in accordance with the terms hereof or (iii) the ability of the Borrower and its subsidiaries, taken as a whole, to conduct business substantially as conducted on the Closing Date.

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined
           ------------------
in Section 4001(a)(3) of ERISA.

          "Net Amount of Eligible Inventory" shall mean, at any time, (i)
           --------------------------------
the aggregate value, computed at the lower of cost (on a moving average cost method, which approximates the FIFO basis) and current market value, of Eligible Inventory, less (ii) $500,000.
                       ----

          "Net Amount of Eligible Receivables" shall mean and include the
           ----------------------------------
gross amount of Eligible Receivables less (i) sales, excise or similar taxes and (ii) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

          "Net Income" shall mean, with respect to any person for any
           ----------
period, the aggregate Consolidated income (or loss) of such person for such period equal to net revenues and other proper income less the aggregate for such person of any and all items that are treated as expenses under generally accepted accounting principles, and less Federal, state and local income taxes, but excluding any extraordinary gains or any gains from the sale or disposition of assets other than in the ordinary course of business, all computed and calculated in accordance with generally accepted accounting principles applied on a consistent basis.

          "Net Worth" shall mean, at any time, the sum of (i) Tangible Net
           ---------
Worth plus (ii) Consolidated Subordinated Indebtedness of the Borrower, in
      ----
each case at such time.

          "Notes" shall mean the Revolving Credit Notes of the Borrower,
           -----
executed and delivered as provided in Section 2.04 hereof.

          "Obligations" shall mean all obligations, liabilities and
           -----------
indebtedness of the Borrower and the Guarantors to the Lenders and the Agent, whether now existing or hereafter created, direct or indirect, due or not, whether created directly or acquired by assignment, participation or otherwise, with respect to the Loan Documents, the principal of and interest on the Revolving Credit Loans, reimbursement obligations with respect to and drawings under any Letter of Credit and any Acceptance Draft, and the payment or performance of all other obligations, liabilities, and indebtedness owed by any of them to any Lender or any Agent under this Agreement or any other Loan Document including, without limitation, all fees, costs, expenses and indemnity obligations hereunder and thereunder.

          "Other Indebtedness" shall have the meaning assigned to such term
           ------------------
in Section 7.02(xxi) hereof.

          "Other Taxes" shall have the meaning assigned to such term in
           -----------
Section 2.16(b) hereof.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.
           ----

          "Pension Plan" shall mean any Plan which is subject to the
           ------------
provisions of Title IV of ERISA.

          "Permits" shall have the meaning assigned to such term in
           -------
Section 4.16 hereof.

          "person" shall mean any natural person, corporation, business
           ------
trust, association, company, joint venture, partnership or government or any agency or political subdivision thereof.

          "Plan" shall mean any employee plan within the meaning of
           ----
Section 3(3) of ERISA and which is maintained (in whole or in part) for employees of the Borrower, any subsidiary or any ERISA Affiliate.

          "Pricing Grid" shall have the meaning set forth in Section 2.06
           ------------
hereof.

          "Prior Credit Agreement" shall mean the Credit Agreement dated as
           ----------------------
of September 29, 1993 among the Borrower, the Guarantors named therein, the Agent and the Lenders named therein, as amended from time to time prior to the Closing Date.

          "Puerto Rican Banks" shall have the meaning set forth in Section
           ------------------
7.02 hereof.

          "Puerto Rican Indebtedness Conditions" shall mean the following
           ------------------------------------
conditions precedent to the incurrence of Indebtedness pursuant to
Section 7.02(xviii) from Puerto Rican Banks: (i) the Agent and the Lenders shall have given their written consent indicating that the terms and conditions of all documentation creating, evidencing or governing such Indebtedness are reasonably satisfactory to the Agent and the Lenders (it being understood that provisions granting the Puerto Rican Banks a contractual right of setoff against deposits of the Borrower with such Banks are acceptable to the Agent and the Lenders), (ii) no intercompany transactions (other than investments in capital stock and loans and advances permitted under this Agreement) between the Borrower and Milgray Electronics/P.R., Inc. shall remain outstanding, (iii) the Agent and the Banks shall have received an opinion of counsel to the Borrower and Milgray Electronics/P.R., Inc. (which counsel may be special counsel to such persons in connection with the subject matter covered thereby) in form and substance satisfactory to the Agent and the

Lenders, to the effect that no Lien exists with respect to any of the cash, cash equivalents or Puerto Rican Securities of the Borrower or Milgray Electronics/P.R., Inc. that are on deposit with any of the Puerto Rican Banks (it being understood that an opinion of Rivera, Tulla & Ferrer in the form of Exhibit G hereto shall be acceptable to the Agent and the Lenders)
        ---------
and (iv) the Agent and the Banks shall have received a certificate in form and substance satisfactory to the Agent and the Banks from a duly authorized officer of each of the Puerto Rican Banks stating that to the best of his or her knowledge, such deposits are not subject to any Lien.

          "Puerto Rican Securities" shall have the meaning set forth in
           -----------------------
Section 7.02 hereof.

          "Receivables" shall mean and include all of the Borrower's and
           -----------
its Consolidated subsidiaries' (to the extent such subsidiaries have become Guarantors) accounts, instruments, documents, chattel paper and general intangibles, whether secured or unsecured, whether now existing or hereafter created or arising.

          "Register" shall have the meaning assigned to such term in
           --------
Section 11.03(e) hereof.

          "Regulation D" shall mean Regulation D of the Board, as the same
           ------------
is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Regulation G" shall mean Regulation G of the Board, as the same
           ------------
is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Regulation T" shall mean Regulation T of the Board, as the same
           ------------
is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Regulation U" shall mean Regulation U of the Board, as the same
           ------------
is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Regulation X" shall mean Regulation X of the Board, as the same
           ------------
is from time to time in effect, and all official rulings and interpretations thereunder.

          "Release" shall mean any releasing, spilling, leaking, seepage,
           -------
pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, in each case as defined in any Environmental Law, and shall include any "Threatened Release," as defined in any Environmental Law.

          "Remedial Work" shall mean any investigation, site monitoring,
           -------------
containment, cleanup, removal, restoration or other remedial work of any kind or nature with respect to any property of the Borrower or its subsidiaries (whether such property is owned, leased, subleased or used), including, without limitation, with respect to Contaminants and the Release thereof.

          "Reportable Event" shall mean a Reportable Event as defined in
           ----------------
Section 4043(c) of ERISA.

          "Required Lenders" shall mean Lenders having 66-2/3% of the Total
           ----------------
Revolving Credit Commitment.

          "Responsible Officer" shall mean, with respect to any person, any
           -------------------
vice president or president, or the chief financial officer or controller, of such person.

          "Revolving Credit Commitment" shall mean, with respect to any
           ---------------------------
Lender, the Revolving Credit Commitment of such Lender as set forth in
Schedule 2.01, as the same may be reduced from time to time pursuant to
Section 2.08 hereof.

          "Revolving Credit Commitment Fee" shall have the meaning set
           -------------------------------
forth in Section 2.07(a).

          "Revolving Credit Loan" shall mean a Revolving Credit Loan made
           ---------------------
pursuant to Sections 2.01 and 2.02 hereof.

          "Revolving Credit Notes" shall mean the Revolving Credit Notes of
           ----------------------
the Borrower, executed and delivered as provided in Section 2.04 hereof, in substantially the form of Exhibit A hereto.

          "Revolving Credit Termination Date" shall mean December 31, 1998.
           ---------------------------------

          "Standby Letter of Credit Commission" shall have the meaning
           -----------------------------------
assigned to such term in Section 3.06 hereof.

          "Subordinated Indebtedness" shall mean, with respect to the
           -------------------------
Borrower or any Guarantor, Indebtedness subordinated in right of payment to such person's monetary obligations under this Agreement, which by its terms shall not mature or be subject to any mandatory prepayment or amortization of principal prior to the Revolving Credit Termination Date and all of whose terms and provisions shall be satisfactory to the Required Lenders as evidenced by their prior written consent to the creation of such Indebtedness.

          "subsidiary" shall mean, with respect to any person (the
           ----------
"parent"), any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent.

          "Swiss Volksbank Guarantee" shall have the meaning assigned such
           -------------------------
term in Section 7.02(xx) hereof.

          "Tangible Net Worth" shall mean the total of all assets appearing
           ------------------
on the Consolidated balance sheet of the Borrower prepared in accordance with generally accepted accounting principles, after deducting therefrom (without duplication of deductions):

          (i) the total of all items which would properly be included as liabilities on a balance sheet, determined in accordance with generally accepted accounting principles (including, without limitation, Subordinated Indebtedness, reserves for liabilities, fixed or contingent, deferred income taxes, obsolescence, depletion, insurance, and inventory valuation and all other reserves of any kind); and

          (ii) the book value of all assets appearing on such balance sheet which would be treated as intangibles under generally accepted accounting principles, including, without limitation, goodwill, long term deferred taxes, trademarks, trade names, patents, copyrights and licenses.

          "Total Revolving Credit Commitment" shall mean the sum of the
           ---------------------------------
Lenders' Revolving Credit Commitments, as the same may be reduced from time to time pursuant to Section 2.08 hereof.

          "Total Unsubordinated Liabilities" shall mean, with respect to
           --------------------------------
any person, the total of all items which would properly be included as liabilities on a Consolidated balance sheet, determined in accordance with generally accepted accounting principles consistently applied, excluding Subordinated Indebtedness, capital stock, additional paid in capital, capital surplus, retained earnings, minority interests and contingency reserves.

          "Transactions" shall have the meaning assigned such term in
           ------------
Section 4.02.

          Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under generally accepted accounting principles in effect from time to time in the United States applied on a basis consistent with those used in preparing the financial statements referred to in Section 6.05 hereof; provided, however, that each reference in Article VII hereof, or in the
--------  -------
definition of any term used in Article VII hereof, to generally accepted accounting principles shall mean generally accepted accounting principles as in effect on the date hereof.


II.  THE LOANS

          SECTION 2.01.  Revolving Credit Commitments.  Subject to the
                         ----------------------------
terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make Revolving Credit Loans to the Borrower, at any time and from time to time from the date hereof to the Revolving Credit Termination Date, or until the earlier termination of its Revolving Credit Commitment in accordance with the terms hereof, in an aggregate principal amount at any time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment set forth opposite its name in Schedule 2.01 hereto, as such Revolving Credit
                           -------------
Commitment may be reduced from time to time in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the sum of
(i) the aggregate principal amount of Revolving Credit Loans outstanding at any time to Borrower, (ii) the Letter of Credit Exposure and (iii) the Acceptance Draft Exposure, shall not exceed the lesser of the amount of Borrowing Base and the Total Revolving Credit Commitment. The Revolving Credit Commitment of each Lender shall automatically and permanently terminate on the Revolving Credit Termination Date.

          Within the foregoing limits, Borrower may borrow, repay (or, subject to the provisions of Section 2.10 hereof, prepay) and reborrow, on and after the date hereof and prior to the Revolving Credit Termination Date, subject to the terms, provisions and limitations set forth herein, including, without limitation, the requirement that no Revolving Credit Loan shall be made hereunder if the amount thereof exceeds the Availability outstanding at such time.

          SECTION 2.02.  Loans.  (a)  The Revolving Credit Loans made by
                         -----
the Lenders on any date shall be in minimum aggregate principal amounts of $525,000 and in integral multiples of $100,000 in excess thereof; provided,
                                                                  --------
however, that, unless otherwise agreed in writing by all of the Lenders,
-------
the Eurodollar Loans made on any date must be in a minimum aggregate principal amount of $2,100,000.

          (b) Loans shall be made ratably by the Lenders in accordance with their respective Revolving Credit Commitments; provided, however, that
                                                    --------  -------
the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder. The initial Revolving Credit Loans shall be made by the Lenders against delivery of Revolving Credit Notes, payable to the order of the Lenders, as referred to in
Section 2.04 hereof.

          (c) Each Loan shall be either an Alternate Base Loan or a Eurodollar Loan as the Borrower may request pursuant to Section 2.03 hereof. Each Lender may fulfill its obligations under this Agreement by causing its Applicable Lending Office to make such Loan; provided that the
                                                         --------
exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the term of the applicable Note. Loans of more than one type and Interest Period may be outstanding at the same time.

          (d) Subject to the provisions of paragraph (e) below, each Lender shall make its Revolving Credit Loans on the proposed dates thereof by paying the amount required to the Agent in New York, New York in immediately available funds not later than 12:00 noon (or one hour after Fleet Bank and First Union are both notified of the request for such Loan, whichever is later), New York City time, and the Agent shall as soon as practicable, but in no event later than 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower with the Agent in immediately available funds or, if Loans are not to be made on such date because any condition precedent to a borrowing herein specified is not met, return the amounts so received to the respective Lenders.

          (e) The Borrower shall, with respect to any Loan, have the right at any time upon prior irrevocable written, telex or facsimile notice to the Agent given in the manner and at the times specified in Section 2.03 hereof with respect to the Loans into which conversion or continuation is to be made, to convert all or any portion of Eurodollar Loans into Alternate Base Loans, to convert all or any portion of Alternate Base Loans into Eurodollar Loans (specifying the Interest Period to be applicable thereto), to convert the Interest Period with respect to all or any portion of any Eurodollar Loan to be continued as such to another permissible Interest Period on the last day of such Interest Period (effective the following day), and to continue all or any portion of any Loans into a subsequent Interest Period of the same duration, subject to the terms and conditions of this Agreement and to the following:

               (i) in the case of a conversion or continuation of fewer than all the Loans, the aggregate principal amount of (x) any portion of a Eurodollar Loan converted into an Alternate Base Loan shall not be less than $525,000 and in integral multiples of $100,000 in excess thereof; provided, however, that the remaining
                                      --------  -------
          portion of such Eurodollar Loan shall not be less than $2,100,000, (y) any portion of a Eurodollar Loan continued shall not be less than $2,100,000 and (z) all or any portion of an Alternate Base Loan converted into a Eurodollar Loan shall not be less than $2,100,000 and in integral multiples of $100,000 in excess thereof;

              (ii) each conversion shall be effected by each Lender by applying the proceeds of the new Loan to the Loan (or portion thereof) being converted; accrued interest on a Eurodollar Loan (or portion thereof) being converted or continued shall be paid by the Borrower at the time of conversion or continuation;

             (iii) if any Eurodollar Loan is converted at any time other than the end of an Interest Period applicable thereto, the Borrower shall make such payments associated therewith as are required pursuant to Section 2.13 hereof;

              (iv) any portion of the Revolving Credit Loan which is subject to an Interest Period ending on a date that is less than one month prior to the Revolving Credit Termination Date may not be converted into, or continued as, a Eurodollar Loan and shall be automatically converted at the end of such Interest Period into an Alternate Base Loan; and

               (v) no Default or Event of Default shall have occurred and be continuing.

          The Interest Period applicable to any Eurodollar Loan resulting from a conversion shall be specified by the Borrower in the irrevocable notice of conversion delivered pursuant to this Section; provided, however,
                                                         --------  -------
that if no such Interest Period shall be specified, the Borrower shall be deemed to have selected an Interest Period of three months' duration. If the Borrower shall not have given timely notice to continue any Eurodollar Loan into a subsequent Interest Period (and shall not otherwise have given notice to convert such Loan), such Loan (unless repaid or required to be repaid pursuant to the terms hereof) shall, subject to (iv) and (v) above, automatically be continued into a new Interest Period of three months' duration. The Agent shall promptly advise the Lenders of any notice given pursuant to this

Section and of each Lender's portion of the continuation or conversion hereunder.

          SECTION 2.03.  Notice of Loans.  The Borrower will give the Agent
                         ---------------
irrevocable telephonic notice (immediately confirmed in writing) of each borrowing (including, without limitation, a refinancing or conversion as permitted by Section 2.02(e) hereof) not later than (i) in the case of Eurodollar Loans, 12:00 noon (New York City time) two Business Days before a proposed borrowing and (ii) in the case of Alternate Base Loans, 12:00 noon (New York City time) on the Business Day of the proposed borrowing or conversion. Such notice shall specify (w) whether the Loans then being requested are to be Alternate Base Loans or Eurodollar Loans, (x) the date of such borrowing (which shall be a Business Day) and the amount thereof and (y) if such Loans are to be Eurodollar Loans, the Interest Period with respect thereto. If no election as to the type of Loan is specified in any such notice, all such Loans shall be Alternate Base Loans. If no Interest Period with respect to any Eurodollar Loan is specified in any such notice, then an Interest Period of three months' duration shall be deemed to have been selected. The Agent shall promptly advise (but in any event, by 12:30 p.m., New York City time, two Business Days before a Eurodollar Loan or by 12:30 p.m., New York City time, on the same Business Day in the case of an Alternate Base Loan) the Lenders of any notice given pursuant to this
Section 2.03 and of each Lender's portion of the requested borrowing.

          SECTION 2.04.  Notes; Repayment of Loans.  (a)  All Revolving
                         -------------------------
Credit Loans made by a Lender shall be evidenced by a single Revolving Credit Note, duly executed on behalf of Borrower, dated the Closing Date, in substantially the form of Exhibit A hereto, delivered and payable to such Lender in a principal amount equal to its Revolving Credit Commitment in respect of the Borrower on such date.

          (b) The outstanding principal balance of each Revolving Credit Loan, as evidenced by any such Revolving Credit Note, shall mature and be due and payable on the Revolving Credit Termination Date. Each Revolving Credit Note shall bear interest from its date on the outstanding principal balance thereof, as provided in Section 2.05 hereof.

          (c) Each Lender shall, and is hereby authorized by Borrower to, endorse on the schedule attached to the Revolving Credit Note of such Lender (or on a continuation of such schedule attached to such Note and made a part thereof) an appropriate notation evidencing the date and amount of each Loan to Borrower from such Lender, as well as the date and amount of each payment and prepayment with respect thereto; provided, however,
                                                     --------  -------
that the
failure of any person to make such a notation on a Note shall not affect any obligations of Borrower under such Note. All advances and payments made pursuant to this Agreement and the other Loan Documents may be recorded by each Lender on its books and records, and such books and records shall be conclusive as to the existence and amounts thereof absent manifest error.

          SECTION 2.05.  Interest on Loans.  (a)  Subject to the provisions
                         -----------------
of Section 2.09 hereof, the portion of each Alternate Base Loan funded by Chemical Bank, as Lender ("Chemical") commencing (X) prior to January 1, 1997 and (Y) at any time when the sum of (i) the aggregate amount of Revolving Credit Loans outstanding made by Chemical, (ii) Chemical's portion of the Letter of Credit Exposure and (iii) Chemical's portion of the Acceptance Draft Exposure (such sum being referred to hereinafter as the "Benchmark Exposure") is less than or equal to $18,000,000 shall bear interest at a rate per annum equal to the Alternate Base Rate less .55% and the portion of each Alternate Base Loan funded by the Lenders other than Chemical shall bear interest at a rate per annum equal to the Alternate Base Rate. Subject to the provisions of Section 2.09 hereof, each Alternate Base Loan funded by any Lender commencing (X) after December 31, 1996 (whether or not such Loan was funded prior thereto) or (Y) at any time when the Benchmark Exposure is in excess of $18,000,000 shall bear interest at a rate per annum equal to the Alternate Base Rate; provided, however,
                                                      --------  -------
that those Alternate Base Loans funded by Chemical prior to January 1, 1997 and at a time when the Benchmark Exposure was less than or equal to $18,000,000 shall continue to bear interest at a rate per annum equal to the Alternate Base Rate less .55% through December 31, 1996 pursuant to the previous sentence hereof.

          (b)  Subject to the provisions of Section 2.09 hereof, the portion of each Eurodollar Loan funded by Chemical commencing (X) prior to January 1, 1997 and (Y) at a time when the Benchmark Exposure is less than or equal to $18,000,000 shall bear interest at a rate per annum equal to the Adjusted Eurodollar Rate plus .70% and the portion of each Eurodollar Loan funded by the Lenders other than Chemical shall bear interest at a rate per annum equal to the Adjusted Eurodollar Rate plus the LIBOR Margin determined pursuant to the Pricing Grid contained in Section 2.06 hereof (the "LIBOR Margin"). Subject to the provisions of Section 2.09 hereof, each Eurodollar Loan funded by any Lender commencing (X) after December 31, 1996 (whether or not such Loan was funded prior thereto) or (Y) at any time when the Benchmark Exposure is in excess of $18,000,000 shall bear interest at a rate per annum equal to the Adjusted Eurodollar Rate plus the applicable LIBOR Margin; provided, however, that those Eurodollar Loans
                         --------  -------
funded by Chemical prior to January 1, 1997 and at a time when the Benchmark Exposure was less than or equal to $18,000,000 shall continue to
bear interest at a rate per annum equal to the Adjusted Eurodollar Rate plus .70% through December 31, 1996 pursuant to the previous sentence hereof.

          (c) Interest on each Loan shall be payable in arrears on each applicable Interest Payment Date and on the Revolving Credit Termination Date, and on demand thereafter. Interest on each Alternate Base Loan and Eurodollar Loan shall be computed based on the number of days elapsed in a year of 360 days. The Agent shall determine each interest rate applicable to the Loans and shall promptly advise the Borrower and the Lenders of the interest rate so determined.

          (d) It is the intention of the Lenders and the Borrower that the interest (as defined under applicable law) on the Loans, Letter of Credit advances and Acceptance Drafts that may be charged to, collected from or received from the Borrower shall not exceed the maximum rate permissible under applicable law. Accordingly, anything in this Agreement, any Note or any other Loan Document to the contrary notwithstanding, in the event any interest (as so defined) is charged to, collected from or received from the Borrower by the Lenders pursuant hereto or thereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied to the reduction of the outstanding principal balance of the Loans and the other Obligations (without any prepayment premium or penalty), and any portion of such excess payment remaining after payment and satisfaction in full of the Obligations shall be returned by the Lenders to the Borrower.

          SECTION 2.06.   Rate Adjustments.  Subject to the provisions of
                          ----------------
Section 2.05 hereof, the (a) LIBOR Margin for Revolving Credit Loans,
(b) Standby Letter of Credit Commission (as defined in Section 3.06) for standby Letters of Credit and (c) Acceptance Draft Commission (as defined in Section 3.08) for Acceptance Drafts shall be adjusted on a quarterly basis based upon the Leverage Ratio of the Borrower and its subsidiaries on a Consolidated basis. On the Closing Date, the applicable LIBOR Margin, Standby Letter of Credit Commission and Acceptance Draft Commission shall be .75%, .875%, and .75%, respectively, and thereafter for each fiscal quarter commencing with the fiscal quarter ending September 30, 1995 shall be determined pursuant to the grid below (the "Pricing Grid") for the periods and at the Leverage Ratio Levels (the "Leverage Ratio Levels") indicated on the Pricing Grid.

                                Pricing Grid
                                ------------


                     Leverage Ratio     Leverage Ratio    Leverage Ratio
                     --------------     --------------    --------------
                     Level 1            Level 2           Level 3
                     -------            -------           -------

 LIBOR Margin        .75%               1.00%             1.25%
 Standby Letter of   .875%              1.125%            1.375%
 Credit Commission

 Acceptance Draft    .75%               1.00%             1.25%
 Commission


                     Leverage Ratio     Leverage Ratio    Leverage Ratio
                     --------------     --------------    --------------
                     Level 1            Level 2           Level 3
                     -------            -------           -------

 Closing Date -      Leverage Ratio     Leverage Ratio    Leverage Ratio
 9/29/96             is less than or    is greater than   is equal to or
                     equal to 1.75:1    1.75:1 but less   greater than
                                        than 1.90:1       1.90:1

 9/30/96-9/29/97     Leverage Ratio     Leverage Ratio    Leverage Ratio
                     is less than or    is greater than   is equal to or
                     equal to 1.60:1    1.60:1 but less   greater than
                                        than 1.75:1       1.75:1

 9/30/97 and         Leverage Ratio     Leverage Ratio    Leverage Ratio
 thereafter          is less than or    is greater than   is equal to or
                     equal to 1.50:1    1.50:1 but less   greater than
                                        than 1.65:1       1.65:1


Provided that no Event of Default shall have occurred and be continuing, such adjustments, if applicable, (i) shall become effective (and shall pertain, as appropriate, to each new Eurodollar Loan funded, each new standby Letter of Credit issued and each new Acceptance Draft created thereafter) five (5) business days after the receipt by the Agent and the Lenders of the financial statements and certificates required to be delivered pursuant to Sections 6.05(a), (b) and (d) hereof, as applicable, together with a certificate signed by a Financial Officer of the Borrower demonstrating the calculation of the Leverage Ratio, all such statements and certificates to be in form and substance satisfactory to the Agent and the Lenders, and (ii) shall remain in effect until five (5) Business Days after the receipt by the Agent and the Lenders of the applicable financial statements and certificates for the succeeding fiscal period; provided,
                                                              --------
however, that if such financial statements
-------
together with such certificates are not submitted to the Agent and the Lenders pursuant to this Section 2.06 and Section 6.05 hereof, the applicable LIBOR Margin, Standby Letter of Credit Commission and Acceptance Draft Commission shall be those provided for at Leverage Ratio Level 3 above.

          The LIBOR Margin, Standby Letter of Credit Commission and Acceptance Draft Commission shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

          SECTION 2.07.  Commitment and Other Fees.  (a)  The Borrower
                         -------------------------
shall pay each Lender, through the Agent, on each January 1, April 1, July 1 and October 1, and on the Revolving Credit Termination Date, in immediately available funds, a commitment fee (the "Revolving Credit Commitment Fee") of 1/4 of 1% per annum on the daily unused amount of the Revolving Credit Commitment of such Lender (it being understood that for purposes of calculating such unused amount, the unused amount of such Lender's Revolving Credit Commitment shall be reduced by an amount equal to such Lender's pro rata share of the Letter of Credit Exposure and Acceptance Draft Exposure), during the quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Termination Date) ending on such date. The commitment fees due to each Lender under this Section 2.07(a) shall commence to accrue on the date hereof and cease to accrue on the earlier of (i) the Revolving Credit Termination Date and (ii) the termination of the Revolving Credit Commitment of such Lender pursuant to Section 2.08 hereof.

          (b) The Borrower shall pay each Lender on or before the Closing Date a facility fee of 1/10 of 1% of such Lender's Revolving Credit Commitment.

          (c) All fees under this Section 2.07 shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

          SECTION 2.08.  Termination and Reduction of Revolving Credit
                         ---------------------------------------------
Commitments.  (a)  Upon at least three Business Days prior irrevocable
-----------
written, telex or facsimile notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Revolving Credit Commitment, ratably among the Lenders in accordance with the amounts of their respective Revolving Credit Commitments. Each partial reduction of the Total Revolving Credit Commitment shall be in a minimum of $1,000,000 and an integral multiple of $1,000,000.

          (b) Simultaneously with any termination or reduction of the Total Revolving Credit Commitment pursuant to paragraph

(a) of this Section 2.08, the Borrower shall pay to each Lender, through the Agent, the Revolving Credit Commitment Fee on the amount of the Revolving Credit Commitment of such Lender so terminated or reduced owed to the date of such termination or reduction.

          SECTION 2.09.  Interest on Overdue Amounts; Alternate Rate of
                         ----------------------------------------------
Interest.  (a)  If Borrower shall default in the payment of the principal
--------
of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to the date of actual payment (after as well as before judgment) at a rate per annum equal to the Alternate Base Rate plus 3%.

          (b) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan the Agent shall have determined that dollar deposits in the amount of each Eurodollar Loan are not generally available in the New York interbank market, or that the rate at which dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining such Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Eurodollar Rate, the Agent shall as soon as practicable thereafter give written, telex or facsimile notice of such determination to the Borrower and the Lenders, and any request by Borrower for the making of a Eurodollar Loan pursuant to
Section 2.03 hereof or conversion or continuation of any Loan into a Eurodollar Loan pursuant to Section 2.02(e) hereof shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for an Alternate Base Loan except to the extent that the Borrower shall have notified the Agent in writing that it does not desire such notice to be deemed as a request for an Alternate Base Loan (in which case such notice shall be deemed to be cancelled). Each determination by the Agent made hereunder shall be conclusive absent manifest error.

          (c) After notice from the Lenders during the continuance of any Event of Default prior to maturity, and at all times on or after maturity, the Loans shall bear additional interest on the unpaid principal balance of the Loans and the Borrower shall pay to the Lenders additional fees respecting the Letters of Credit and Acceptance Drafts (in each case computed on the basis of the actual number of days elapsed and a year of 360 days) outstanding from time to time during such period(s) at a rate equal to 3.00% per annum, which amounts shall be payable by the Borrower in addition to the regular interest payments, Letter of Credit fees and Acceptance Draft discounts required under this Agreement, and shall be paid at the same times as the regular interest payments on the Loan required pursuant to this Agreement, subject, however, to the maximum rate permissible by applicable law as provided in
Section 2.05(d).

          SECTION 2.10.  Prepayment of Loans.  (a)  Subject to the terms
                         -------------------
and conditions contained in this Section 2.10 and elsewhere in this Agreement, Borrower shall have the right to prepay any Loan at any time in whole or from time to time in part; provided, however, that each such
                                    --------  -------
partial prepayment of a Loan shall be in an integral multiple of $250,000 and in the case of a Eurodollar Loan shall occur only on the last day of an Interest Period.

          (b) Without limiting the generality of the first sentence of paragraph (c) below, on the date of any termination or reduction of the Total Revolving Credit Commitment pursuant to Section 2.08(a) hereof, Borrower shall pay or prepay so much of the Revolving Credit Loans as shall be necessary in order that the Availability equals or exceeds zero following such termination or reduction. Any prepayments required by this paragraph (b) shall be applied to outstanding Alternate Base Loans up to the full amount thereof before they are applied to outstanding Eurodollar Loans.

          (c) Borrower shall make prepayments of the Revolving Credit Loans from time to time such that the Availability equals or exceeds zero at all times. Any prepayments required by this paragraph (c) shall be applied to outstanding Alternate Base Loans up to the full amount thereof, to outstanding Eurodollar Loans (provided that no such prepayment shall be required until the last day of the Interest Period with respect thereto so
                                                                        --
long as an amount equal to such prepayment is deposited by the Borrower
---- --
into a cash collateral account with the Agent to be held in such account pursuant to terms satisfactory to the Required Lenders) and then as cash collateral for outstanding Letters of Credit and Acceptance Drafts up to the full amount of the Letter of Credit Exposure and Acceptance Draft Exposure then existing, such cash collateral to be held by the Agent on terms and pursuant to documents satisfactory in all respects to the Required Lenders.

          (d) When making a prepayment, whether mandatory or otherwise, pursuant to paragraph (a) or (b) above, the Borrower shall furnish to the Agent, not later than 12:00 noon (New York City time) on the day of such prepayment (or in the case of Eurodollar Loans five Business Days prior to the date of such prepayment), a written, telex or facsimile (or telephonic, promptly confirmed in writing) notice of prepayment which shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid, which notice shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount stated therein on the date stated therein. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

          (e) All prepayments and other payments made pursuant to this Agreement shall be subject to Section 2.13 hereof, whether as a result of the provisions of this Agreement, miscalculation, consent of the Lenders, change in circumstance, acceleration of the Obligations or otherwise.

          (f) Except as otherwise expressly provided in this Section 2.10, payments with respect to any paragraph of this Section 2.10 are in addition to payments made or required to be made under any other paragraph of this
Section 2.10 or any provision of this Agreement or any other Loan Document.

          SECTION 2.11.  Reserve Requirements; Change in Circumstances.
                         ---------------------------------------------
(a) Notwithstanding any other provision herein, if after the date of this Agreement (or in the case of any assignee, the date of assignment) any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall: (i) subject the Agent or any Lender (which shall for the purpose of this Section include any assignee or lending office of the Agent or any Lender) to any tax with respect to any amount paid or to be paid by either the Agent or any Lender with respect to any Eurodollar Loans made by a Lender to Borrower (other than (x) taxes imposed on the overall net income of the Agent or such Lender and (y) franchise taxes imposed on the Agent or such Lender, in either case by the jurisdiction in which such Lender or the Agent has its principal office or its lending office with respect to such Eurodollar Loan or any political subdivision or taxing authority of either thereof); (ii) change the basis of taxation of payments to any Lender or the Agent of the principal of or interest on any Eurodollar Loan or any other fees or amounts payable hereunder (other than taxes imposed on the overall net income of such Lender or the Agent by the jurisdiction in which such Lender or the Agent has its principal office or by any political subdivision or taxing authority therein); (iii) impose, modify or deem applicable any reserve, special deposit or similar requirement (other than any change by way of imposition or increase of reserve requirements, in the case of Eurodollar Loans, included in the Eurodollar Reserves used to calculate any then applicable Adjusted Eurodollar Rate) against assets of, deposits with or for the account of, or loans or loan commitments extended by, such Lender; or (iv) impose on any Lender or the New York interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to any such Lender of making or maintaining any Eurodollar Loan, or to reduce the amount of any payment (whether of principal, interest or otherwise) receivable by such Lender or to require such Lender to make any payment in respect of any Eurodollar Loan, then Borrower shall pay to such Lender or the Agent, as the case may be, upon such Lender's or the Agent's demand, such additional amount or amounts as will compensate such Lender or the Agent for such additional costs or reduction. The Agent and each Lender agree to give notice to the Borrower and the Agent of any such change in law, regulation, interpretation or administration with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the Transactions. Notwithstanding anything contained herein to the contrary, nothing in clauses (i) or (ii) of this Section 2.11(a) shall be deemed to (x) permit the Agent or any Lender to recover any amount thereunder which would not be recoverable under Section 2.16 hereof or (y) require the Borrower to make any payment of any amount to the extent that such payment would duplicate any payment made by the Borrower pursuant to
Section 2.16 hereof.

          (b) If, after the date of this Agreement, any Lender shall have determined that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority,central bank or comparable agency, has or will have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) then from time to time, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each Lender agrees to give notice to Borrower and the Agent of any adoption of, change in, or change in interpretation or administration of, any such law, rule, regulation or guideline with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the Transactions.

          (c) A statement of each Lender or the Agent setting forth such amount or amounts, supported by calculations in reasonable detail, as shall be necessary to compensate such Lender (or the Agent) as specified in paragraphs (a) and (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender or the Agent the amount shown as due on any such statement within 10 days after its receipt of the same.

          (d) Failure on the part of any Lender or the Agent to demand compensation for any increased costs, reduction in amounts received or receivable with respect to any Interest Period or reduction in the rate of return earned on such Lender's capital, shall not constitute a waiver of such Lender's or the Agent's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in rate of return in such Interest Period or in any other Interest Period. The protection under this Section 2.11 shall be available to each Lender and the Agent regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender or the Agent for compensation.

          (e) Any Lender claiming any additional amounts payable pursuant to this Section 2.11 agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, any such additional amounts and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

          SECTION 2.12.  Change in Legality.  (a)  Notwithstanding anything
                         ------------------
to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations to make Eurodollar Loans as contemplated hereby, then, by written notice to Borrower and to the Agent, such Lender may:

               (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon the Borrower shall be prohibited from requesting Eurodollar Loans from such Lender hereunder unless such declaration is subsequently withdrawn; and

              (ii) require that all outstanding Eurodollar Loans, as the case may be, made by it be converted to Alternate Base Loans, in which event (A) all such Eurodollar Loans shall be automatically converted to Alternate Base Loans as of the effective date of such notice as provided in paragraph (b) below and (B) all payments of principal which would otherwise have been applied to repay the converted Eurodollar Loans shall instead be applied to repay the Alternate Base Loans resulting from the conversion of such Eurodollar Loans.

          (b) For purposes of Section 2.12(a) hereof, a notice to the Borrower by any Lender shall be effective, if lawful, on the last day of the then current Interest Period or, if there are then two or more current Interest Periods, on the last day of each such Interest Period, respectively; otherwise, such notice shall be effective with respect to Borrower on the date of receipt by Borrower.

          SECTION 2.13.  Indemnity.  Borrower shall indemnify each Lender
                         ---------
against any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain any Loan or part thereof as a Eurodollar Loan or maintain any Acceptance Draft which such Lender may sustain or incur as a consequence of the following events (regardless of whether such events occur as a result of the provisions of this Agreement, the consent of the Lenders, the occurrence of an Event of Default or the exercise of any right or remedy of the Agent or the Lenders under this Agreement, any other Loan Document or applicable law): any failure of Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article V applicable to it, any failure of Borrower to borrow hereunder after irrevocable notice of borrowing pursuant to
Section 2.03 hereof has been given, any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of the relevant Interest Period, any repayment of an Acceptance Draft on a date prior to its maturity, any default in payment or prepayment of the principal amount of any Eurodollar Loan or Acceptance Draft or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise). Such loss or reasonable expense respecting Eurodollar Loans shall include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow), at the applicable rate of interest for such Loan provided for herein over (ii) the redeployment rate (bid side) of the Agent for Eurodollar Loans with comparable maturities for comparable periods. Any such Lender shall provide to Borrower and the Agent a statement, signed by an officer of such Lender, explaining any loss or expense and setting forth, if applicable, the computation pursuant to the preceding sentence, and such statement shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such statement within 10 days after the receipt of the same.

          SECTION 2.14.  Pro Rata Treatment.  (a)  Except as permitted
                         ------------------
under Section 2.12 hereof, and except for any payment, reimbursement or other indemnity to any Lender or other indemnified person under Section 2.11, 2.12, 2.13, 2.16, 3.04, 3.05, or 11.04 hereof, each borrowing, each payment or prepayment of principal of the Notes, each payment of interest on the Notes, each payment of any fee or other amount payable hereunder and each reduction of the Total Revolving Credit Commitment shall be made pro rata among the Lenders in the proportions that their Revolving Credit Commitments bear to the Total Revolving Credit Commitment.

          (b) Unless the Agent shall have been notified in writing by any Lender prior to the time the Lender is required to fund any proposed borrowing that such Lender will not make the amount that would constitute its pro rata share of the borrowing on such date available to the Agent, the Agent may (assuming that the Agent has furnished such Lender with notice of the proposed borrowing as required under Section 2.03 hereof) assume that such Lender has made such amount available by such Lender to the Agent on such date, and the Agent may, in reliance upon such assump-tion, make available to the Borrower a corresponding amount. If such amount is made available by such Lender to the Agent on a date after such borrowing date, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal funds rate during such period as quoted by the Agent, times (ii) the amount of such Lender's pro rata share of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Lender's pro rata share of such borrowing shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's pro rata share of such borrowing is not in fact made available to the Agent by such Lender within three Business Days of such borrowing date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to the relevant Loans hereunder, on demand, from the Borrower.

          SECTION 2.15.  Sharing of Setoffs.  Each Lender agrees that if it
                         ------------------
shall, through the exercise of a right of banker's lien, setoff or counterclaim against Borrower or Guarantor, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of a Note held by it as a result of which the unpaid principal portion of the Notes held by it shall be proportionately less than the unpaid principal portion of the Notes held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Notes held by such other Lender with the purchase price payable in cash upon demand by such other Lender, so that the aggregate unpaid principal amount of the Notes and participations in Notes held by it shall be in the same proportion to the aggregate unpaid principal amount of all Notes then outstanding as the principal amount of the Notes held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Notes outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or
              --------  -------
adjustments shall be made pursuant to this Section 2.15 and such other Lender shall thereafter receive or recover from or respecting the Borrower or any Guarantor any amount in respect of a Note proportionally greater than that received by the first Lender, such purchase or purchases or adjustments shall be repurchased and rescinded to the extent of such receipt or recovery and the purchase price or prices paid or adjustments made shall be repaid or restored, as applicable, without interest; provided, that, if such disproportionate amount received or recovered by
--------  ----
such other Lender exceeds the amount necessary to restore the Lenders' respective pro rata shares, then this section shall apply to such excess. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Note deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by Borrower to such Lender as fully as if such Lender held a Note in the amount of such participation.

          SECTION 2.16.  Taxes.  (a)  Any and all payments by Borrower or
                         -----
any Guarantor hereunder shall be made, in accordance with Section 2.17 hereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings in any such case imposed by the United States or any political subdivision thereof, excluding:

               (i) in the case of the Agent and each Lender, taxes imposed or based on its net income, and franchise or capital taxes imposed on it, (A) if the Agent or such Lender is organized under the laws of the United States or any political subdivision thereof and (B) if the Agent or such Lender is not organized under the laws of the United States or any political subdivision thereof, and its principal office or Applicable Lending Office is located in the United States, and in the case of both (A) and (B), withholding taxes payable with respect to payments to the Agent or such Lender, in either case by any jurisdiction in which it has at its principal office or Applicable Lending Office under laws (includ-ing, without limitation, any treaty, ruling, determination or regulation) in effect on the date hereof (or in the case of any assignee, on the date of its assignment), but not any increase in withholding tax resulting from any subsequent change in such laws (other than withholding with respect to taxes imposed or based on its net income or with respect to franchise or capital taxes),

              (ii) taxes (including withholding taxes) imposed by reason of the failure of the Agent or any Lender, in either case that is organized outside the United States, to comply with Section 2.16(f) hereof (or the inaccuracy at any time of the certificates, documents and other evidence delivered thereunder), and

             (iii) taxes (including withholding taxes) that would not have been imposed on the Agent or any Lender but for a connection between such Agent or Lender and the jurisdiction imposing such taxes (except to the extent that the liability for such taxes arises as a result of the fact that such person is a party to this Agreement)

(all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If Borrower or any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Agent, (x) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) Borrower or such Guarantor shall make such deductions and (z) Borrower or such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, Borrower and the Guarantors agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

          (c) Borrower and the Guarantors will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction (except as specified in clause (a)(i), (ii) and (iii)) on amounts payable under this
Section 2.16) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor. If any Lender receives a refund in respect of any Taxes or Other Taxes for which such Lender has received payment from Borrower hereunder, such Lender shall promptly notify Borrower of such refund and such Lender shall, within 30 days of receipt of a request by Borrower, repay such refund to Borrower, provided that Borrower, upon the request of such Lender, agrees to return such refund (plus any penalties, interest or other charges) to such Lender in the event such Lender is required to repay such refund.

          (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by a Borrower or Guarantor in respect of any payment to any Lender, the Borrower will furnish to the Agent, at its address referred to in Section 11.01 hereof, such certificates, receipts and other documents as may be reasonably required to evidence payment thereof.

          (e) Without prejudice to the survival of any other agreement hereunder, the agreements and obligations contained in this Section 2.16 shall survive the payment in full of principal and interest hereunder.

          (f) Each Lender that is organized outside of the United States shall deliver to Borrower on the date hereof (or, in the case of an assignee, on the date of the assignment) and from time to time as required for renewal under applicable law duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or any successor or additional forms), as appropriate, indicating in each case that such Lender is entitled to receive payments under this Agreement without any deduction or withholding of any United States federal income taxes. The Agent (if the Agent is an entity organized outside the United States) and each Lender that is organized outside the United States shall promptly notify Borrower and the Agent of any change in its

Applicable Lending Office and upon written request of Borrower such Lender shall, prior to the immediately following due date of any payment by Borrower or any Guarantor hereunder, deliver to Borrower or such Guarantor, as the case may be (with copies to the Agent), such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including without limitation Internal Revenue Service Form 4224, Form 1001 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-4(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Lender establishing that such payment is (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Lender of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. The Borrower shall be entitled to rely on such forms in their possession until receipt of any revised or successor form pursuant to this Section 2.16(f). If the Agent or a Lender fails to provide a certificate, document or other evidence required pursuant to this
Section 2.16(f), then (i) the Borrower shall be entitled to deduct or withhold on payments to the Agent or such Lender as a result of such failure, as required by law, and (ii) the Borrower shall not be required to make payments of additional amounts with respect to such withheld Taxes pursuant to clause (x) of Section 2.16(a) hereof to the extent such withholding is required solely by reason of the failure of the Agent or such Lender to provide the necessary certificate, document or other evidence.

          (g) Each Lender and Agent shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable pursuant to this
Section 2.16 (including seeking refunds of any amounts that are reasonably believed not to have been correctly or legally asserted); provided,
                                                          --------
however, that such efforts shall not include the taking of any actions by
-------
such Lender or Agent that would result in any tax, costs or other expense to such Lender or Agent (other than a tax, cost or other expense for which such Lender or Agent shall have been reimbursed or indemnified by the Borrower pursuant to this Agreement or otherwise) or any action which would or might in the reasonable opinion of such Lender or Agent have an adverse effect upon its business, operations or financial condition or otherwise be disadvantageous to such Lender or Agent.

          SECTION 2.17.  Payments and Computations.  Except as otherwise
                         -------------------------
provided herein, the Borrower shall make each payment under this Agreement or any other Loan Document no later than 1:00 p.m. (New York City time) on the day when due in lawful money of the United States (in freely transferable dollars) to the Agent at its offices at 7600 Jericho Turnpike, Woodbury, New

York 11797 for the account of the Lenders, in immediately available funds. The Agent will distribute promptly, and in any event no later than 5:00 p.m. (New York City time) on the same day, to each Lender such Lender's share (computed in accordance with the provisions of this Agreement) of each payment received by the Agent.


III.  LETTERS OF CREDIT AND ACCEPTANCES

          SECTION 3.01.  Issuance of Letters of Credit.  Upon the request
                         -----------------------------
of the Borrower, and subject to the conditions set forth in Article V hereof and such other conditions to the opening of Letters of Credit as the Agent requires of its customers generally, the Agent shall from time to time issue documentary or standby letters of credit (each, together with the letters of credit outstanding on the date hereof and set forth on
Schedule 3.01 annexed hereto, a "Letter of Credit") for the account of the Borrower, provided that the face amount of any Letter of Credit that the
          --------
Borrower may request the Agent to open shall not exceed the Availability outstanding at such time. The issuance of each Letter of Credit shall be made on at least one (1) Business Day's prior written notice from the Borrower to the Agent, at its Domestic Lending Office, which written notice shall be an application for a Letter of Credit on the Agent's customary form. The expiration date of any Letter of Credit shall not be later than one (1) year from the date of issuance thereof nor, in any event, later than the Revolving Credit Termination Date. The Letters of Credit shall be issued in respect of any transactions occurring in the Borrower's ordinary course of business.

          SECTION 3.02.  Payment in Respect of Letters of Credit;
                         ----------------------------------------
Reimbursement.  Upon the issuance of any Letter of Credit, the Agent shall
-------------
notify each Lender of the principal amount, the number, and the expiration date thereof and the amount of such Lender's participation therein. By the issuance of a Letter of Credit hereunder and without further action on the part of the Agent or the Lenders, each Lender hereby accepts from the Agent a participation (which participation shall be nonrecourse to the Agent) in such Letter of Credit equal to such Lender's pro rata (based on its Revolving Credit Commitment) share of such Letter of Credit, effective upon the issuance of such Letter of Credit. Each Lender hereby absolutely and unconditionally assumes, as primary obligor and not as a surety, and agrees to pay and discharge, and to indemnify and hold the Agent harmless from liability in respect of, such Lender's pro rata share of the amount of any drawing under a Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations in each Letter of Credit issued by the Agent and its obligation to make the payments specified herein, and the right of the Agent to receive the same, in the manner specified herein, are absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of an Event of Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. The Agent shall review, on behalf of the Lenders, each draft presented under a Letter of Credit and shall notify each Lender of any such presentment. Promptly after it shall have ascertained that any draft presented under such Letter of Credit appears on its face to be in substantial conformity with the terms and conditions of the Letter of Credit, the Agent shall give telephonic or facsimile notice to the Lenders and the Borrower of the receipt and amount of such draft and the date on which payment thereon will be made. The Borrower shall reimburse the Agent for the amount specified in such notice by no later than 11:00 a.m. (New York City time) on the date such payment is scheduled to be made. If the Borrower has not so discharged such reimbursement obligations and the Agent is unable to recover the required amount by debiting the Borrower's account (as hereinafter provided), the Agent shall give each Lender notice of any amount that remains unreimbursed, and each Lender shall promptly, but in any event within two hours of the receipt of such notice, pay the amounts required to the Agent in Woodbury, New York in immediately available funds, and the Agent, not later than 3:00 p.m. (New York City time) on such day, shall make the appropriate payment to the beneficiary. If the Lenders shall pay any draft presented under a Letter of Credit, then the Agent, on behalf of the Lenders, shall charge the general deposit account of the Borrower with the Agent for the amount thereof, together with the Agent's customary overdraft or similar fee in the event the funds available in such account shall not be sufficient to reimburse the Lenders for such payment. If the Lenders have not been reimbursed with respect to such drawing as provided above, the Borrower shall pay to the Agent, for the account of the Lenders, the amount of the drawing together with interest on such amount at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Alternate Base Rate plus 3% payable on demand. The obligations of the Borrower under this Section 3.02 to reimburse the Lenders and the Agent for all drawings under Letters of Credit shall be absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with their terms, irrespective of:

          (a) any lack of validity or enforceability of any Letter of Credit;

          (b) the existence of any claim, setoff, defense or other right which the Borrower or any other person may at any time have against the beneficiary under the Letter of

     Credit, the Agent or any Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense not otherwise waived hereunder based on the gross negligence or willful misconduct of the Agent or any Lender) or any other person in connection with this Agreement or any other transaction;

          (c) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided that payment by the Agent or any Lender under such
              --------
     Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or willful misconduct;

          (d) payment by the Agent or any Lender under any Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; provided that such
                                                         --------
     payment shall not have constituted gross negligence or willful misconduct; and

          (e) the existence, character, quantity, quality, condition, packing, value or delivery of any goods or other property relating to any Letter of Credit;

          (f)  the time, place, manner or order in which shipment is made;

          (g) the provisions of any insurance policy or any act or omission of any insurer, shipper, warehouseman, carrier, correspondent or other person;

          (h) any other circumstance or event whatsoever, whether or not similar to any of the foregoing; provided that such other circumstance
                                      --------
     or event shall not have been the result of gross negligence or willful misconduct of the Agent or any Lender.

          It is understood that in making any payment under any Letter of Credit (x) the Agent's and any Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including, without limitation, good faith reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (y) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, not be deemed willful misconduct or gross negligence of the Agent or any Lender.

          SECTION 3.03.  Actions of Agent.  Any Letter of Credit may, in
                         ----------------
the discretion of the Agent or its correspondents, be interpreted by them (to the extent not inconsistent with such Letter of Credit) in accordance with the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce, as adopted or amended from time to time, or any other rules, regulations and customs prevailing at the place where any Letter of Credit is available or the drafts are drawn or negotiated. The Agent and its correspondents may in good faith accept and act upon the name, signature, or act of any party purporting to be the executor, administrator, receiver, trustee in bankruptcy, or other legal representative of any party designated in any Letter of Credit in the place of the name, signature, or act of such party.

          SECTION 3.04.  Payments in Respect of Increased Costs.
                         --------------------------------------
(a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law), or any change in generally accepted accounting principles or regulatory accounting principles applicable to the Agent or any Lender, shall (i) impose, modify or make applicable to the Agent or any Lender any reserve, special deposit or similar requirement with respect to its obligations under this Article III or any Letter of Credit or Acceptance Draft, (ii) impose on the Agent or any Lender any other condition with respect to its obligations under this Article III or any Letter of Credit or Acceptance Draft, or (iii) subject the Agent or any Lender to any tax (other than (x) taxes imposed on the overall net income of the Agent or such Lender and (y) franchise taxes imposed on the Agent or such Lender, in either case by the jurisdiction in which the Agent or such Lender has its principal office or lending office or any political subdivision or taxing authority of any such jurisdiction), charge, fee, deduction or withholding of any kind whatsoever, and the result of any of the foregoing shall be to increase the cost to the Agent or such Lender of maintaining such Letter of Credit or Acceptance Draft or making any payment under such Letter of Credit or Acceptance Draft or this Article III or to reduce the amount of principal, interest or any fee or compensation receiv-able by the Agent or such Lender in respect of this Article III or such Letter of Credit or Acceptance Draft, then such additional amount or amounts as will compensate the

Agent or such Lender for such additional costs or reduction shall be paid to the Agent or such Lender by the Borrower. Each Lender agrees to give notice to the Borrower and the Agent of any such change in law, regulation, interpretation or administration with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the transactions contemplated in this Article III.

          (b) If, after the date of this Agreement, any Lender shall have determined reasonably and in good faith that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations under this Article III to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) then from time to time, the Borrower shall pay to such Lender such additional amount or amounts as will compensate the Agent or such Lender for such reduction. Each Lender agrees to give notice to the Borrower and the Agent of any adoption of, change in, or change in interpretation or administration of, any such law, rule, regulation or guideline with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the transactions contemplated hereby.

          (c) A certificate of the Agent or a Lender setting forth such amount or amounts, supported by calculations in reasonable detail, as shall be necessary to compensate the Agent or such Lender as specified in paragraphs (a) and (b) above shall be delivered to the Borrower and shall be conclusive and binding upon the Borrower absent manifest error. The Borrower shall pay the Agent or such Lender the amount shown as due on any such certificate within five (5) Business Days after its receipt of the same. In the event that such Lender or the Agent, as the case may be, determines that the Borrower has made a payment pursuant to a statement that contains a manifest error, and further determines that as a result thereof the Borrower has paid more than the amount necessary to compensate such Lender or the Agent as specified in paragraphs (a) and (b) above, such Lender or the Agent, as the case may be, shall promptly refund such excess amount to the Borrower. In the event that such Lender or the Agent, as the case may be, determines that it has received a refund of any additional costs of the type described in para-graph (a) above, such Lender or the Agent, as the case may be, shall promptly refund to the Borrower an amount (not to exceed the amount of the refund received by such Lender or the Agent) equal to the amount of compensation payments made by the Borrower pursuant to paragraph (a) above in respect of such additional costs.

          (d) Failure on the part of any Lender or the Agent to demand compensation for any increased costs, reduction in amounts received or receivable with respect to this Article III or any Letter of Credit or Acceptance Draft or reduction in the rate of return earned on such Lender's capital, in each case pursuant to paragraph (a) or (b) above, shall not constitute a waiver of the Agent's or such Lender's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in rate of return pursuant to paragraph (a) or (b) above. The protection under this Section 3.04 shall be available to each Lender and the Agent regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender or the Agent for compensation (but if such law, regulation or other condition is finally determined to be invalid or inapplicable, the Agent or Lenders shall promptly refund (without interest) all amounts paid under this Section 3.04 arising from such invalid or inapplicable law, regulation or other condition).

          SECTION 3.05.  Indemnity as to Letters of Credit.  The Borrower
                         ---------------------------------
hereby agrees to indemnify and hold harmless the Agent and the Lenders from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Agent or the Lenders may incur or suffer by reason of or in connection with the execution and delivery or assignment of, or payment under, any Letter of Credit, except only if and to the extent that any such claim, damage, loss, liability, cost or expense shall be caused by the willful misconduct or gross negligence of the Agent or any Lender performing its obligations respecting such Letter of Credit under this Agreement. Without limiting the foregoing, the Borrower further agrees to indemnify and hold harmless the Agent, its officers and directors, each person who controls the Agent within the meaning of
Section 15 of the Securities Act of 1933 or any applicable state securities law and their respective successors and assigns from and against any and all claims, damages, losses, liabilities, costs or expenses, joint or several, to which they or any of them may become subject under any federal or state securities law, rule or regulation, at common law or otherwise, insofar as such claims, damages, losses, liabilities, costs or expenses arise out of or are based upon the execution and delivery by the Agent of any Letters of Credit or the execution and delivery of any other document in connection therewith (but not including any claims, damages, losses, liabilities, costs or expenses arising from the gross negligence or willful misconduct of the Agent). The Borrower upon demand by the Agent at any time, shall reimburse the Agent for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing. The indemnities contained herein shall survive the expiration or termination of the Letters of Credit and this Agreement.

          SECTION 3.06.  Letter of Credit Fees.  The Borrower agrees to pay
                         ---------------------
to the Agent for the ratable benefit of the Lenders a letter of credit fee with respect to (i) standby Letters of Credit, equal to the product of (A) the Standby Letter of Credit Commission determined pursuant to the Pricing Grid contained in Section 2.06 hereof (the "Standby Letter of Credit Commission") and (B) the face amount of such standby Letter of Credit, which fee shall be paid at the time of issuance of such standby Letter of Credit, and (ii) documentary Letters of Credit, equal to 3/8% of the face amount thereof, which fee shall be paid at the time such documentary Letter of Credit is negotiated or cancelled.

          SECTION 3.07.  Acceptance Drafts.  (a)  Upon the terms and
                         -----------------
conditions hereof, the Borrower may, from time to time from the date hereof until the Revolving Credit Termination Date, request the Lenders to accept drafts in the form of Exhibit D (each an "Acceptance Draft" and,
                      ---------
collectively, the "Acceptance Drafts"), at the Borrower's election, provided that the face amount of any Acceptance Draft that the Borrower may request the Agent to create shall not exceed the Availability outstanding at such time.

          (b) The Borrower shall give the Agent telephonic notice (immediately confirmed in writing) of its request that the Agent accept such Acceptance Draft no later than 1:00 p.m. (New York City time) on the same day of such request (the "Acceptance Date"). Such notice shall contain the aggregate face amount (which shall be in minimum aggregate principal amounts of $1,000,000 and in integral multiples of $250,000 in excess thereof) and maturity date of such Acceptance Draft, which maturity date shall not be later than the earlier of (a) 30, 60, 90 or 120 days after the Acceptance Date of such Acceptance Draft, as Borrower shall designate, and (b) the Revolving Credit Termination Date. Such notices also shall describe the underlying goods and indicate their origin and destination points or provide other evidence of the underlying transaction in form and substance as may be acceptable to the Agent (it being understood that the form of notice attached hereto as Exhibit H is
                                                      ---------
acceptable to the Agent) to permit it to accurately complete the appropriate eligibility legend (i.e., "eligibility certificate") on the face of the Acceptance Draft. The Borrower shall promptly confirm such telephonic notices by telecopy and mailing an original signed notice. Each draft shall mature on a Business Day, which shall be at least 30 days after the Acceptance Date. No Acceptance Draft shall be dated or accepted more than 30 days before or more than 30 days after the date of the shipment of goods to which it relates. The Borrower hereby irrevocably authorizes the Agent to complete its Acceptance Draft in accordance with the instructions given pursuant to this Section 3.07. Any pre-signed drafts held by the Agent for completion shall not be affected by the departure of the signer as an authorized signatory of the Borrower, which drafts shall nevertheless remain valid and binding upon the Borrower for all purposes as if the signer's authority had continued in effect. (Such completion and presentment, however, shall not obligate the Agent to accept any such Acceptance Draft.)

          (c) Upon receipt of such notices from the Borrower, the Agent shall promptly notify each Lender of (i) its pro rata (based on its Revolving Credit Commitment) share of such Acceptance Draft, (ii) the maturity date of such Acceptance Draft and (iii) the Discount Rate and commission applicable to such Acceptance Draft, which shall be computed in accordance with Section 3.08 hereof. The Agent may decline to create any such Acceptance Draft if the Agent is not then providing such financing to its middle market customers with credit standings similar to Borrower's.

          (d) The Agent in its discretion at any time or from time to time may sell, rediscount or otherwise dispose of any Acceptance Draft without any notice or credit to or consent from the Borrower or any other Lender.

          (e) Each Acceptance Draft shall relate to one or more specific transactions involving the importation or exportation of goods or the domestic shipment of goods within the United States. The goods relating to each Acceptance Draft shall have a c.i.f. value equalling or exceeding the amount of the Acceptance Draft, shall be of good and merchantable quality, shall be fully insured in accordance with prudent industry practice and shall not be the subject of any security interest granted by the Borrower or any subsidiary. No other source shall have financed the transaction underlying the Acceptance Draft. The Borrower shall have procured all import, export and other licenses essential to the underlying transaction and shall have complied with all applicable laws pertaining to the underlying goods and transaction. Each Acceptance Draft shall qualify (upon acceptance) in all respects with the requirements for eligibility for discount of the Federal Reserve Banks of the United States. With regard to each Acceptance Draft presented, the Borrower represents and warrants to the Agent and the Lenders that, as of the date of presentment, the Acceptance Draft and underlying goods and transaction conform to the requirements of this subsection, and the Borrower covenants and agrees that they will continue to conform to those requirements for so long as the Acceptance Draft is outstanding.

          SECTION 3.08.  Payment of Acceptances.  The Agent shall notify
                         ----------------------
each Lender of the presentment to the Agent of any draft for acceptance hereunder, which notice shall include the amount of such draft and the maturity date thereof. Upon the acceptance of any Acceptance Draft, the Agent shall: (i) notify each Lender of the net proceeds thereof and the amount of such Lender's participation therein (acquired pursuant to the terms hereof) and (ii) credit the net proceeds thereof to the Borrower's account maintained with the Agent for such purpose. Such net proceeds shall be in an amount equal to the face amount of such Acceptance Draft less the applicable discount and commission. With respect to any
----
Acceptance Draft, the Acceptance Date of which is (X) prior to January 1, 1997 and (Y) at a time when the Benchmark Exposure is less than or equal to $18,000,000, such discount and commission shall be calculated as the product of (i) the face amount of such Acceptance Draft and (ii) the sum of
(A) the Discount Rate per annum of the Agent in effect on the Acceptance Date of such Acceptance Draft, and (B) a commission rate per annum equal to the sum of (i) the product of .70% and 48%, which shall be for the account of Chemical and (ii) the product of the applicable Acceptance Draft Commission determined pursuant to the Pricing Grid contained in Section
2.06 hereof (the "Acceptance Draft Commission") and 52%, which shall be for the accounts of the Lenders other than Chemical. With respect to any Acceptance Draft, (X) the Acceptance Date of which is later than December 31, 1996 or which matures after December 31, 1996, with respect to each day after December 31, 1996 or (Y) the Acceptance Date of which is at any time when the Benchmark Exposure is in excess of $18,000,000, such discount and commission shall be calculated as the product of (i) the face amount of the Acceptance Draft and (ii) the sum of (A) the Discount Rate per annum of the Agent in effect on the Acceptance Date of such Acceptance Draft, and (B) the applicable Acceptance Draft Commission; provided, however, that with
                                            --------  -------
respect to any Acceptance Draft, the Acceptance Date of which was prior to January 1, 1997 and at a time when the Benchmark Exposure was less than or equal to $18,000,000, the discount and commission will continue to be determined pursuant to the previous sentence hereof through December 31, 1996. The Discount Rate and applicable commission shall be calculated for each Acceptance Draft on the basis of the actual number of days from the Acceptance Date to maturity divided by 360. The funds, net of such discounts and commissions, so credited to the Borrower's account shall be immediately available to the Borrower, and the

Agent shall promptly notify the Borrower as to the amount of the net funds so credited. By acceptance of an Acceptance Draft and without further action on the part of the Agent or the Lenders, each Lender hereby accepts from the Agent a participation (which participation shall be nonrecourse to the Agent) in such Acceptance Draft equal to such Lender's pro rata (based on its Revolving Credit Commitment) share of such Acceptance Draft, effective upon the issuance of such Acceptance Draft. Each Lender hereby absolutely and unconditionally assumes, as primary obligor and not as a surety, and agrees to pay and discharge, and to indemnify and hold the Agent harmless from liability in respect of, such Lender's pro rata share of the amount of any payment of an Acceptance Draft. Each Lender acknowledges and agrees that its obligation to acquire participations in each Acceptance Draft accepted by the Agent and its obligation to make the payments specified herein, and the right of the Agent to receive the same, in the manner specified herein, are absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of an Event of Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. The Borrower shall reimburse the Agent for the amount to be paid on such Draft no later than 11:00 a.m. (New York City time) on the date such payment is scheduled to be made. If the Borrower has not so discharged such reimbursement obligation and the Agent is unable to recover the required amount by debiting the Borrower's account (as hereinafter provided), the Agent shall give each Lender notice of any amount that remains unreimbursed, and each Lender shall promptly, but in any event within two hours of receipt of such notice, pay the amounts required to the Agent in Woodbury, New York in immediately available funds. If the Lenders shall make any such payment upon the maturity of an Acceptance Draft, then the Agent, on behalf of the Lenders, shall charge the general deposit account of the Borrower with the Agent for the amount thereof, together with the Agent's customary overdraft or similar fee in the event the funds available in such account shall not be sufficient to reimburse the Lenders for such payment. If the Lenders have not been reimbursed with respect to such payment as provided above, the Borrower shall pay to the Agent, for the account of the Lenders, the amount of the payment together with interest on such amount at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Alternate Base Rate plus 3% payable on demand. The obligations of the Borrower under this Section 3.08 to reimburse the Lenders and the Agent for all payments made in respect of Acceptance Drafts shall be absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with their terms, irrespective of:

          (a)  any lack of validity or enforceability of any Acceptance
     Draft;

          (b) the existence of any claim, setoff, defense or other right which the Borrower or any other person may at any time have against the beneficiary under the Acceptance Draft, the Agent or any Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense not otherwise waived hereunder based on the gross negligence or willful misconduct of the Agent or any Lender) or any other person in connection with this Agreement or any other transaction;

          (c) any draft or other document presented in connection with any Acceptance Draft proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided that acceptance of or payment by
                                --------
     the Agent or any Lender of such Acceptance Draft shall not have constituted gross negligence or willful misconduct;

          (d) the existence, character, quantity, quality, condition, packing, value or delivery of any goods or other property relating to any Acceptance Draft;

          (e)  the time, place, manner or order in which shipment is made;

          (f) the provisions of any insurance policy or any act or omission of any insurer, shipper, warehouseman, carrier, correspondent or other person;

          (g) any other circumstance or event whatsoever, whether or not similar to any of the foregoing; provided that such other circumstance
                                      --------
     or event shall not have been the result of gross negligence or willful misconduct of any Agent or any Lender.

          It is understood that in making any payment in respect of any Acceptance Draft (x) the Agent's and any Lender's exclusive reliance on the documents presented to it in connection with such Acceptance Draft as to any and all matters set forth therein, including, without limitation, whether or not any document presented pursuant to such Acceptance Draft proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Acceptance Draft proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (y) any noncompliance in any immaterial respect of the documents presented in connection with such Acceptance Draft with the terms thereof shall, in each case, not be deemed willful misconduct or gross negligence of the Agent or any Lender.

          SECTION 3.09.  Ineligibility of Acceptance Drafts.  In the event
                         ----------------------------------
that any Acceptance Draft accepted pursuant to this Agreement does not, for reasons beyond the control of the Agent, comply at the time of its acceptance with applicable regulations of the Board governing bankers' acceptances and would not be eligible under such regulations for discount with a Federal Reserve lender or if for any other reason any Acceptance Draft is deemed by the Agent not eligible for discount, the Borrower will, upon receipt of written notice from the Agent, forthwith pay to the Agent any additional cost or costs, as determined by the Agent, incurred by the Agent (including, without limitation, any costs resulting from a higher discount rate upon disposition of such Acceptance Draft by the Agent, any funding costs resulting from a higher discount rate upon disposition of such Acceptance Draft by the Agent, reserve requirements or additional premium liability to the Federal Deposit Insurance Corporation) in connection with such Acceptance Draft on account of such noncompliance or ineligibility.

          SECTION 3.10.  Customary Fees.  The Borrower agrees to pay to the
                         --------------
Agent, solely for the Agent's own account, upon demand, its customary fees, from time to time in effect, in respect of Letters of Credit issued by the Agent. Such fees shall include all amendment fees, fees in respect of the examination of documents and fees for other administrative matters.

          SECTION 3.11.  Forms of Drafts.  Prior to the first presentation
                         ---------------
of drafts for acceptance hereunder the Borrower shall provide the Agent with a supply of Acceptance Drafts, in the form of Exhibit D each signed and endorsed, where appropriate, by a duly authorized officer of the Borrower. Upon request, the Borrower shall furnish a further supply of such Acceptance Drafts to the Agent.


IV.  REPRESENTATIONS AND WARRANTIES

          Each of the Credit Parties represents and warrants to each of the Lenders that:

          SECTION 4.01.  Organization, Legal Existence.  Each Credit Party
                         -----------------------------
and each of their subsidiaries are legal entities duly organized, validly existing and in good standing (except for Milgray/Connecticut, Inc., a Connecticut corporation) under the laws of the jurisdiction of their respective organization, have the requisite power and authority to own their property and assets and to carry on their business as now conducted and as currently proposed to be conducted and are qualified to do business in every jurisdiction where such qualification is required (all such jurisdictions being listed in Schedule
                                                                  --------
4.01 hereto).  Each of the Credit Parties has the corporate power to
----
execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party, and, in the case of the Borrower, to borrow hereunder and to execute and deliver the Notes.

          SECTION 4.02.  Authorization.  The execution, delivery and
                         -------------
performance by each of the Credit Parties of this Agreement and each of the other Loan Documents to which it is a party, the borrowings hereunder by the Borrower and the execution and delivery by the Borrower of the Notes (collectively, the "Transactions") (a) have been duly authorized by all
                    ------------
requisite corporate and, if required, stockholder action and (b) will not
(i) violate (A) any provision of law, statute, rule or regulation or the certificate or articles of incorporation or other applicable constitutive documents or the by-laws of the Credit Parties, or their subsidiaries, as the case may be, (B) any order of any court, or any rule, regulation or order of any other agency of government binding upon the Credit Parties, or their subsidiaries, or (C) any provisions of any material indenture, agreement or other instrument to which the Credit Parties, or their subsidiaries, or any of their respective properties or assets are or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any material indenture, agreement or other instrument referred to in (b)(i)(C) above or
(iii) result in the creation or imposition of any Lien of any nature whatsoever upon any property or assets of the Credit Parties, or their subsidiaries.

          SECTION 4.03.  Governmental Approvals.  No registration or filing
                         ----------------------
with consent or approval of, or other action by, any Federal, state or other governmental agency, authority or regulatory body is or will be required in connection with the Transactions, other than any which have been made or obtained.

          SECTION 4.04.  Binding Effect.  This Agreement and each of the
                         --------------
other Loan Documents to which it is a party constitutes a legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms. Each of the Notes, when duly executed and delivered, will constitute a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

          SECTION 4.05.  No Default; Material Adverse Change.  No Default
                         -----------------------------------
or Event of Default has occurred and is continuing.  Except as set forth in
Schedule 4.05 hereto, no event has occurred since September 30, 1994 that,
-------------
individually or when taken together with any other event(s), has had or could reasonably be expected to have a Material Adverse Effect.

          SECTION 4.06.  Litigation; Compliance with Laws; etc.  (a)
                         -------------------------------------
Except as set forth in Schedule 4.06(a) hereto, there are not any actions,
                       ----------------
suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of any Responsible Officer of any Credit Party, threatened against or affecting the Credit Parties or any of their subsidiaries or the businesses, assets or rights of the Credit Parties or any of their subsidiaries (i) which involve any of the Transactions or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5) that there will be an adverse determination and which, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (b)  Except as set forth in Schedule 4.06(b) hereto, neither the
                                      ----------------
Credit Parties nor any of their subsidiaries is in violation of any law, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality which violation and/or default could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          SECTION 4.07.  Financial Statements.  (a)  The Borrower has
                         --------------------
heretofore furnished to the Agent Consolidated balance sheets and statements of income and cash flows of the Borrower and its subsidiaries dated as of September 30, 1994 and for the Fiscal Year then ended audited by and accompanied by the opinion of independent public accountants. Such Consolidated balance sheets and statements of income and cash flows present fairly the Consolidated financial condition and results of operations of the Borrower and its subsidiaries as of the date and for the period indicated, and such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its subsidiaries, as of the date thereof. The financial statements referred to in this Section 4.07(a) have been prepared in accordance with generally accepted accounting principles consistently applied.

          (b) The Borrower has heretofore furnished to the Agent Consolidated balance sheets and statements of income and cash flows of the Borrower and its subsidiaries dated as of July 2, 1995 and for the nine (9) month period then ended prepared by management of the Borrower. Such balance sheets and statements of income and cash flows present fairly the Consolidated financial condition and results of operations of Borrower and its subsidiaries as of the date and for the period indicated, and such balance sheets and the notes thereto (if any) disclose all material liabilities direct or contingent to the extent required to be disclosed in accordance with generally accepted accounting principles, of the Borrower and its subsidiaries, as of the date thereof. The financial statements referred to in this Section 4.07(b) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except that they do not include all the footnote disclosure required by generally accepted accounting principles for complete financial statements), subject to normal year-end audit adjustments.

          (c) The Borrower has heretofore furnished to the Agent comparative consolidating balance sheets and statements of income of the Borrower and its subsidiaries dated as of September 30, 1994 and for the Fiscal Year then ended prepared by management of the Borrower and reported on by the independent public accountants that audited the financial statements referred to in Section 4.07(a) hereof in the Report of Independent Certified Public Accountants on Supplementary Information accompanying the audited financial statements referred to in Section 4.07(a) hereof. Such consolidating balance sheets and statements of income present fairly the consolidating financial condition and results of operations of the Borrower and its subsidiaries as of the date and for the period indicated, and such balance sheets disclose all direct, material liabilities of the Borrower and its subsidiaries, as of the date thereof. The financial statements referred to in this Section 4.07(c) have been prepared in accordance with generally accepted accounting principles consistently applied (except that they do not include any of the footnote disclosure required by generally accepted accounting principles for complete financial statements).

          SECTION 4.08.  Federal Reserve Regulations.  (a)  Neither the
                         ---------------------------
Credit Parties nor any of their subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

          (b) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regula-tions of the Board, including, without limitation, Regulation G, T, U or X thereof. If requested by any Lender, the Credit Parties or any of their subsidiaries shall furnish to such Lender a statement on Federal Reserve Form U-1 referred to in said Regulation U.

          SECTION 4.09.  Taxes.  Except as set forth in Schedule 4.09
                         -----                          -------------
hereto, the Credit Parties and each of their subsidiaries have filed or caused to be filed all Federal, state, local and foreign tax returns which are required to be filed by them, on or prior to the date hereof, other than tax returns in respect of taxes that (x) are not franchise, capital or income taxes, (y) in the aggregate are not material and (z) would not, if unpaid, result in the imposition of any material Lien on any property or assets of the Credit Parties or any of their subsidiaries. Except as set forth in Schedule 4.09 hereto, the Credit Parties and their subsidiaries
         -------------
have paid or caused to be paid all taxes shown to be due and payable on such filed returns or on any assessments received by them, other than (i) any taxes or assessments the validity of which such Credit Party or such subsidiary is diligently contesting in good faith by appropriate proceedings, and with respect to which such Credit Party or such subsidiary shall, to the extent required by generally accepted accounting principles consistently applied have set aside on its books adequate reserves and
(ii) taxes other than income, capital or franchise taxes that in the aggregate are not material and which would not, if unpaid, result in the imposition of any material Lien on any property or assets of the Credit Parties or any of their subsidiaries. Except as set forth in Schedule 4.09
                                                              -------------
hereto, no Federal income tax returns of the Credit Parties or any of their subsidiaries have been audited by the United States Internal Revenue Service for any Fiscal Year since the Fiscal Year ended December 31, 1983, and neither the Credit Parties nor any of their subsidiaries has as of the date hereof requested or been granted any extension of time to file any Federal, state, local or foreign tax return. Neither the Borrower nor any of its subsidiaries is party to or has any obligation under any tax sharing agreement.

          SECTION 4.10.  Employee Benefit Plans.  (A)  With respect to the
                         ----------------------
provisions of ERISA as to any Plan other than a Multiemployer Plan and with respect to the representations and warranties herein as made on the Closing Date solely for the eight year period preceding the Closing Date:

          (i)  Except as disclosed in Schedule 4.10 hereto, no Reportable
                                      -------------
Event has occurred or is continuing with respect to any Pension Plan.

         (ii) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan subject to Part 4 of Subtitle B of Title I of ERISA.

        (iii) Neither the Credit Parties nor any ERISA Affiliate is now, or has been during the preceding five years, obligated to contribute to a Pension Plan. Neither the Credit Parties nor any ERISA Affiliate has (A) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (B) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, (C) ceased making contributions to any Pension Plan subject to the provisions of
Section 4064(a) of ERISA to which the Credit Parties, any subsidiary thereof or any ERISA Affiliate made contributions or (D) been a party to any transaction or agreement under which the provisions of Section 4204 of ERISA were applicable.

         (iv) No notice of intent to terminate a Pension Plan has been filed, nor has any Plan been terminated pursuant to the provisions of
Section 4041(e) of ERISA.

          (v) The PBGC has not instituted proceedings to terminate (or appoint a trustee to administer) a Pension Plan and no event has occurred or condition exists which might constitute grounds under the provisions of
Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any such Plan.

         (vi) With respect to each Pension Plan that is subject to the provisions of Title I, Subtitle B, Part 3 of ERISA, the funding method used in connection with such Plan is acceptable under ERISA, and the actuarial assumptions and methods used in connection with funding such Pension Plan satisfy the requirements of Section 302 of ERISA. The assets of each such Pension Plan are at least equal to the present value of the greater of (i) accrued benefits (both vested and non-vested) under such Plan, or (ii) "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under such Plan, in each case as of the latest actuarial valuation date for such Plan (determined in accordance with the same actuarial assumptions and methods as those used by the Plan's actuary in its valuation of such Plan as of such valuation date). No such Pension Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived.

        (vii) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Credit Parties or any ERISA Affiliate, which could reasonably be expected to be asserted, against any Plan or the assets of any such Plan which could reasonably be expected to have a Material Adverse Effect. No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending or threatened against any fiduciary or any Plan. Except as disclosed in Schedule 4.10 hereto, none
                                               -------------
of the Plans or any fiduciary thereof (in its capacity as such) has been the direct or indirect subject of any audit or investigation by any governmental or quasi-governmental agency.

       (viii) All of the Plans comply currently, and have complied in the past, both as to form and operation, with their terms and with the provisions of ERISA and the Code, and all other applicable laws, rules and regulations; all necessary governmental approvals for the Plans have been obtained and a favorable determination as to the qualification under
Section 401(a) of the Code of each of the Plans which is an employee pension benefit plan (within the meaning of Section 3(2) of ERISA) has been made by the Internal Revenue Service and a recognition of exemption from federal income taxation under Section 501(a) of the Code of each of the funded employee welfare benefit plans (within the meaning of Section 3(1) of ERISA) has been made by the Internal Revenue Service, and nothing has occurred since the date of each such determination or recognition letter that would materially adversely affect such qualification.

          (B)  Except as set forth in Schedule 4.10, as at the Closing Date
                                      -------------
the Credit Parties have not incurred or caused to occur a complete or partial withdrawal from a Multiemployer Plan.

          SECTION 4.11.  No Material Misstatements.  No information,
                         -------------------------
report, financial statement, exhibit or schedule prepared or furnished by or on behalf of any Credit Party to the Agent or any Lender in connection with any of the Transactions or this Agreement, the Notes or any other Loan Documents or included therein contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          SECTION 4.12.  Investment Company Act; Public Utility Holding
                         ----------------------------------------------
Company Act.  Neither the Credit Parties nor any of their subsidiaries is
-----------
an "investment company" as defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940. Neither the Credit Parties nor any of their subsidiaries is a "holding company" as that term is defined in or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 4.13.  Use of Proceeds.  (a) All proceeds of the Credits
                         ---------------
to be extended on the Closing Date shall be used to refinance existing Indebtedness under the Prior Credit Agreement.

          (b) All proceeds of each Credit extended subsequent to the Closing Date shall be used to provide for the general working capital requirements of the Credit Parties.

          SECTION 4.14.  Subsidiaries and Affiliates.  As of the Closing
                         ---------------------------
Date, Schedule 4.14 hereto sets forth each direct and indirect subsidiary
      -------------
and each Affiliate of the Borrower and the other Credit Parties, its jurisdiction of incorporation, its capitalization and each beneficial and record holder of capital stock of each such subsidiary and Affiliate.

          SECTION 4.15.  Title to Properties; Possession Under Leases;
                         ---------------------------------------------
Trademarks.  (a)  The Credit Parties and each of their subsidiaries have
----------
good and marketable title to, or valid leasehold interest in, all of their respective properties and assets shown on the most recent balance sheet referred to in Section 4.07(a) hereof and all assets and properties acquired since the date of such balance sheet, except for such properties as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, and except for minor defects in title that do not interfere with the ability of the Credit Parties or any of their subsidiaries to conduct its business as now conducted. All such assets and properties are free and clear of all Liens other than those permitted by Section 7.01 hereof.

          (b) The Credit Parties and each of their subsidiaries have complied with all obligations under all leases to which they are a party and under which they are in occupancy, and all such leases are in full force and effect and the Credit Parties and each of their subsidiaries enjoy peaceful and undisturbed possession under all such leases.

          (c) The Credit Parties and each of their subsidiaries own or control all material trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and licenses which are necessary for the conduct of the business of the Credit Parties and each of their subsidiaries. Neither the Credit Parties nor any of their subsidiaries is infringing upon or otherwise acting adversely to any of such trademarks, trademark rights, trade names, trade name rights, copyrights, patent rights or licenses owned by any other person or persons. There is no claim or action by any such other person pending, or to the knowledge of any Responsible Officer of the Credit Parties or any subsidiary thereof, threatened, against the Credit Parties or any of their subsidiaries with respect to any of the rights or property referred to in this Section 4.15(c).

          SECTION 4.16.  Permits, etc.  The Credit Parties and each of
                         ------------
their subsidiaries possess all licenses, permits, approvals and consents, including, without limitation, all environmental, health and safety licenses, permits, approvals and consents (collectively, "Permits") of all
                                                          -------
Federal, state, local and foreign governmental authorities as required to conduct properly their business, each such Permit is and will be in full force and effect, the Credit Parties and each of their subsidiaries are in compliance in all material respects with all such Permits, and no event (including, without limitation, any violation of any law, rule or regulation) has occurred which allows the revocation or termination of any such Permit or any restriction thereon.

          SECTION 4.17.  Compliance with Environmental Laws.  Except as
                         ----------------------------------
disclosed in Schedule 4.17 hereto:  (i) the operations of the Credit
             -------------
Parties and their subsidiaries comply in all material respects with all applicable Environmental Laws; (ii) the Credit Parties and their subsidiaries and all of their present facilities or operations, as well as to the knowledge of the Credit Parties and their subsidiaries their past facilities or operations, are not subject to any judicial proceeding or administrative proceeding or any outstanding written order or agreement with any governmental authority or private party respecting (a) any Environmental Law, (b) any Remedial Work, or (c) any Environmental Claims arising from the Release of a Contaminant into the environment; (iii) to the best of the knowledge of the Credit Parties and their subsidiaries, none of their operations is the subject of any Federal or state investigation evaluating whether any Remedial Work is needed to respond to a Release of any Contaminant into the environment in violation of any Environmental Law; (iv) neither the Credit Parties nor any of their subsidiaries nor any predecessor of the Credit Parties or any of their subsidiaries has filed any notice under any Environmental Law indicating past or present treatment, storage, or disposal of a Hazardous Material or reporting a spill or Release of a Contaminant into the environment in violation of any Environmental Law; (v) to the best of the knowledge of the Credit Parties and their subsidiaries, neither the Credit Parties nor any of their subsidiaries has any contingent liability in connection with any Release of any Contaminant into the environment; (vi) none of the operations of the Credit Parties or any of their subsidiaries involves the generation, transportation, treatment or disposal of Hazardous Materials;
(vii) neither the Credit Parties nor any of their subsidiaries has disposed of any Contaminant by placing it in or on the ground or waters of any premises owned, leased or used by any of them and to the knowledge of the Credit Parties and their subsidiaries neither has any lessee, prior owner, or other person; (viii) no underground storage tanks or surface impoundments are on any property of the Credit Parties and their subsidiaries; and (ix) no Lien in favor of any governmental authority for (A) any liability under any Environmental Law or regulation, or
(B) damages arising from or costs incurred by such governmental authority in response to a Release of a Contaminant into the environment, has been filed or attached to the property of the Credit Parties and their subsidiaries.

          SECTION 4.18.  No Change in Credit Criteria or Collection
                         ------------------------------------------
Policies.  There has been no material change in credit criteria or
--------
collection policies concerning account receivables of the Credit Parties since September 30, 1994. All Eligible Receivables of the Credit Parties are valid, binding and enforceable obligations of account debtors and are not subject to any claims, defenses or setoffs, except to the extent same arise in the ordinary course of business and adequate reserves have been established therefor in accordance with generally accepted accounting principles.

          SECTION 4.19.  Franchise Agreements.  Neither the Credit Parties
                         --------------------
nor any of their subsidiaries or, to the knowledge of the Credit Parties, any other person is in default under any material provision of any franchise agreement or any other material agreement to which it is a party except, (x) in the case of any franchise agreement, a default resulting from payments to a supplier by a Credit Party beyond (but not later than 60 days beyond) the terms specified in such franchise agreement and (y) in the case of contracts with its customers which constitute material agreements, defaults the results of which when taken in the aggregate would not materially adversely effect the ability of the Borrower and its subsidiaries, taken as a whole, to conduct business substantially as conducted prior to the occurrence of such defaults.

          SECTION 4.20.  Financing Agreements.  Schedule 4.20 hereto sets
                         --------------------   -------------
forth all promissory notes, debentures and similar instruments and all credit, loan and similar financing agreements evidencing, creating or governing Indebtedness for borrowed money to which the Credit Parties or any of their subsidiaries is a party, and the Credit Parties have furnished to the Agent true and complete copies of all such instruments and agreements.

          SECTION 4.21.  No Overdue Obligations.  There exists no unpaid
                         ----------------------
and overdue Indebtedness of the Credit Parties or any of their subsidiaries other than: Indebtedness (A) the payment of which the Credit Parties or such subsidiary is diligently contesting in good faith by appropriate proceedings and with respect to which the Credit Parties or such subsidiary shall, to the extent required by generally accepted accounting principles consistently applied, have set aside on its books adequate reserves and (B) which, if unpaid, could not reasonably be expected to have a Material Adverse Effect.


V.  CONDITIONS OF CREDIT EVENTS

          The obligation of each Lender to extend Credits hereunder shall be subject to the following conditions precedent:

          SECTION 5.01.  All Credit Events.  On each date on which a Credit
                         -----------------
Event is to occur:

          (a) The Agent shall have received a notice of borrowing required by Section 2.03 hereof, application for a Letter of Credit required by
     Section 3.01 hereof or a notice of Borrower's request that Agent accept an Acceptance Draft required by Section 3.07 hereof.

          (b) The representations and warranties set forth in Article IV hereof and in any documents delivered herewith, including, without limitation, the Loan Documents, shall be true and correct in all material respects with the same effect as though made on and as of such date (except insofar as such representations and warranties relate expressly to an earlier date).

          (c) The Borrower shall be in compliance with all the terms and provisions contained herein on its part to be observed or performed, and at the time of and immediately after such Credit Event no Default or Event of Default shall have occurred and be continuing.

          (d) The Agent and the Lenders shall have received a certificate signed by the Financial Officer of the Borrower as to the compliance with (b) and (c) above.

          SECTION 5.02.  First Borrowing.  The obligations of the Lenders
                         ---------------
in respect of the first Credit Event hereunder is subject to the following additional conditions precedent:

          (a) Each Lender shall have received the favorable written opinion of counsel for each Credit Party, substantially in the form of Exhibit B hereto, dated the Closing Date, addressed to the Lenders and
     ---------
     satisfactory to the Agent.

          (b) The Agent shall have received (i) a certificate as to the good standing of each Credit Party from the Secretary of State or other appropriate official of the state or county of its organization or location, as appropriate, in each case dated as of a recent date; provided, however, that with respect to Milgray/Connecticut, Inc., a
     --------  -------
     certificate of good standing certified by an appropriate state official shall be delivered to the Agent by said Guarantor as soon as practicable and in any event within 30 Business Days following the first Credit Event instead of at the time of the first Credit Event;
     (ii) a certificate of the Secretary, Assistant Secretary or a Financial Officer of each Credit Party, dated as of the date hereof and certifying (A) that its certificate or articles of incorporation and its By-laws have not been amended since September 29, 1993 or, in the case of Credit Parties incorporated after September 29, 1993, since the date of incorporation thereof (or if there has been any such amendment, attaching a certified copy thereof), (B) that attached thereto is a true and complete copy of a resolution adopted by such person's Board of Directors authorizing the execution, delivery and performance of this Agreement, the Notes, the other Loan Documents and the Credit Events hereunder, as applicable, and that such resolution has not been modified, rescinded or amended and is in full force and effect and (C) as to the incumbency and specimen signature of each of such person's officers executing this Agreement, the Notes, or any other Loan Document delivered in connection herewith or therewith, as applicable; (iii) a certificate of another of such person's officers as to incumbency and signature of its Secretary, Assistant Secretary or Financial Officer, as applicable; and (iv) such other documents as the Agent or any Lender may reasonably request.

          (c) The Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 5.01 hereof, the conditions set forth in this Section 5.02 and that no Event of Default presently exists and no event (including, without limitation, any Credit Event hereunder) has occurred and is continuing which would constitute a Default.

          (d) Each Lender shall have received its Revolving Credit Note duly executed by the Borrower, payable to its order and otherwise complying with the provisions of Section 2.04 hereof and the Agent shall have received each other applicable Loan Document, each duly executed by the parties thereto.

          (e) The Agent shall have received for the benefit of the Lenders, and each Lender shall have had the opportunity to review and determined to be in form and substance satisfactory to them:

               (i) the aging of accounts of each Credit Party and a consolidated schedule of Inventory of the Credit Parties listed by manufacturer, each dated within 40 days of the Closing Date;

              (ii)  evidence of the compliance by the Borrower with Section
          6.03 hereof;

             (iii) the financial statements described in Section 4.07(b) hereof (each certified by a Financial Officer of the Borrower) and each of the agreements and instruments listed in
          Schedule 4.20 hereto and Schedule 7.02 hereto;
          -------------            -------------

              (iv) all shareholder agreements to which the Borrower or any other Credit Party is a party to the extent such agreements relate to such shareholder's interests in the Borrower or any other Credit Party;

               (v) the three largest (based on sales revenues) franchise agreements to which the Borrower is a party, and any other franchise agreements that the Agent may in its reasonable discretion designate;

              (vi) a schedule listing all franchise agreements to which the Borrower or any of its subsidiaries is a party; and

             (vii) if requested by the Agent or any Lender, copies of the most recent annual reports that were filed with the Internal Revenue Service on Treasury Form 5500 with respect to any Plan, together with certified financial statements (if any) for the Plan and any actuarial statements on Schedule B to such Form 5500.

          (f)  Intentionally Omitted
               ---------------------

          (g) Messrs. Kaye, Scholer, Fierman, Hays & Handler, counsel to the Agent, shall have received payment in full for all legal fees charged, and all costs and expenses incurred, by such counsel through the Closing Date in connection with the transactions contemplated under this Agreement and the other Loan Documents and instruments in connection herewith and therewith.

          (h) All legal and other matters in connection with the Transactions shall be satisfactory to the Agent, the Lenders and their respective counsel in their sole discretion. Without limiting the generality of the foregoing, the Agent, the Lenders and their respective counsel shall be satisfied that:

                 (i) the Transactions are in compliance with all applicable laws and regulations;

                (ii) all requisite third party consents (including, without limitation, consents with respect to the Credit Parties) to the Transactions have been received;

               (iii) there has been no material adverse change in the business, assets, operations, prospects or financial condition of the Credit Parties and their subsidiaries since September 30, 1994; and

                (iv) there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or threatened against or affecting the Borrower or any of its subsidiaries or any of their respective businesses, assets or rights which involve any of the Transactions.

          (i) The Borrower shall have executed and delivered to the Agent a disbursement authorization letter with respect to the disbursement of the proceeds of any Credits extended on the Closing Date, in form and substance satisfactory to the Agent.

          (j) The Lenders shall have received a certificate demonstrating compliance as of September 30, 1995 with the Borrowing Base in form satisfactory to the Lenders.

          (k) The Agent shall have received such other documents as the Lenders or the Agent or their respective counsel shall reasonably deem necessary.

          (l) The Agent and the Lenders shall have received payment of all fees owed to them by the Credit Parties under the Prior Credit Agreement, this Agreement or otherwise.

VI.  AFFIRMATIVE COVENANTS

          Each Credit Party covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, any amount under any Letter of Credit or Acceptance Draft or any fee, expense or amount payable hereunder or in connection with any of the Transactions shall be unpaid, it will, and will cause each of its subsidiaries and, with respect to Section 6.07 hereof, each ERISA Affiliate, to:

          SECTION 6.01.  Legal Existence.  Do or cause to be done all
                         ---------------
things necessary to preserve, renew and keep in full force and effect its legal existence.

          SECTION 6.02.  Businesses and Properties.  At all times do or
                         -------------------------
cause to be done all things necessary to: preserve, renew and keep in full force and effect the rights, licenses, Permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; maintain and operate such businesses in the same general manner in which they are presently conducted and operated; comply with all laws, rules, regulations and governmental orders (whether Federal, state or local) applicable to the operation of such businesses whether now in effect or hereafter enacted (including, without limitation, all applicable laws, rules, regulations and governmental orders relating to public and employee health and safety and all Environmental Laws) and with any and all other applicable laws, rules, regulations and governmental orders the lack of compliance with which could reasonably be expected to have a Material Adverse Effect, except to the extent that such Credit Party is diligently contesting the applicability or content thereof in good faith by appropriate proceedings and has established adequate reserves therefor to the extent required in accordance with generally accepted accounting principles; take all actions which may be required to obtain, preserve, renew and extend all Permits and other authorizations which are material to the operation of such businesses; and at all times maintain, preserve and protect all property material to the conduct of such businesses and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

          SECTION 6.03.  Insurance.  (a) Keep its insurable properties
                         ---------
adequately insured at all times by financially sound and reputable insurers, (b) maintain such other insurance, to such extent and against such risks, including fire, business interruption and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses, provided, however, that such insurance shall insure the
            --------  -------
property of the Borrower and its subsidiaries against all risk of physical damage, including, without limitation, loss by fire, explosion, theft, business interruption, fraud and such other casualties as may be reasonably satisfactory to the Agent and the Required Lenders, but in no event at any time in an amount less than replacement value, (c) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any of its subsidiaries, in such amount as the Agent and the Required Lenders shall reasonably deem necessary, and (d) maintain such other insurance as may be required by law or as may be reasonably requested by the Agent for purposes of assuring compliance with this Section 6.03, including, without limitation, insurance against risk of casualties caused by any Release of any Hazardous Materials to the extent required by law. All insurance covering tangible personal property of the Borrower or any subsidiary thereof shall provide that the Agent and each of the Lenders is an additional insured.

          SECTION 6.04.  Taxes.  Pay and discharge promptly when due all
                         -----
taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any part thereof, except to the extent that such taxes, assessments, governmental charges, levies or claims are being diligently contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with generally accepted accounting principles.

          SECTION 6.05.  Financial Statements, Reports, etc.  Furnish to
                         ----------------------------------
the Agent and each of the Lenders:

          (a) within 90 days after the end of each Fiscal Year, (i) a comparative Consolidated balance sheet and comparative Consolidated income statement showing the financial condition of the Borrower and its subsidiaries as of the close of such Fiscal Year and the results of their operations during such year, and (ii) a comparative Consolidated statement of shareholders' equity (with respect only to a Fiscal Year in which there is a change in shareholders' equity resulting from any reason other than earnings) and a comparative Con-solidated statement of cash flow for the year then ended, all the foregoing financial statements to be audited by independent public accountants of nationally recognized standing acceptable to the Agent and the Lenders (which report shall not contain any qualification except with respect to new accounting principles mandated by the Financial Accounting Standards Board), and to be in form and substance acceptable to the Agent; and comparative consolidating balance sheets and consolidating income statements showing the financial condition of the Borrower and its subsidiaries as of the close of such Fiscal Year and the results of their opera-tions during such year prepared by management of the Borrower and reported on by the independent public accountants referred to above;

          (b) within 45 days after the end of each of the first three (3) fiscal quarters of the Borrower, an unaudited condensed Consolidated balance sheet and an unaudited condensed Consolidated income statement showing the financial condition and results of operations of the Borrower and its subsidiaries as of the end of each such quarter, an unaudited condensed Consolidated statement of shareholders' equity (such statement of shareholders' equity shall only be required to be submitted to the Agent and each of the Lenders to the extent there is a change in shareholders' equity from the prior fiscal quarter end arising as a result of any reason other than the addition of the earnings or substraction of the losses of the Borrower and its subsidiaries) and an unaudited condensed Consolidated statement of cash flow for such fiscal quarter, in each case prepared by management of the Borrower under the supervision and direction of the chief financial officer of the Borrower and accompanied by a letter stating that such financial statements were prepared under the supervision and direction of the chief financial officer of the Borrower and confirming that such financial statements present fairly the financial condition and the results of operations of the Borrower and its subsidiaries in accordance with generally accepted accounting principles, consistently applied, except that they do not include all of the information and footnote disclosure required by generally accepted accounting principles for complete financial statements, in each case subject to normal year-end audit adjustments;

          (c) promptly after the same become publicly available, copies of such registration statements, annual, periodic and other reports, and such proxy statements and other information, if any, as shall be filed by the Borrower or any subsidiaries with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934;

          (d) concurrently with any delivery under (a) or (b) above, a certificate of the chief financial officer (in the form of the certificate attached hereto as Exhibit I or another form acceptable
                                    ----------
     to the Agent) certifying that to the best of his or her knowledge no Default or Event of Default has occurred (including calculations demonstrating compliance, as of the dates of the financial statements being furnished at such time, with the covenants set forth in Sections 7.06, 7.07, 7.08, 7.09, 7.10, 7.11, 7.12 and 7.13 hereof and, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

          (e) as soon as available and in any event within 15 days after receipt by the Borrower or any subsidiary thereof, each management letter prepared by the independent public accountants who reported on the financial statements delivered under (a) above;

          (f) within 30 days of the end of each month, an aging schedule of the Receivables of each Credit Party in the form of Exhibit E
                                                            ---------
     hereto, and a schedule of Inventory of each Credit Party in the form of Exhibit F hereto;
        ---------

          (g) no later than December 31 of each calendar year, financial projections (including, without limitation, with respect to capital expenditures) for the Borrower and its subsidiaries for the then current Fiscal Year (including quarterly Consolidated balance sheets, statements of income and of cash flow), in form, substance and detail (including, without limitation, principal assumptions) satisfactory to the Agent, prepared by management of the Borrower under the supervision and direction of the chief financial officer of the Borrower and accompanied by a letter from the chief financial officer of the Borrower stating that such projections were prepared under the supervision and direction of the chief financial officer of the Borrower;

          (h) as soon as practicable, copies of all reports, forms, filings, loan documents and financial information submitted to its shareholders generally and/or the Securities and Exchange Commission;

          (i) within 30 days after the end of each month, a certificate, in form, substance and detail satisfactory to the Agent, of the chief financial officer of each Credit

     Party demonstrating compliance as at the end of such month with the Borrowing Base;

          (j) within ten (10) days after a request made by the Agent or any Lender to receive (a) a copy of any franchise agreement to which the Borrower or any of its subsidiaries is a party, a true and complete executed copy of such franchise agreement and (b) a schedule of all franchise agreements to which the Borrower or any of its subsidiaries is a party, a true and complete listing of all franchise agreements to which the Borrower or any of its subsidiaries is a party;

          (k) immediately upon becoming aware thereof, notice of (i) with respect to material agreements to which any Credit Party is a party that are not franchise agreements, the material breach by any party of any such agreement and (ii) with respect to franchise agreements to which any Credit Party is a party, the termination of any such agreement should the sales pursuant to such franchise agreement be equal to or greater than 5% of consolidated sales of the Borrower and its subsidiaries over the immediately prior twelve (12) months, on a rolling twelve (12) month basis; and

          (l) as soon as practicable, such other information and documents regarding the operations and affairs of the Borrower or any of its subsidiaries as the Agent or any Lender may reasonably request.

          SECTION 6.06.  Litigation and Other Notices.  Give the Agent and
                         ----------------------------
each Lender prompt written notice of the following:

          (a) the issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Loans or occurrence of other Credit Events, or invalidating, or having the effect of invalidating, any provision of this Agreement, the Notes or the other Loan Documents, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint;

          (b) the filing or commencement of any action, suit or proceeding against the Borrower or any of its subsidiaries, whether at law or in equity or by or before any court or any Federal, state, municipal or other governmental agency or authority, (i) which is brought by or on behalf of any governmental agency or authority, or in which injunctive or other equitable relief is sought, and which if adversely determined could reasonably be expected to have a Material Adverse Effect or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5) that there will be an adverse determination and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

          (c) any Default or Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto; and

          (d) any development in the business or affairs of the Borrower or any of its subsidiaries or any other event of which such Credit Party becomes aware which has had, or could reasonably be expected to have, a Material Adverse Effect.

          SECTION 6.07.  ERISA.  (a)  Other than with respect to a
                         -----
Multiemployer Plan, pay and discharge promptly any liability imposed upon it pursuant to the provisions of Title IV of ERISA, provided, however, that
                                                    --------  -------
neither the Borrower nor any ERISA Affiliate shall be required to pay any such liability if (1) the amount, applicability or validity thereof shall be diligently contested in good faith by appropriate proceedings, and (2) to the extent required under generally accepted accounting principles, such person shall have set aside on its books reserves which, in the opinion of the chief financial officer of such person, are adequate with respect thereto; and maintain and administer each Pension Plan and continue its qualifications under and in compliance with ERISA and the Code, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (b) Other than with respect to a Multiemployer Plan, deliver to the Agent, promptly, and in any event within 30 days, after: (i) the occurrence of any Reportable Event, a copy of the materials that are filed with the PBGC, or the materials that would have been required to be filed if the 30-day notice requirement to the PBGC was not waived; (ii) the Borrower or any ERISA Affiliate or an administrator of any Pension Plan files with participants, beneficiaries or the PBGC a notice of intent to terminate any such Plan, a copy of any such notice; (iii) the receipt of notice by the Borrower or any ERISA Affiliate or an administrator of any Pension Plan from the PBGC of the PBGC's intention to terminate any Pension Plan or to appoint a trustee to administer any such Plan, a copy of such notice; (iv) if requested by the Agent or any Lender, the filing thereof with the Internal Revenue Service, copies of each annual report that is filed on Treasury Form 5500 with respect to any Plan, together with certified financial statements (if any) for the Plan and any actuarial statements on Schedule B to such Form 5500; (v) the Borrower or any ERISA Affiliate knows or has reason to know of any event or condition which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan, an explanation of such event or condition;
(vi) the Borrower or any ERISA Affiliate knows or has reason to know of any event or condition which might cause any one of them to incur a liability under Section 4062, 4063, 4064 or 4069 of ERISA or Section 412(n) or 4971 of the Code, an explanation of such event or condition; and (vii) the Borrower or any ERISA Affiliate knows or has reason to know that an application is to be, or has been, made to the Secretary of the Treasury for a waiver of the minimum funding standard under the provisions of
Section 412 of the Code, a copy of such application; and in each case described in clauses (i) through (iii) and (v) through (vi) together with a statement signed by the Financial Officer setting forth details as to such Reportable Event, notice, event or condition and the action which the Borrower or such ERISA Affiliate proposes to take with respect thereto.

          (c) With respect to a Multiemployer Plan, deliver to the Agent, promptly, and in any event within 30 days after the receipt by the Borrower or any ERISA Affiliate of an assessment of withdrawal liability under
Section 4201 of ERISA from a Multiemployer Plan, a copy of such assessment.

          SECTION 6.08.  Maintaining Records; Access to Properties and
                         ---------------------------------------------
Inspections; Right to Audit.  Maintain financial records in accordance with
---------------------------
accepted financial practices and, upon reasonable notice (which may be telephonic), at all reasonable times and as often as any Lender may reasonably request, permit any authorized representative designated by such Lender to visit and inspect the properties and financial records of the Borrower and its subsidiaries and to make extracts from such financial records at such Lender's expense, and permit any authorized representative designated by such Lender to discuss the affairs, finances and condition of the Borrower and its subsidiaries with the appropriate Financial Officer and such other officers as the Borrower shall deem appropriate and the Borrower's independent public accountants, as applicable. The Agent agrees that it shall schedule any meeting with any such independent public accountant through the Borrower and a Responsible Officer of the Borrower shall have the right to be present at any such meeting. Each of the Agent and each Lender shall have the right to audit, as often as it may request, the existence and condition of the Receivables, Inventory, books and records of the Borrower and its subsidiaries and to review their compliance with the terms and conditions of this Agreement and the other Loan Documents. The first such audit that is conducted by the Agent in each calendar year shall be at the expense of the Borrower and, unless a Default or Event of Default shall have occurred and be continuing, each other such audit shall be at the expense of the person conducting such audit. Each audit conducted during the continuance of a Default or an Event of Default shall be at the expense of the Borrower.

          SECTION 6.09.  Use of Proceeds.  Use the proceeds of the Credits
                         ---------------
only for the purposes set forth in Section 4.13 hereof.

          SECTION 6.10.  Fiscal Year-End.  Cause its Fiscal Year to end on
                         ---------------
September 30 in each year.

          SECTION 6.11.  Additional Guarantors.  Promptly inform the Agent
                         ---------------------
and each Lender of the creation or acquisition by it of any direct or indirect subsidiary or Affiliate (subject to the provisions of Section 7.04 hereof) and (i) with respect to any such subsidiary or Affiliate that is not a Foreign Subsidiary, cause such person to execute this Agreement as a Guarantor and (ii) with respect to any such subsidiary or Affiliate that is a Foreign Subsidiary, at the Borrower's option, (A) cause the direct parent of such person to pledge and deliver in form satisfactory to the Agent at least 65% of the capital stock of such person to the Agent (for the ratable benefit of itself and the Lenders) pursuant to such agreements and instruments as the Agent deems reasonably necessary or advisable or (B) cause such person to execute this Agreement as a Guarantor.

          SECTION 6.12.  Environmental Laws.  (a)  Comply, and cause each
                         ------------------
of its subsidiaries to comply, in all material respects with the provisions of all Environmental Laws, and shall keep its properties and the properties of its subsidiaries free of any Lien imposed pursuant to any Environmental Law; not cause or suffer or permit, the property of the Borrower or its subsidiaries to be used for the generation, production, processing, handling, storage, transporting or disposal of any Hazardous Material, except for Hazardous Materials used in the ordinary course of business of the Borrower or its subsidiaries and disclosed in Schedule 6.12 hereto, in
                                                  -------------
which case such Hazardous Materials shall be used, stored, generated, treated and disposed of only in compliance with Environmental Law, and except for Remedial Work in response to Hazardous Materials on or about the properties owned, operated, leased or occupied by the Borrower or any of its subsidiaries.

          (b) At the request of the Agent or any Lender, supply to the Agent and each Lender copies of all submissions by the Borrower or any of its subsidiaries to any governmental body and of the reports of all environmental audits and of all other environmental tests, studies or assessments (including the data derived from any sampling or survey of asbestos, soil, or subsurface or other materials or conditions) that may be conducted or performed (by or on behalf of the Borrower or any of its subsidiaries) on or regarding the properties owned, operated, leased or occupied the Borrower or any of its subsidiaries or regarding any conditions that might have been affected by Hazardous Materials on or Released or removed from such properties; permit and authorize the consultants, attorneys or other persons that prepare such submissions or reports or perform such audits, tests, studies or assessments to discuss such submissions, reports or audits with the Agent and the Lenders.

          (c) Promptly (and in no event more than two Business Days after the Borrower becomes aware or is otherwise informed of such event) provide oral and written notice to the Agent and each Lender upon the happening of any of the following:

               (i) the Borrower, any subsidiary of the Borrower, or any tenant or other occupant of any property of the Borrower or such subsidiary receives notice of any claim, complaint, charge or notice of a violation or potential violation of any Environmental Law;

              (ii) there has been a spill or other Release of Hazardous Materials upon, under or about or affecting any of the properties owned, operated, leased or occupied by the Borrower or any of its subsidiaries, or Hazardous Materials at levels or in amounts that may have to be reported, remedied or responded to under Environmental Law are detected on or in the soil or groundwater;

             (iii) the Borrower or any of its subsidiaries is or may be liable for any costs of cleaning up or otherwise responding to a Release of Hazardous Materials;

              (iv) any part of the properties owned, operated, leased or occupied by the Borrower or any of its subsidiaries is or may be subject to a Lien under any Environmental Law; or

               (v) the Borrower or any of its subsidiaries undertakes any Remedial Work with respect to any Hazardous Materials.

          (d) Timely undertake and complete any Remedial Work required by any Environmental Law.

          (e) Without in any way limiting the scope of Section 11.04 hereof and in addition to any obligations thereunder, the Borrower hereby indemnifies and agrees to hold the Agent and the Lenders harmless from and against any liability, loss, damage, suit, action or proceeding arising out of its business or the business of its subsidiaries pertaining to Hazardous Materials, including, but not limited to, claims of any governmental body or any third person arising under any Environmental Law or under tort, contract or common law. To the extent laws of the United States or any applicable state or local law in which property owned, operated, leased or occupied by the Borrower or any of its subsidiaries is located provide that a Lien upon such property of the Borrower or such subsidiary may be obtained for the removal of Hazardous Materials which have been or may be Released, no later than sixty days after notice is given by the Agent to the Borrower or such subsidiary, the Borrower or such subsidiary shall deliver to the Agent a report issued by a qualified third party engineer certifying as to the existence of any Hazardous Materials located upon or beneath the specified property. To the extent any Hazardous Materials located therein or thereunder either subject the property to Lien or require removal to safeguard the health of any persons, the removal thereof shall be an affirmative covenant of the Borrower hereunder.

          (f) In the event that any Remedial Work is required to be performed by the Borrower or any of its subsidiaries under any applicable Environmental Law, any judicial order, or by any governmental entity, commence all such Remedial Work at or prior to the time required therefor under such Environmental Law or applicable judicial orders and thereafter diligently prosecute to completion all such Remedial Work in accordance with and within the time allowed under such applicable Environmental Laws or judicial orders.

          SECTION 6.13.  Pay Obligations to Lenders and Perform Other
                         --------------------------------------------
Covenants.  (a) Make full and timely payment of the Obligations, whether
---------
now existing or hereafter arising and (b) duly comply with all the terms and covenants contained in this Agreement (including, without limitation, the borrowing limitations and mandatory prepayments in accordance with
Article II hereof) and in each of the other Loan Documents, all at the times and places and in the manner set forth therein.


VII.  NEGATIVE COVENANTS

          Each Credit Party covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, any amount under any Letter of Credit or any Acceptance Draft, or any fee, expense or amount payable hereunder or in connection with any of the Transactions shall be unpaid, it will not and will not cause or permit any of its subsidiaries and, in the case of Section 7.17 hereof, any ERISA Affiliate to, either directly or indirectly:

          SECTION 7.01.  Liens.  Incur, create, assume or permit to exist
                         -----
any Lien on any of its property or assets (including the stock of any direct or indirect subsidiary or Affiliate), whether owned at the date hereof or hereafter acquired, or assign or convey any rights to or security interests in any future revenues, except:

          (a) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits (not including any lien described in Section 412(m) of the Code);

          (b) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens and other similar liens, incurred in good faith in the ordinary course of business and securing obligations which are not overdue for a period of more than 15 days or which are being contested in good faith by appropriate proceedings as to which the Borrower or any of its subsidiaries, as the case may be, shall, to the extent required by generally accepted accounting princi-ples consistently applied, have set aside on its books adequate reserves;

          (c) Liens securing the payment of taxes, assessments and governmental charges or levies, that are not delinquent or are being diligently contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with generally accepted accounting principles;

          (d) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

          (e) Liens upon any equipment acquired through the purchase or lease by the Borrower or any of its subsidiaries which are created or incurred contemporaneously with such acquisition to secure or provide for the payment of any part of the purchase price of, or lease payments on, such equipment (but no other amounts and not in excess of 90% the purchase price or aggregate lease payments); provided,
                                                          --------
     however, that any such Lien shall not apply to any other property of
     -------
     the Borrower or any of its subsidiaries; and provided, further, that
                                                  --------  -------
     the same may be incurred only so long as no Event of Default or Default then exists or would result therefrom, with the various financial measurements and covenants set forth in sections 7.06 through 7.12 of this Agreement being recalculated on a pro forma basis (from the then most recent quarterly or subsequent pro forma calculations) to include the effects of the proposed indebtedness and Capitalized Leases;

          (f) Liens existing on the date of this Agreement and set forth in Schedule 7.01 hereto but not the extension, renewal or refunding of
        -------------
     the Indebtedness secured thereby;

          (g) Liens created in favor of the Agent for the benefit of the Lenders;

          (h) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business;

          (i)  Liens constituting statutory landlord's liens;

          (j) the Lien imposed under a Special Deed of Pledge (a copy of such executed Special Deed of Trust having been previously provided to the Agent) by Milgray/International, Inc. in favor of Swiss Volksbank with respect to the SFR 35,000 held in an account or accounts in the name of Milgray/International, Inc. at Swiss Volksbank; or

          (k)  Liens securing Other Indebtedness.

          SECTION 7.02.  Indebtedness.  Incur, create, assume or permit to
                         ------------
exist any Indebtedness other than:

               (i)  Indebtedness (including, without limitation,
          Guarantees) existing on the date hereof and listed in Schedule
                                                                --------
          7.02 hereto, but not the extension, renewal or refunding thereof
          ----
          subject to compliance with clauses (xiii) through (xxi);

              (ii) Indebtedness incurred under this Agreement or any other Loan Document;

             (iii) Guarantees of the Borrower of Indebtedness or rental obligations of any Guarantor permitted hereunder and Guarantees of any Guarantor of Indebtedness or rental obligations of the Borrower permitted hereunder;

              (iv) Indebtedness to trade creditors incurred in the ordinary course of business;

               (v) Guarantees constituting the endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

              (vi)   Guarantees of the Obligations;

             (vii) purchase money Indebtedness and Capitalized Lease Obligations to the extent permitted by Sections 7.01(e) and 7.06 hereof;

            (viii)   Subordinated Indebtedness;

              (ix) Guarantees existing on the date hereof, and set forth in Schedule 7.02 hereof, of Indebtedness existing on the date
             -------------
          hereof, but not Guarantees of any extension, renewal or refunding of any such Indebtedness;

               (x) progress payments made in the ordinary course of business by the Borrower or any of its subsidiaries;

              (xi) Indebtedness of the Borrower owing to any of its subsidiaries;

             (xii) (A) Indebtedness of any Guarantor other than Milgray Electronics/P.R., Inc. and Milgray/Toronto, Inc. owing to the Borrower or any other Guarantor and (B) Indebtedness of Milgray Electronics/P.R., Inc. owing to the Borrower, provided that the aggregate outstanding amount of such Indebtedness shall not at any time exceed $10,000,000;

            (xiii) Indebtedness of Milgray/Toronto, Inc. owing to the Borrower, provided that the aggregate outstanding amount of such Indebtedness shall not at any time exceed $5,000,000;

             (xiv)   INTENTIONALLY OMITTED;

              (xv) Indebtedness of Milgray/International, Inc. and Milgray/Toronto, Inc. owing under overdraft lines of credit, provided that the aggregate outstanding amount of such Indebtedness shall not at any time exceed $1,000,000 and $1,000,000, respectively;

             (xvi) Indebtedness of Milgray/International, Inc. owing under customs guarantee lines of credit, provided that the aggregate outstanding amount of such Indebtedness shall not at any time exceed $75,000;

            (xvii) Indebtedness of Milgray Electronics, Inc., Milgray/International, Inc. and Milgray/Toronto, Inc. owing under foreign exchange lines of credit, provided that the aggregate outstanding amount of such Indebtedness shall not at any time exceed $4,000,000 in the aggregate for Milgray Electronics, Inc. and Milgray/International, Inc. and (Canadian) $10,000,000 in the case of Milgray/Toronto, Inc.;

           (xviii)   unsecured Indebtedness of the Borrower owing to
          commercial banks that are located in the United States or Puerto Rico (such banks in Puerto Rico referred to herein as the "Puerto Rican Banks"), provided that the aggregate outstanding amount of such Indebtedness shall not exceed $5,000,000, the proceeds of such Indebtedness are used by Milgray Electronics/P.R., Inc. to purchase tax exempt Puerto Rican Securities rated A or better by Standard and Poor's or Moody's Investor Service (the "Puerto Rican Securities") in connection with a transaction entered into for the purpose of reducing the Borrower's or Milgray Electronics/P.R., Inc.'s tax liability to Puerto Rico and the terms and conditions of such Indebtedness are reasonably satisfactory to the Agent and the Lenders in the case of a borrowing from a United States bank or if such Indebtedness is incurred from Puerto Rican Banks, the Puerto Rican Indebtedness Conditions have been fulfilled to the satisfaction of the Agent and the Lenders;

            (xix) a Guarantee of Milgray Electronics/P.R., Inc. of the Indebtedness incurred pursuant to subsection (xviii) above if incurred from Puerto Rican Banks [or United States banks], provided that the Agent and Lenders shall have given the Borrower their prior written consent indicating that the terms and conditions of such Guarantee are reasonably satisfactory to them in all respects;

            (xx) a Guarantee (a copy of such executed Guaranty having been previously provided to the Agent) of Milgray/ International, Inc. in favor of Swiss Volksbank in the amount of SFR 35,000 (the "Swiss Volksbank Guarantee"); and

            (xxi) (i) other Indebtedness (including, without limitation, Guarantees) in an aggregate amount not in excess of $250,000 less
          (ii) the United States dollar equivalent of the Swiss Volksbank Guarantee plus the aggregate amounts actually paid thereunder (the "Other Indebtedness").

          SECTION 7.03.  Dividends, Distributions and Payments.  Declare or
                         -------------------------------------
pay, directly and indirectly, any cash dividends or make any other distribution, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of its capital stock, or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any subsidiary to purchase or acquire) any shares of any class of its capital stock or any options, warrants or other rights with respect thereto, or set aside any amount for any such purpose, except for (i) the cancellation or retirement of outstanding treasury stock, (ii) dividends or other distributions payable by or to the Borrower or any subsidiary thereof solely in shares of common stock, (iii) cash dividends or distributions by any subsidiary of the Borrower to the Borrower, (iv) cash dividends payable in lieu of any issuance of fractional shares of capital stock permitted under clause (ii) above and (v) the acquisition by the Borrower of shares of its capital stock from employees of the Borrower in exchange for the issuance to such employees of shares of the Borrower's capital stock in accordance with the provisions of a stock option plan of the Borrower existing on the Closing Date.

          SECTION 7.04.  Consolidations, Mergers and Sales of Assets.
                         -------------------------------------------
Consolidate with or merge into any other person, or sell, lease, transfer or assign to any persons or otherwise dispose of (whether in one transaction or a series of transactions) any capital stock of any of its subsidiaries (whether now owned or hereafter acquired), or any portion of any of its other assets or properties other than in the ordinary course of business (whether now owned or hereafter acquired), or any of its inventory other than in the ordinary course of business, or permit another person to merge into it, or acquire all or substantially all the capital stock or assets of any other person, except (i) that upon not less than thirty (30) days' prior written notice to the Agent and the Lenders, (A) any Guarantor or Foreign Subsidiary may merge with and into the Borrower, provided that the Borrower is the sole surviving entity of such merger, (B) any Guarantor may merge with and into another Guarantor, (except no domestic Guarantor may merge into Milgray/Toronto, Inc. or any other Guarantor which is a Foreign Subsidiary or Milgray Electronics/P.R., Inc.), and (C) any Foreign Subsidiary (other than Milgray/Toronto, Inc.) may merge with and into another Foreign Subsidiary,
(ii) that any Guarantor may sell, lease, transfer or otherwise dispose of all or any portion of its business or assets to the Borrower or another Guarantor (other than a Guarantor which is a Foreign Subsidiary or Milgray Electronics/P.R., Inc.) and (iii) that any Foreign Subsidiary may sell, lease, transfer or otherwise dispose of all or any portion of its business or assets to the Borrower, any Guarantor or another Foreign Subsidiary.

          SECTION 7.05.  Investments.  Own, purchase or acquire any stock,
                         -----------
obligations, assets or securities of, or any interest in, or make any capital contribution or loan or advance to, any other person, or make any other investments, except:

          (a) investments in checking and interest bearing deposit accounts and certificates of deposit in dollars of any Lender, or any other commercial banks registered to do business in any state of the United States (i) having capital and surplus in excess of $1,000,000,000 and (ii) whose long-term debt rating is at least investment grade as determined by either Standard & Poor's Corporation or Moody's Investor Service, Inc.;

          (b) readily marketable direct obligations of the United States government or any agency thereof which are backed by the full faith and credit of the United States;

          (c) investments in money market mutual funds having assets in excess of $2,500,000,000;

          (d) commercial paper of any Lender or commercial paper, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investor Service, Inc.;

          (e) federally tax exempt securities rated A or better by either Standard & Poor's Corporation or Moody's Investor Service, Inc.;

          (f) loans and advances by it to other persons constituting Indebtedness permitted under clauses (xi), (xii) or (xiii) of
     Section 7.02 hereof;

          (g) investments in interest bearing deposit accounts made in the ordinary course of business in banks located in

     Puerto Rico which have been identified in writing by the Agent and the Lenders as acceptable;

          (h)  investments in the stock of any subsidiary or Affiliate;

          (i) loans and advances to employees of any Credit Party so long as the aggregate outstanding amount of all such loans and advances to employees of all the Credit Parties does not at any time exceed $300,000; and

          (j)  Puerto Rican Securities to the extent permitted by
     Section 7.02 (xviii);

provided that, in each case mentioned in (a), (b), (d) and (e) above, such
--------
obligations shall mature not more than one year from the date of acquisition thereof.

          SECTION 7.06.  Capital Expenditures.  Permit or suffer the
                         --------------------
aggregate amount of payments made for capital expenditures, including, without limitation, Capitalized Lease Obligations and Indebtedness secured by Liens permitted under Section 7.01(e) hereof, to exceed $2,000,000 in any Fiscal Year.

          SECTION 7.07.  Net Worth.  Permit or suffer Net Worth at any time
                         ---------
to be less than (i) $30,000,000 at any time from the Closing Date through and including September 29, 1995; (ii) $31,000,000 at any time from September 30, 1995 through and including September 29, 1996; and (iii) during each subsequent twelve month period commencing on September 30 in any year and ending on September 29 of the subsequent year, the sum of (a) the minimum Net Worth required pursuant to this Section 7.07 to be maintained during the immediately preceding twelve month period plus (b) $3,000,000.

          SECTION 7.08.  Total Unsubordinated Liabilities to Net Worth
                         ---------------------------------------------
Ratio.  Permit or suffer the ratio of (x) Total Unsubordinated Liabilities
-----
of the Borrower and its subsidiaries to (y) Net Worth, at any time to be greater than 2.25:1.00.

          SECTION 7.09.  Rental Obligations.  Incur, create, assume or
                         ------------------
permit or suffer to exist, in respect of leases of real and personal property (other than Capitalized Lease Obligations), rental obligations or other commitments thereunder to make any direct or indirect payment, whether as rent or otherwise, for fixed or minimum rentals, percentage rentals, property taxes, or insurance premiums, in an aggregate amount for the Borrower and its subsidiaries which shall exceed: (i) $1,500,000 for the Fiscal Year ending September 30, 1995; and (ii) for any Fiscal Year ending thereafter, the sum of (A) the maximum amount of such obligations permitted under this Section 7.09 for the immediately preceding Fiscal Year plus (B) $500,000.

          SECTION 7.10.  Consolidated Inventory Ratio.  Permit or suffer
                         ----------------------------
the ratio of (x) Inventory of the Borrower on a Consolidated basis to (y) Current Assets of the Borrower on a Consolidated basis, at any time to exceed 0.65:1.00.

          SECTION 7.11.  Consolidated Current Ratio.  Permit or suffer the
                         --------------------------
Consolidated Current Ratio of the Borrower at any time to be less than 1.20:1.00.

          SECTION 7.12.  Interest Coverage Ratio.  Permit or suffer the
                         -----------------------
Interest Coverage Ratio of the Borrower at the end of any Fiscal Year to be less than 2.00:1.00.

          SECTION 7.13.  Net Income.  Permit or suffer Borrower's Net
                         ----------
Income to be less than zero for any Fiscal Year.

          SECTION 7.14.  Business.  Alter the nature of its business as
                         --------
operated on the date of this Agreement in any material respect.

          SECTION 7.15.  Sales of Receivables.  Sell, assign, discount,
                         --------------------
transfer, or otherwise dispose of any accounts receivable, promissory notes, drafts or trade acceptances or other rights to receive payment held by it, with or without recourse, except for the purpose of collection or settlement in the ordinary course of business.

          SECTION 7.16.  Use of Proceeds.  Permit or suffer the proceeds of
                         ---------------
any Credit to be used for any purpose which entails a violation of, or is inconsistent with, Regulation G, T, U or X of the Board, or for any purpose other than those set forth in Section 4.13 hereof.

          SECTION 7.17.  ERISA.  (a)  Engage in any transaction in
                         -----
connection with which the Borrower or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to the provisions of
Section 502 of ERISA or a material tax imposed under the provisions of
Section 4975 of the Code.

          (b)  Terminate any Pension Plan in a "distress termination" under
Section 4041 of ERISA, or take any other action which could result in a material liability of the Borrower or any ERISA Affiliate to the PBGC.

          (c) Other than with respect to a Multiemployer Plan, fail to make payment when due of all amounts which, under the provisions of any Plan, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, or, with respect to any Pension Plan, permit to exist any material "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect thereto.

          (d) Adopt an amendment to any Pension Plan requiring the provision of security under Section 307 of ERISA or Section 401(a)(29) of the Code.

          (e) With respect to a Multiemployer Plan, incur or cause to occur a complete or partial withdrawal so as to incur withdrawal liability in an amount that could reasonably be expected to have a Material Adverse Effect.

          SECTION 7.18.  Accounting Changes.  Make, or permit or suffer any
                         ------------------
subsidiary to make any change in their accounting treatment or financial reporting practices except as required or permitted by generally accepted accounting principles in effect from time to time.

          SECTION 7.19.  Modification of Indebtedness.  Modify, amend or
                         ----------------------------
otherwise alter the terms and provisions of any Subordinated Indebtedness or prepay or acquire any Indebtedness outstanding thereunder other than as scheduled thereunder.

          SECTION 7.20.  Transactions with Affiliates.  Except as otherwise
                         ----------------------------
specifically set forth in this Agreement, directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or enter into any other transaction with, any stockholder, officer, director, Affiliate or agent of the Borrower or any of its subsidiaries, or H.S. Davidson Associates, Inc., or any relative of any thereof, except at prices and on terms not less favorable to it than that which would have been obtained in an arm's-length transaction with a non-affiliated third party, provided that this Section 7.20 shall not be deemed to prohibit any Credit Party from paying performance related bonuses to any of its employees or from making loans or advances to employees that are permitted under Section 7.05(i) hereof, and further provided that, subject to the provisions of Article 7 hereof, this Section 7.20 shall not be deemed to prohibit the Borrower or any domestic Guarantor or Canadian Guarantor (provided that for any such Canadian Guarantor the Agent shall have received an opinion of counsel in form and substance satisfactory to the Agent and the Lenders that the Guarantee of such Guarantor is enforceable against such Guarantor at least to the same extent as exists with respect to a domestic Guarantor) from directly or indirectly purchasing, acquiring or leasing any property from, or selling, transferring or leasing any property to, or entering into any other transaction with the

Borrower or any domestic Guarantor or qualifying Canadian Guarantor whether or not such transaction is at arm's-length.


VIII.  EVENTS OF DEFAULT

          In case of the happening of any of the following events (herein called "Events of Default"):
        -----------------

          (a) any representation or warranty made or deemed made in or in connection with this Agreement, the Notes or any other Loan Documents or any Credit Events hereunder, shall prove to have been incorrect in any material respect when made or deemed to be made;

          (b) default shall be made in the payment of any principal of any Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the payment of any interest on any Note, any Revolving Credit Commitment Fee or any fee or any other amount payable hereunder, or under the Notes, Letters of Credit, Acceptance Drafts or any other Loan Document, or in connection with any other Credit Event or the Transactions, when and as the same shall become due and payable;

          (d) (i) default shall be made in the due observance or performance of any covenant, condition or agreement to be observed or performed on the part of the Borrower or any of its subsidiaries pursuant to the terms of Article II or III, hereof, Sections 6.05, 6.06, 6.08 and 6.13 hereof, or Articles VII, X or XI hereof or pursuant to any other Loan Document; or (ii) default shall be made in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms hereof and such default shall continue unremedied for thirty (30) or more consecutive days from the date any Credit Party becomes aware or should have become aware of such default (but in any event from a date that a Credit Party has been advised by the Agent or any Lender (such person being under no duty to so advise) of such default);

          (e) the Borrower, any Guarantor or any subsidiary of any thereof shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law,

     (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower, such Guarantor or such subsidiary or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding,
     (v) make a general assignment for the benefit of creditors,
     (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing;

          (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower, any Guarantor or any subsidiary of any thereof, or of a substantial part of the property or assets of the Borrower, any Guarantor or any subsidiary of any thereof, under Title 11 of the United States Code or any other Federal state or foreign bankruptcy, insolvency, receiver-ship or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower, any Guarantor or any subsidiary of any thereof or for a substantial part of the property of the Borrower, any Guarantor or any subsidiary of any thereof or (iii) the winding-up or liquidation of the Borrower, any Guarantor or any subsidiary of any thereof; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 60 days;

          (g) default shall be made with respect to any Indebtedness of the Borrower, any Guarantor or any subsidiary of any thereof in excess of $250,000 (excluding Indebtedness outstanding hereunder) if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such Indebtedness (or any trustee on behalf of such holder or obligee) at its option to accelerate, the maturity of such Indebtedness or obligations under a capitalized lease;

          (h) (i) a Reportable Event shall have occurred with respect to a Pension Plan, (ii) the filing by the Borrower, any ERISA Affiliate, or an administrator of any Plan of a notice of intent to terminate such a Plan in a "distress termination" under the provisions of Section 4041 of ERISA, (iii) the receipt of notice by the Borrower, any ERISA Affiliate, or an administrator of a Plan that the PBGC has instituted proceedings to terminate (or appoint a trustee to adminis-ter) such a Pension Plan, (iv) any other event or condition exists which might, in the reasonable opinion of the Agent, constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan by the PBGC, (v) a Pension Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under the provisions of Section 412(d) of the Code, (vi) the Borrower or any ERISA Affiliate has incurred, or is likely to incur, a liability under the provisions of Section 4062, 4063, 4064 or 4201 of ERISA, (vii) the Borrower or any ERISA Affiliate fails to pay the full amount of an installment required under Section 412(m) of the Code, (viii) the occurrence of any other event or condition with respect to any Plan which would constitute an event of default under any other agreement entered into by the Borrower or any ERISA Affiliate, and in each case in clauses (i) through (viii) of this subsection (h), such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any ERISA Affiliate to any taxes, penalties or other liabilities which, in the reasonable opinion of the Agent, could have a Material Adverse Effect;

          (i) the Borrower or any ERISA Affiliate (i) shall have been notified by the sponsor of a Multiemployer Plan that it has incurred any withdrawal liability to such Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect and (ii) does not have reasonable grounds for contesting such withdrawal liability and is not in fact contesting such withdrawal liability in a timely and appropriate manner;

          (j) a judgment (to the extent not reimbursed by insurance policies of the Borrower, any Guarantor or any subsidiary of any thereof) or decree for the payment of money, a fine or penalty which when taken together with all other such judgments, decrees, fines and penalties shall exceed $150,000 shall be rendered by a court or other tribunal against the Borrower, any Guarantor or any subsidiary of any thereof and (i) shall remain undischarged or unbonded for a period of 45 consecutive days during which the execution of such judgment, decree, fine or penalty shall not have been stayed effectively or
     (ii) any judgment creditor or other person shall legally be prosecuting an unstayed action to collect on or enforce such judgment, decree, fine or penalty;

          (k) this Agreement, any Note or any other Loan Document shall for any reason cease to be, or shall be asserted by the Borrower, any Guarantor or any subsidiary of any thereof not to be, a legal, valid and binding obligation of the Borrower, such Guarantor or such subsidiary, as applicable, enforceable in accordance with its terms, or the security interest or Lien purported to be created by any Loan Document shall for any reason cease to be, or be asserted by the Borrower, any Guarantor or any subsidiary of any thereof not to be, a valid, first priority perfected security interest in any collateral covered thereby (except to the extent otherwise permitted under this Agreement; or

          (l) any person shall legally commence proceedings to foreclose upon any Lien (other than any Lien of the type described in Section 7.01(d) hereof) on any property of the Borrower or any subsidiary thereof except to the extent that such proceedings shall have been stayed or a surety bond satisfactory to the Agent and the Lenders in connection with such proceedings shall have been obtained by the Borrower or such subsidiary;

then, and in any such event (other than an event described in paragraph (e) or (f) above), and at any time thereafter during the continuance of such event, the Agent with the written consent of the Required Lenders may, and upon the written request of the Required Lenders shall, by written notice (or facsimile notice promptly confirmed in writing) to the Borrower, take any or all of the following actions at the same or different times:
(i) terminate forthwith all or any portion of the Revolving Credit Commitment and the obligations of the Lenders to issue Letters of Credit and accept Acceptance Drafts; (ii) demand that the Borrower and the Guarantors provide to the Lenders, and the Borrower and the Guarantors upon such demand agree to provide, cash collateral in an amount equal to the aggregate Letter of Credit Exposure then existing plus the aggregate Acceptance Draft Exposure then outstanding, to be held by the Agent for the ratable benefit of the Lenders on terms and pursuant to documents and agreements satisfactory in all respects to the Agent; and (iii) declare the Notes and any amounts then owing to the Lenders on account of drawings under any Letters of Credit and Acceptance Drafts to be forthwith due and payable, and the Borrower shall provide such cash collateral to secure the aggregate Letter of Credit Exposure then existing plus the Acceptance Draft Exposure then existing, whereupon the principal of such Notes, together with accrued interest and fees thereon and any amounts then owing to the Lenders on account of drawings under any Letters of Credit and acceptance of Acceptance Drafts and other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Notes to the contrary notwithstanding; provided, however, that with respect to a
                                 --------  -------
default described in paragraph (e) or (f) above, the Revolving Credit Commitment and the obligation of the Lenders to issue Letters of Credit and accept Acceptance Drafts shall automatically terminate and the principal of the Notes, together with accrued interest and fees thereon and any amounts then owing to the Lenders on account of drawings under any Letters of Credit and Acceptance Drafts and any other liabilities of the Borrower accrued hereunder shall automatically become due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Notes to the contrary notwithstanding.


IX.  AGENT

          In order to expedite the transactions contemplated by this Agreement, Chemical Bank is hereby appointed to act as Agent on behalf of the Lenders. Each of the Lenders and each subsequent holder of any Note or issuer of any Letter of Credit or acceptor of any Acceptance Draft by its acceptance thereof, irrevocably authorizes the Agent to take such action on its behalf and to exercise such powers hereunder and under the Loan Documents as are specifically delegated to or required of the Agent by the terms hereof and the terms thereof together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted to be taken by it or them hereunder or under any of the Loan Documents or in connection herewith or therewith (a) at the request or with the approval of the Required Lenders (or, if otherwise specifically required hereunder or thereunder, the consent of all the Lenders) or (b) in the absence of its or their own gross negligence or willful misconduct.

          The Agent is hereby expressly authorized on behalf of the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of each of the Lenders any payment of principal of or interest on the Notes outstanding hereunder and all other amounts accrued hereunder paid to the Agent, and promptly to distribute to each Lender its proper share of all payments so received, (b) to distribute to each Lender copies of all notices, agreements and other material as provided for in this Agreement or in the other Loan Documents as received by such Agent and
(c) to take all actions with respect to this Agreement and the other Loan Documents as are specifically delegated to the Agent.

          In the event that (a) the Borrower fails to pay when due the principal of or interest on any Note, any amount payable under any Letter of Credit or Acceptance Draft, or any fee payable hereunder or (b) the Agent receives written notice of the occurrence of a Default or an Event of Default, the Agent within a reasonable time shall give written notice thereof to the Lenders, and shall take such action with respect to such Event of Default or other condition or event as it shall be directed to take by the Required Lenders; provided, however, that, unless and until the
                              --------  -------
Agent shall have received such directions, the Agent may take such action or refrain from taking such action hereunder or under any other Loan Documents with respect to a Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          The Agent shall not be responsible in any manner to any of the Lenders for the effectiveness, enforceability, perfection, value, genui-neness, validity or due execution of this Agreement, the Notes or any of the other Loan Documents or any other agreements or certificates, requests, financial statements, notices or opinions of counsel or for any recitals, statements, warranties or representations contained herein or in any such instrument or be under any obligation to ascertain or inquire as to the performance or observance of any of the terms, provisions, covenants, conditions, agreements or obligations of this Agreement or any of the other Loan Documents or any other agreements on the part of the Borrower and, without limiting the generality of the foregoing, the Agent shall, in the absence of knowledge to the contrary, be entitled to accept in good faith any certificate furnished pursuant to this Agreement or any of the other Loan Documents as conclusive evidence of the facts stated therein and shall be entitled to rely in good faith on any note, notice, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document which it believes in good faith to be genuine and correct and to have been signed or sent by the proper person or persons.
It is understood and agreed that the Agent may exercise its rights and powers under other agreements and instruments to which it is or may be a party, and engage in other transactions with the Borrower, as though it were not Agent of the Lenders hereunder.

          The Agent shall promptly give notice to the Lenders of the receipt or sending of any notice, schedule, report, projection, financial statement or other document or information pursuant to this Agreement or any of the other Loan Documents and shall promptly forward a copy thereof to each Lender.

          Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure or delay in performance or breach by any Lender other than the Agent of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or in connection herewith.

          The Agent may consult with legal counsel selected by it in connection with matters arising under this Agreement or any of the other Loan Documents and any action taken or suffered in good faith by it in accordance with the opinion of such counsel shall be full justification and protection to it. The Agent may exercise any of its powers and rights and perform any duty under this Agreement or any of the other Loan Documents through agents or attorneys.

          The Agent and the Borrower may deem and treat the payee or most recent assignee pursuant to Section 11.03(e) hereof, as applicable, of any Note as the holder thereof until written notice of transfer shall have been delivered as provided in Section 11.03(e) hereof by such payee to the Agent and the Borrower.

          With respect to the Loans made hereunder, the Notes issued to it and any other Credit Event applicable to it, the Agent in its individual capacity and not as an Agent shall have the same rights, powers and duties hereunder and under any other Agreement executed in connection herewith as any other Lender and may exercise the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or other affiliate thereof as if it were not the Agent.

          Each Lender agrees (i) to reimburse the Agent in the amount of such Lender's pro rata share (based on its Revolving Credit Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, not reimbursed by the Borrower and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of its pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent or any of them in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the other Loan Documents, to the extent not reimbursed by the Borrower; provided, however, that no Lender
                                       --------  -------
shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgment, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent or any of its directors, officers, employees or agents.

          Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and any other Loan Document to which such Lender is party. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder.

          Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by such Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office (or an affiliate with an office) in New York, New York, having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder and under each of the other Loan Documents. After any Agent's resignation hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

          The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by the Agent pursuant to the provisions of this Agreement or any of the other Loan Documents unless it shall be requested in writing to do so by the Required Lenders.

X.  GUARANTEES

          Each Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor, the due and punctual payment of the principal of and interest on each of the Notes, when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, and the due and punctual performance of all other Obligations. Each Guarantor further agrees that the Obligations may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligations.

          Each Guarantor waives presentment to, demand of payment from and protest to the Borrowers of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of a Guarantor hereunder shall not be affected by: (a) the failure of any Lender or the Agent to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement, the Notes, any Letter of Credit, any Acceptance Draft, any Loan Document or any other document or instrument executed and delivered in connection herewith or therewith, or otherwise;
(b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Notes, any Letter of Credit, any Acceptance Draft, any Loan Document or any other document or instrument executed and delivered in connection herewith or therewith; (c) the release or impairment of any security held by the Agent for the Obligations or any of them; or (d) the failure of any Lender to exercise any right or remedy against any other Guarantor of the Obligations.

          Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by any Lender to any collateral security held for payment of the Obligations or to any balance of any deposit account or credit on the books of any Lender in favor of any Borrower or any other person.

          The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement, the Notes, any Letter of Credit, any Acceptance Draft, any other Loan Document or any other document or instrument executed and delivered in connection herewith or therewith, by any waiver or modification of any term or provision thereof, by any default, failure or delay, willful or otherwise, (i) in the performance of the Obligations, (ii) in the exercise or enforcement of any right, power, privilege, remedy or interest of the Agent or any Lender under this Agreement, any other Loan Document or applicable law, or (iii) by any other act or omission which may or might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor as a matter of law or equity.

          Each Guarantor further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be returned by the Agent or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

          Each Guarantor hereby waives and releases all rights of subrogation against the Borrower and its property and all rights of indemnification, contribution and reimbursement from the Borrower and its property, in each case in connection with this guarantee and any payments made hereunder, and regardless of whether such rights arise by operation of law, pursuant to contract or otherwise.

XI.  MISCELLANEOUS

          SECTION 11.01.  Notices.  Notices, consents and other
                          -------
communications provided for herein shall be in writing and shall be delivered or mailed (or in the case of telex or facsimile communication, delivered by telex, graphic scanning, telecopier or other telecommunications equipment, with receipt confirmed) addressed,

          (a) if to the Borrower, any Guarantor or any of their respective subsidiaries at Milgray Electronics, Inc., 77 Schmitt Boulevard, Farmingdale, New York 11735, Attention: John Tortorici, Vice President
     - Finance, with a copy to Herschel M. Weinberg, Esq., 110 East 59th Street, New York, New York 10022;

          (b) if to the Agent, at Chemical Bank, 7600 Jericho Turnpike, Woodbury, New York 11797, Attention: Milgray Account Officer, with a copy to Kaye, Scholer, et al., at

     425 Park Avenue, New York, New York 10022, Attention: Jeffrey M. Epstein, Esq.;

          (c) if to Fleet Bank, at Fleet Bank, Corporate Banking Division, Broad Hollow Road, Melville, New York 11747, Attention: Ms. Shari Delouya, Vice President; and

          (d) if to First Union, at First Union National Bank of North Carolina, Capital Markets Group, 301 South Tryon Street, Charlotte, North Carolina 28288-NC074, Attention: Mr. Allison C. Zollicoffer; and

          (e) if to any other Lender, at the address set forth below its name in Schedule 2.01 hereto.
             -------------

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if hand delivered or three Business Days after being sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or upon receipt during normal business hours on any Business Day (or otherwise the next Business Day) if by any telex, facsimile or other telecommunications equipment, in each case addressed to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party.

          SECTION 11.02.  Survival of Agreement.  All covenants,
                          ---------------------
agreements, representations and warranties made by the Borrower or any of its subsidiaries herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or any other Loan Document, shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of the Notes and occurrence of any other Credit Event and shall continue in full force and effect as long as the principal of or any accrued interest on the Notes or any other fee or amount payable under the Notes or this Agreement or any other Loan Document is outstanding and unpaid and so long as any Lender's Revolving Credit Commitment has not been terminated.

          SECTION 11.03.  Successors and Assigns; Participations.
                          --------------------------------------
(a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, any Guarantor, any ERISA Affiliate, any subsidiary of any thereof, the Agent or the Lenders, that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Without limiting the generality of the foregoing, the Borrower specifically confirms that the Agent and each Lender may at any time and from time to time assign or pledge or otherwise grant a security interest in any Loan or any Note or Acceptance Draft (or any part thereof) to any Federal Reserve Bank. The Borrower may not assign or transfer any of its rights or obligations hereunder without the written consent of all the Lenders.

          (b) Each Lender, without the consent of the Borrower, may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment) and the Loans owing to it and undrawn Letters of Credit and Acceptance Drafts and the Notes held by it); provided, however, that (i) such Lender's
                       --------  -------
obligations under this Agreement (including, without limitation, its Revolving Credit Commitment) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the banks or other entities buying participations shall be entitled to the cost protection provisions contained in Sections 2.11(a) (except to the extent that application of such Section 2.11(a) to such banks and entities would cause the Borrower to make duplicate payments thereunder), 2.12 and 2.13 hereof, and (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; provided, further, however, that each
                                  --------  -------  -------
Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower and the Guarantors relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement, other than amendments, modifications or waivers with respect to any fees payable hereunder or the amount of principal or the rate of interest payable on, or the dates fixed for any payment of principal of or interest on, the Loans.

          (c) Each Lender may assign by novation as of the date of assignment, to any one or more banks or other entities without the consent of the Borrower but with the consent of the Agent which will not be unreasonably withheld (except that in the case of an assignment by a Lender to one of its Affiliates, to another Lender or to any Federal Reserve Bank no such consent of the Agent shall be required), all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Revolving Credit Commitment and the same portion of the Loans and undrawn Letters of Credit and Acceptance Drafts at the time owing to it and the Note or Notes held by it), provided, however, that (i) each such assignment shall be of a
             --------  -------
constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, which shall include the same percentage interest in the Loans, Letters of Credit, Acceptance Drafts and Notes, (ii) the amount of the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall be in a minimum principal amount of $2,000,000 Revolving Credit Commitment of such Lender and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $2,000. Upon such execution, delivery, acceptance and recording and after receipt of the written consent of the Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Loan Documents and (y) the Lender which is assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto and thereto).

          (d) By executing and delivering an Assignment and Acceptance, the Lender which is assignor thereunder and the assignee thereunder confirm to, and agree with, each other and the other parties hereto as follows:
(i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereunder free and clear of any adverse claim, such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, perfection, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any Guarantor or any subsidiary of any thereof or the performance or observance by the Borrower, any Guarantor or any subsidiary of any thereof of any of their respective obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, and the other Loan Documents, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (e)  The Agent shall maintain at its address referred to in
Section 11.01 hereof a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The
                                                    --------
entries in the Register shall be conclusive, in the absence of manifest error or written notice to the contrary delivered in accordance with this Agreement, and the Borrower, the Agent and the Lenders may treat each person whose name is so recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit C hereto, (i) accept such Assignment
                             ---------
and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Borrower. Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for each surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to the Revolving Credit Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained any Revolving Credit Commitment hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or

Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.
                                                    ---------
Notes surrendered to the Borrower shall be cancelled by the Borrower.

          (g) Notwithstanding any other provision herein, any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.03, disclose to the assignee or participant or proposed assignee or participant, any information, including, without limitation, any Information, relating to the Borrower furnished to such Lender by or on behalf of the Borrower in connection with this Agreement; provided, however, that prior to any such disclosure, each
                --------  -------
such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential Information relating to the Borrower received from such Lender.

          (h) Nothing in this Section shall limit or restrict the ability of any Lender to sell, rediscount or otherwise dispose of any Acceptance Draft.

          SECTION 11.04.  Expenses; Indemnity.  (a)  The Borrower agrees to
                          -------------------
pay all reasonable out-of-pocket expenses incurred by the Agent in connection with the preparation of this Agreement, the Notes and the other Loan Documents or with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Agent or any of the Lenders in connection with the enforcement, adjudication or protection of its rights in connection with this Agreement or any of the other Loan Documents or with the Loans made or the Notes or Letters of Credit or Acceptance Drafts issued hereunder, or in connection with any pending or threatened action, proceeding, or investigation relating to the foregoing, including but not limited to the reasonable fees and disbursements of counsel for the Agent and, in connection with such enforcement or protection, the reasonable fees and disbursements of counsel for the Lenders. The Borrower further indemnifies the Lenders from and agrees to hold them harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

          (b) The provisions of this Section 11.04 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or the Notes, or any investigation made by or on behalf of the Agent or any Lender. All amounts due under this Section 11.04 shall be payable on written demand therefor.

          SECTION 11.05.  Applicable Law.  THIS AGREEMENT AND THE NOTES
                          --------------
SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (OTHER THAN THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

          SECTION 11.06.  Right of Setoff.  If an Event of Default shall
                          ---------------
have occurred and be continuing, upon the request of the Required Lenders each Lender shall and is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Notes held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or the Notes and although such obligations may be unmatured. Each Lender agrees to notify promptly the Agent and the Borrower and any applicable Guarantor after any such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which may be available to such Lender.

          SECTION 11.07.  Payments on Business Days.  Should the principal
                          -------------------------
of or interest on the Notes or any fee or other amount payable hereunder become due and payable on other than a Business Day, payment in respect thereof may be made on the next succeeding Business Day (except as otherwise specified in the definition of "Interest Period"), and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

          SECTION 11.08.  Waivers; Amendments.  (a)  No failure or delay of
                          -------------------
any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lenders hereunder are cumulative and not exclusive of any rights or reme-dies which they may otherwise have. No waiver of any provision of this Agreement or the Notes nor consent to any departure by the Borrower there-from shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall entitle it to any other or further notice or demand in similar or other circumstances. Each holder of any of the Notes shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided,
                                                                  --------
however, that no such agreement shall (i) change the principal amount of,
-------
or extend or advance the maturity of or the dates for the payment of principal of or interest on, any Note or reduce the rate of interest on any Note, without the consent of each holder affected thereby, (ii) change the Revolving Credit Commitment of any Lender or amend or modify the provisions of this Section, Section 2.05, 2.06, 2.07, 2.09, 2.10, 2.12, 2.13 or 2.14,
Section 3.02, 3.04, 3.06, 3.07 or 3.10, Section 4.13, Article V, Article VIII (except action with respect to affirmative and negative covenants shall only need be taken by the Required Lenders) or Section 11.04 hereof or the definition of "Required Lenders," or (iii) amend or modify any other provision of this Agreement or of any of the other Loan Documents that would have the effect of reducing the security, if any, for the Loans, in each case without the prior written consent of each Lender affected thereby and provided, further, however, that no such agreement shall amend, modify
    --------  -------  -------
or otherwise affect the rights or duties of the Agent under this Agreement or the other Loan Documents without the written consent of the Agent. Each Lender and holder of any Note shall be bound by any modification or amendment authorized by this Section regardless of whether its Notes shall be marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall be so marked.

          (c) In the event that the Borrower requests, with respect to this Agreement or any other Loan Document, an amendment, modification or waiver and such amendment, modification or waiver would require the unanimous consent of all of the Lenders in accordance with Section 11.08(b) above, and such amendment, modification or waiver is agreed to in writing by the Borrower and the Required Lenders but not by all of the Lenders, then notwithstanding anything to the contrary in Section 11.08(b) above, with the written consent of the Borrower and such Required Lenders, the Borrower and Required Lenders may, but shall not be obligated to, amend this Agreement without the consent of the Lender or Lenders who did not agree to the proposed amendment, modification or waiver (the "Minority Lenders") solely
                                                 ----------------
to provide for each and all of (i) the termination of the Revolving Credit Commitment of each Minority Lender, (ii) the assignment in accordance with
Section 11.03 hereof to one or more persons of each Minority Lender's interests, rights and obligations under this Agreement (including, without limitation, all of such Minority Lender's Revolving Credit Commitment as well as its portion of all outstanding Loans and the Note or Notes held by such Minority Lender) and the other Loan Documents and/or an increase in the Revolving Credit Commitment of one or more Required Lenders, in each case so that after giving effect thereto the Total Revolving Credit Commitment shall be in the same amount as prior to the events described in this paragraph, (iii) the repayment to the Minority Lenders in full of all Loans made by such Minority Lenders outstanding and accrued interest thereon at the time of the assignment and/or increase in Revolving Credit Commitments described in clause (ii) above with the proceeds of Loans made by such persons who are to become Lenders by assignment or with the proceeds of Loans made by Required Lenders who have agreed to increase their Revolving Credit Commitment, (iv) the payment to the Minority Lenders by the Borrower of all fees and other compensation due and owing such Minority Lenders under the terms of this Agreement and the other Loan Documents and (v) such other modifications as the Required Lenders and Borrower shall deem necessary in order to effect to changes specified in clauses (i) through (iv) hereof.

          SECTION 11.09.  Severability.  In the event any one or more of
                          ------------
the provisions contained in this Agreement or in the Notes should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 11.10.  Entire Agreement; Waiver of Jury Trial, etc.  (a)
                          -------------------------------------------
This Agreement, the Notes and the other Loan Documents constitute the entire contract between the parties hereto relative to the subject matter hereof. Any previous agreement among the parties hereto with respect to the Transactions is superseded by this Agreement, the Notes and the other Loan Documents. Except as expressly provided in this Agreement, the Notes or the other Loan Documents, nothing in this Agreement, the Notes or in the other Loan Documents is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement, the Notes or the other Loan Documents.

          (b) Except as prohibited by law, each party hereto hereby waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement, the Notes, any of the other Loan Documents or the Transactions.

          (c) Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in paragraph (b) of this Section 11.10 any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

          (d) Each party hereto (i) certifies that no representative, agent or attorney of any Lender has represented, expressly or otherwise, that such Lender would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that it has been induced to enter into this Agreement, the Notes or the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

          SECTION 11.11.  Confidentiality.  The Agent and the Lenders agree
                          ---------------
to keep confidential (and to cause their respective officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Agent or any Lender (the "Information"). Notwithstanding the foregoing, the Agent and each
      -----------
Lender shall be permitted to disclose Information (i) to such of its officers, directors, employees, agents, attorneys and representatives as need to know such Information in connection with its participation in any of the Transactions or the administration of this Agreement or the other Loan Documents; (ii) to the extent required by applicable laws and regula-tions or by any subpoena or similar legal process, or requested by any governmental agency or authority; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to the Agent or such Lender on a non-confidential basis from a source other than the Borrower, any Guarantor or any of their respective subsidiaries or (C) was available to the Agent or such Lender on a non-confidential basis prior to its disclosure to the Agent or such Lender by the Borrower, any Guarantor or any of their respective subsidiaries; (iv) to the extent the Borrower, any Guarantor or any of their respective subsidiaries shall have consented to such disclosure in writing; (v) in connection with the sale of any collateral pursuant to the provisions of any of the other Loan Documents; or (vi) pursuant to Section 11.03(g) hereof.

          SECTION 11.12.  Submission to Jurisdiction.  (a)  Any legal
                          --------------------------
action or proceeding with respect to this Agreement or the Notes or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower and each of the Guarantors hereby accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

          (b) The Borrower and each of the Guarantors hereby irrevocably waive, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

          (c) The Borrower and each of the Guarantors hereby irrevocably consent to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such person, as the case may be, at its address set forth in Section 11.01 hereof.

          (d) Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower or any Guarantor in any other jurisdiction.

          SECTION 11.13.  Counterparts; Facsimile Signature.  This
                          ---------------------------------
Agreement and each of the other Loan Documents may be executed in counterparts of the entire document, or of signature pages to the document, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies which, when taken together, bear the signatures of each of the parties hereto or thereto shall be delivered to the Agent and the Borrower. Delivery of an executed counterpart of a signature page to this Agreement or any other Loan Document by telecopier shall be effective as delivery of a manually executed signature page hereto or thereto.

          SECTION 11.14.  Headings.  Article and Section headings and the
                          --------
Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          IN WITNESS WHEREOF, the Borrower, Guarantors, the Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
                              MILGRAY ELECTRONICS, INC.


                              By: /s/ John Tortorici
                                  ------------------
                                 John Tortorici
                                 Vice President-Finance

                              MILGRAY/ATLANTA, INC.
                              BIRNBACH COMPANY, INC.
                              MILGRAY/CALIFORNIA, INC.
                              MILGRAY/CHICAGO, INC.
                              MILGRAY/CLEVELAND, INC.
                              MILGRAY/COLORADO, INC.
                              MILGRAY/COMPUTER PRODUCTS, INC.
                              MILGRAY/CONNECTICUT, INC.
                              MILGRAY/DALLAS, INC.
                              MILGRAY/DELAWARE VALLEY, INC.
                              MILGRAY/FLORIDA, INC.
                              MILGRAY/HOUSTON, INC.
                              MILGRAY/HUNTSVILLE, INC.
                              MILGRAY/INDIANA, INC.
                              MILGRAY/INTERNATIONAL, INC., a New York
                              corporation
                              MILGRAY/KANSAS CITY, INC.
                              MILGRAY LTD.
                              MILGRAY/NEW ENGLAND, INC.
                              MILGRAY/NEW JERSEY, INC.
                              MILGRAY/NEW YORK, INC.
                              MILGRAY/NORTHERN CALIFORNIA, INC.
                              MILGRAY/ORANGE COUNTY, INC.
                              MILGRAY/OREGON, INC.
                              MILGRAY ELECTRONICS/P.R., INC.
                              MILGRAY/RALEIGH, INC.
                              MILGRAY/SAN DIEGO, INC.
                              MILGRAY/UPSTATE NEW YORK, INC.
                              U.S. COMPUTER SUPPLY, INC.
                              MILGRAY/UTAH, INC.
                              MILGRAY/WASHINGTON, INC.
                              VIEWTEK, INC.


                              By:/s/ John Tortorici
                                 ------------------
                                 John Tortorici
                                 As Vice President-Finance
                                 of and on behalf of each of the
                                 foregoing corporations.

                              MILGRAY/TORONTO, INC.


                              By: /s/ John Tortorici
                                  -------------------------
                                 John Tortorici
                                 Secretary


                              CHEMICAL BANK, as Lender


                              By:   /s/ Diane E. Vaccarelli
                                  -------------------------
                                 Name:  Diane E. Vaccarelli
                                 Title: Vice President


                              CHEMICAL BANK, as Agent


                              By:   /s/ Diane E. Vaccarelli
                                  -------------------------
                                 Name:  Diane E. Vaccarelli
                                 Title: Vice President


                              FLEET BANK


                              By:   /s/ Steven J. Milacharek
                                  --------------------------
                                 Name:  Steven J. Milacharek
                                 Title: Senior Vice President



                              FIRST UNION NATIONAL BANK OF
                               NORTH CAROLINA


                              By:   /s/ Judy Flukinger
                                    ------------------
                                 Name:  Judy Flukinger
                                 Title: Vice President

                                                              SCHEDULE 2.01


                        Revolving Credit Commitments
                        ----------------------------

                                                     Approximate
                                 Revolving          Percentage of
                                  Credit           Total Revolving
Lender                           Commitment       Credit Commitment
------                           ----------       -----------------

Chemical Bank                    $24,000,000               48%
7600 Jericho Turnpike
Woodbury, New York 11797
Attn:  Milgray Account Officer


Fleet Bank                       $14,000,000               28%
Corporate Banking Division
300 Broad Hollow Road
Melville, New York  11747
Attn: Ms. Shari Delouya, V.P.


First Union Bank of North        $12,000,000               24%
  Carolina
Capital Markets Group
301 South Tryon Street
Charlotte, North Carolina 28288-NC074
Attn:  Mr. Allison C. Zollicoffer

                                                              SCHEDULE 2.02


                              Lending Offices
                              ---------------



Lender                        Domestic and Eurodollar Lending Offices
------                        ---------------------------------------


Chemical Bank               Chemical Bank
                            7600 Jericho Turnpike
                            Woodbury, New York 11797
                            Attn:  Milgray Account Officer

Fleet Bank                  Fleet Bank
                            Corporate Banking Division
                            300 Broad Hollow Road
                            Melville, New York  11747
                            Attn: Ms. Shari Delouya, V.P.

First Union National        First Union National
 Bank of North Carolina      Bank of North Carolina
                            Capital Markets Group
                            301 South Tryon Street
                            Charlotte, North Carolina 28288-NC074
                            Attn:  Mr. Allison C. Zollicoffer

                                                              SCHEDULE 3.01


                       Outstanding Letters of Credit
                       -----------------------------



                                   None.

                                                              SCHEDULE 4.01


                          Qualified Jurisdictions
                          -----------------------



           Milgray Electronics, Inc. is qualified in California.

                           SCHEDULE 4.05
                           -------------

                       MATERIAL ADVERSE CHANGE
                       -----------------------



                                None

                           SCHEDULE 4.06(a)
                           ----------------

                              LITIGATION
                              ----------



                                None

                           SCHEDULE 4.06(b)
                           ----------------

                       COMPLIANCE WITH LAWS, ETC.
                       --------------------------



                                None

                                  SCHEDULE 4.09
                                  -------------

                                      Taxes
                                     ------


          Borrower's Federal income tax returns were audited for Borrower's fiscal years ended December 31, 1983, December 31, 1985, December 31, 1986,

December 31, 1987 and December 31, 1988. Total adjustments in the amount of approximately $8,000 were paid by the Borrower.

          Borrower's Federal income tax returns were audited for Borrower's fiscal years during the period from October 1, 1991 to September 30, 1994. Total adjustments in the amount of approximately $40,381 were paid by the Borrower.

          Borrower's New York State income tax returns for the period from

October 1, 1990 to September 30, 1993 have been audited and New York State is claiming an additional amount due for said period of $48,312. This is being contested by Borrower.

                                  SCHEDULE 4.10
                                  -------------

                                      ERISA
                                      -----


          1.    In 1988, the assets of a frozen trust under Borrower's

previously terminated Pension and Profit Sharing Plans were transferred to

Borrower's 1984 Profit Sharing Plan. This event was reported on Borrower's Form

5500 for 1988. Following said transfer, the aforementioned assets were held within the Borrower's 1984 Profit Sharing Plan as a segregated self-directed account for the beneficiary of said frozen trust. In December 1994, in connection with the amendment of the Borrower's 1984 Profit Sharing Plan, said account was distributed in full and rolled over to an IRA for such beneficiary.

          2.    Borrower's Profit Sharing Plan was amended effective as of

January 1995 by adopting Fidelity Corporate Plan for Retirement (the Profit

Sharing/401(k) Plan) and all of the Plan's assets (not distributed to beneficiaries) were transferred to the newly adopted Plan. This will be reported in the annual report covering the period January 1, 1994 through January 5, 1995 accompanying Borrower's Form 5500.

          3.    In 1988, Borrower's Profit Sharing Plan was the subject of an audit with respect to its 1985 year. No change resulted from the audit.

          4.    Borrower and a Guarantor (Birnbach Company, Inc.) make

contributions to a multiemployer plan pursuant to a collective bargaining

agreement.    In 1994, pursuant to a collective bargaining agreement, the Fund to which said contributions are made by Borrower and said Guarantor was changed.

                                  Schedule 4.14
                                  -------------

                           Subsidiaries and Affiliates
                           ---------------------------



                                                   Outstanding
                                                     Shares*
                                                     -------
                               Jurisdiction of    No. of   Par
     Name of Subsidiary         Incorporation     Shares   Value
-----------------------------------------------------------------

Milgray/Atlanta, Inc.              Georgia        1,000    $1.00
Birnbach Company, Inc.             New York         120   No Par
Milgray/California, Inc.           California     1,000    $1.00
Milgray/Chicago, Inc.              Illinois       1,000    $1.00
Milgray/Cleveland, Inc.            Ohio             100    $1.00
Milgray/Colorado, Inc.             Colorado       1,000    $1.00
Milgray/Computer Products, Inc.    Delaware       1,000    $1.00
Milgray/Connecticut, Inc.          Connecticut    1,000    $1.00
Milgray/Dallas, Inc.               Texas          1,000    $1.00
Milgray/Delaware Valley, Inc.      New Jersey       500   No Par
Milgray/Florida, Inc.              Florida          500    $1.00
Milgray/Houston, Inc.              Texas          1,000    $1.00
Milgray/Huntsville, Inc.           Alabama        1,000    $1.00
Milgray/Indiana, Inc.              Indiana          100   No Par
Milgray/International, Inc.        New York       2,500    $1.00
Milgray/Kansas City, Inc.          Kansas           500    $1.00
Milgray Ltd.                       New York         100   No Par
Milgray/New England, Inc.          Massachusetts    100    $1.00
Milgray/New Jersey, Inc.           New Jersey     1,000    $1.00
Milgray/New York, Inc.             New York         100   No Par
Milgray/Northern California, Inc.  California     1,000    $1.00
Milgray/Orange County, Inc.        California     1,000    $1.00
Milgray/Oregon, Inc.               Oregon         1,000    $1.00
Milgray Electronics/P.R., Inc.     Delaware       1,000    $1.00
Milgray/Raleigh, Inc.              North Carolina 1,000    $1.00
Milgray/San Diego, Inc.            California     1,000    $1.00
Milgray/Toronto, Inc.              Ontario           20    $1.00
Milgray/Upstate New York, Inc.     New York       1,000    $1.00
U.S. Computer Supply, Inc.         New York       1,000    $1.00
Milgray/Utah, Inc.                 Utah             100    $10.00
Viewtek, Inc.                      New York       1,000    $1.00
Milgray/Washington, Inc.           Maryland         100    $1.00


-----------------

*Milgray Electronics, Inc. is the record and beneficial owner of all of the outstanding shares of the Subsidiaries listed below unless otherwise indicated.

                                  SCHEDULE 4.17
                                  ------------

                            Environmental Compliance
                            ------------------------


          1.   See Schedule 6.12 regarding two fuel oil tanks at 77 Schmitt

Boulevard, Farmingdale, New York, and regarding storage, use and disposal of acetone, waste acetone and toluene by Borrower and regarding storage and use of acetone by Milgray Electronics/P.R., Inc.

          2.   In December 1994, a fuel oil spill occurred on Borrower's

premises which was reported to the New York State Department of Environmental

Conservation. In May 1995, Borrower was removed from the active spill list of said Department.

                                SCHEDULE 4.20


                           MILGRAY ELECTRONICS, INC.
                             FINANCING AGREEMENTS
                            AS OF NOVEMBER 7, 1995


Chemical Bank loan due December 31, 1996
      Eurodollar Loans - [Eurodollar rate plus .70%]             $17,025,000
      Alternate Base Loans [Alternate Base Rate less .55%]         1,065,000*

Fleet Bank loan due December 31, 1996
      Eurodollar Loans -[Eurodollar rate plus 1.25%]              11,350,000
      Alternate Base Loans [Alternate Base Rate]                     710,000*

Swiss Volksbank Special Deed of Pledge               [SFR 35,000]

Guarantee by Milgray/International, Inc. in favor
      of Swiss Volksbank                             [SFR 35,000]

Overdraft Line of Credit of Milgray/International, Inc.
      [$600,000]                    current balance                   27,473

Customs Guarantee Line of Credit not to exceed $75,000

Overdraft Line of Credit of Milgray/Toronto, Inc.
      [Canadian $1,000,000]

Foreign Exchange Line of Credit of Milgray Electronics, Inc.
      in the amount of $2,000,000

Foreign Exchange Line of Credit of Milgray/Toronto, Inc.
      in the amount of Canadian $4,000,000


Equipment Loan due to CIT Group/Equipment
      Financing, collateralized by computer equipment,
      payable in 60 monthly installments of $4167 plus interest
      at 3/4% over prime, due November 1996.                          58,333

4.90% IBM Installment Payment Master Agreement
      collateralized by computer equipment, payable
      in monthly installments of $2,573 including
      interest due October 1998                                       85,668

* To be repaid from proceeds of Credit Agreement

                                 SCHEDULE 6.12
                                 -------------

                              Hazardous Materials
                              -------------------



          1.    Borrower, at its premises at 77 Schmitt Boulevard, Farmingdale

New York, has two fuel oil tanks, i.e., a 10,000 gallon tank and a 5,000 gallon tank, which had a "Full System Test" in June 1992 and passed the test, which is required by the Suffolk County Department of Health Services.  The permit issued by said Department for the tanks has an expiration date of August 31,

1996.

          2.   Borrower stores one drum of acetone at its premises at 77

Schmitt Boulevard, Farmingdale, New York.  The acetone is used in assembly and value-added operations.  The waste acetone and toluene are stored in a drum and when the drum is full, it is disposed of by a transporter.  Reports are filed with the States of New York and New Jersey at the time of the waste acetone disposal.

          3.    Milgray Electronics/P.R., Inc. stores acetone on

its premises for use in its manufacturing operations.  The acetone is completely used in the manufacturing process and there is no residue.

                              SCHEDULE 7.01
                              -------------

                              Existing Liens
                              --------------


          Lien held by CIT Group Financing, Inc., covering certain computer equipment of Borrower, securing balance of Indebtedness ($58,333 as of November

6, 1995) due in connection with this equipment.*

          Lien held by IBM Credit Corp., covering certain computer equipment of

Borrower, securing balance of Indebtedness ($85,668 as of November 6, 1995) due in connection with this equipment.*

          Lien under Special Deed of Pledge by Milgray/International, Inc. in

favor of Swiss Volksbank with respect to SFR35,000 held in an account or accounts in the name of Milgray/International, Inc. at Swiss Volksbank.





--------------------

*For additional information regarding Indebtedness covered by this lien, see Schedule 7.02.

                                 SCHEDULE 7.02


                            MILGRAY ELECTRONICS, INC.
                                  INDEBTEDNESS
                             AS OF NOVEMBER 7, 1995



Chemical Bank loan due December 31, 1996
      Eurodollar Loans  - [Eurodollar rate plus .70%]       $17,025,000**
      alternate Base Loans [Alternate Base Rate less .55%]    1,065,000*


Fleet Bank loan due December 31, 1996
      Eurodollar Loans - [Eurodollar rate plus 1.25%]        11,350,000**
      Alternate Base Loans [Alternate Base Rate]                710,000*


Swiss Volksbank Special Deed of Pledge [SFR 35,000]

Guarantee by Milgray/International Inc. in favor
      of Swiss Volksbank                [SFR 35,000]

Overdraft Line of Credit of Milgray/International, Inc.
      [$600,000]             current balance                     27,473

Customs Guarantee Line of credit not to exceed $75,000

Equipment Loan, due to CIT Group/Equipment
      Financing, collateralized by computer equipment,
      payable in 60 monthly installments of $4,167 plus
      interest at 3/4% over prime; due November 1996             58,333

4.90% IBM Installment Payment Master Agreement
      collateralize by computer equipment, payable in
      monthly installments of $2,573
      including interest due October 1998                        85,668



* To be repaid from proceeds of Amended and Restated Credit Agreement **To be deemed Eurodollar Loans under the Amended and Restated
  Credit Agreement upon effectiveness thereof.

                                                         EXHIBIT A

               FORM OF [AMENDED AND RESTATED] REVOLVING CREDIT NOTE


  $___________                                                New York, New York
                                               [    August 2, 1995,
                                          as amended and restated,]
                                                  November __, 1995

            FOR VALUE RECEIVED, the undersigned, MILGRAY ELECTRONICS, INC., a New York corporation (the "Maker"), hereby promises to pay to the order of _____________ (the "Lender"), at the office of Chemical Bank (the "Agent"), at 7600 Jericho Turnpike, Woodbury, New York 11797, on the Revolving Credit Termination Date as defined in the Amended and Restated Credit Agreement dated as of November __, 1995, among the Maker, the Guarantors named therein, the Lenders named therein and the Agent (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement") or earlier as provided for in the Credit Agreement, the lesser of the principal sum of _____________ Dollars ($___________) or the aggregate unpaid principal amount of all Revolving Credit Loans to the Maker from the Lender pursuant to the terms of the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date thereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on such dates as determined pursuant to the terms of the Credit Agreement.

       [    This Amended and Restated Revolving Credit Note is an amendment and restatement of, and is being issued in replacement of and substitution for, that certain Replacement Revolving Credit Note dated August 2, 1995 (the "Original Note"), in the original principal amount of $___________ by Maker to the order of the Lender. In addition to the indebtedness evidenced by this Amended and Restated Revolving Credit Note, this Amended and Restated Revolving Credit Note shall also evidence any accrued and unpaid interest on the Original Note. ]

            The Maker promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

            The Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

            All borrowings evidenced by this [Amended and Restated Revolving Credit] Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make
           --------  -------
  such a notation or any error in such a notation shall not in any manner affect the obligation of the Maker to make payments of principal and interest in accordance with the terms of this [Amended and Restated Revolving Credit] Note and the Credit Agreement.

            This [Amended and Restated Revolving Credit] Note is one of the Notes referred to in the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS [AMENDED AND RESTATED REVOLVING CREDIT] NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                MILGRAY ELECTRONICS, INC.


                                By:______________________________
                                   Name:
                                   Title:

                                    Loans and Payment
                                    -----------------


                                                     Unpaid         Name of
                                                     Principal      Person
             Amount and          Payments            Balance of     Making
     Date    Type of Loan   Principal and Interest   Note           Notation
     ----    ------------   ----------------------   ----------     ------------

                                  EXHIBIT B
                                  ---------
  HERSCHEL M. WEINBERG
    ATTORNEY AT LAW

                                                      110 EAST 59TH STREET
                                                     NEW YORK, NEW YORK 10022
                                                              -----
                                                         (212) 980-2600
                                                    TELECOPIER (212) 223-4911

                                   November 7, 1995

Chemical Bank
7600 Jericho Turnpike
Woodbury, New York 11797

Fleet Bank
300 Broad Hollow Road
Melville, New York 11747

First Union National Bank
    of North Carolina
Capital Markets Group
301 South Tryon Street
Charlotte, North Carolina 282-NC074

Dear Sirs:

         I have acted as counsel to Milgray Electronics, Inc., a New York corporation (the "Borrower") and the Guarantors (other than Milgray/Toronto, Inc.) executing the Agreement dated as of November 7, 1995 (the "Agreement") among the Borrower, the Guarantors named in the Agreement, Chemical Bank (the "Agent"), Fleet Bank, and First Union National Bank of North Carolina in connection with the execution and delivery of the Agreement. This opinion does not cover Milgray/Toronto, Inc., which is not included in the term "Guarantors" as hereinafter used in this opinion.

         This opinion is delivered to you pursuant to subsection 5.02 of the Agreement. Terms used herein which are defined in the Agreement shall have the respective meanings set forth in the Agreement, unless otherwise defined herein.

         In connection with this opinion, I have examined copies of the Agreement, the Notes, the form of the Acceptance Drafts and such corporate documents and records of the Borrower and the Guarantors and certificates of public officials and officers of the Borrower

HERSCHEL M. WEINBERG


Chemical Bank, Fleet Bank
 and First Union National
 Bank of North Carolina            - 2 -                    November 7, 1995


and the Guarantors, and such other documents, as I have deemed necessary or appropriate for the purposes of this opinion. In stating my opinion, I have assumed the genuineness of all signatures of, and the authority of, persons signing the Agreement, the Notes and the Acceptance Drafts, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies. The term "knowledge" when used in stating my opinion herein means actual knowledge on my part.

          Based upon the foregoing, I am of the opinion that:

          1. Each of the Borrower and the Guarantors (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation except for Milgray/Connecticut, Inc., which is not in good standing under the laws of Connecticut, the state of its incorporation, (b) has the corporate power to own its assets, to lease the property it operates under lease and to transact the business in which in is currently engaged, and (c) based upon representations by its management (upon which I have relied) as to its ownership, lease and operation of property and conduct of its business, is not required to be qualified to do business under the laws of any jurisdiction other than the jurisdiction of its incorporation, except that the Borrower (in addition to the jurisdiction of its incorporation) is also required to be, and is, qualified to do business in California.

          2. The Borrower has the corporate power and authority and the legal right to make, deliver and perform the Agreement, the Notes and the Acceptance Drafts and to borrow thereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of the Agreement, the Notes and the Acceptance Drafts. Each of the Guarantors has the corporate power and authority and the legal right to make, deliver and perform its obligations under the Agreement and has taken all necessary corporate action to authorize the obligations of SuCh Guarantor contained in the Agreement. No consent of any other party (including stockholders of the Borrower), except as expressly contemplated by the Agreement in connection with the performance thereof, and no consent,

HERSCHEL M. WEINBERG


Chemical Bank, Fleet Bank
 and First Union National
 Bank of North Carolina            - 3 -                    November 7, 1995


license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity or enforceability of the Agreement, the Notes or the Acceptance Drafts.

          3. The execution, delivery and performance of the Agreement, the Notes and the Acceptance Drafts will not violate any provision of any existing law or regulation or of any order or decree of any court or governmental instrumentality binding upon the Borrower or any Guarantor or of the Certificate of Incorporation or ByLaws of the Borrower or any Guarantor or of any mortgage, indenture, contract or other agreement, of which I have knowledge, to which the Borrower or any Guarantor is a party or by which the Borrower or any Guarantor or any of its or their property or assets may be bound, and will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of its or their properties pursuant to the provisions of any such mortgage, indenture, contract or other agreement of which I have knowledge.

          4. To the best of my knowledge (based upon inquiries made of the management of the Borrower and the Guarantors upon which I have relied) no litigation, investigation or administrative proceedings of or before any court, tribunal or governmental body is presently pending or, to the knowledge of the Borrower, threatened against the Borrower or any Guarantor or any of its or their properties or with respect to the Agreement, the Notes or the Acceptance Drafts, which, if adversely determined, would, in the opinion of the Borrower, have a Material Adverse Effect.

          5. The execution, delivery and performance by the Borrower and each of the Guarantors of the Agreement, and by the Borrower of the Notes and the Acceptance Drafts, have been duly authorized. Upon execution and delivery of the Agreement and the Notes on behalf of the Borrower by the President or any Vice President of the Borrower, and upon execution and delivery of the Acceptance Drafts on behalf of the Borrower by the President, singly, or any two other Responsible Officers of the Borrower, and upon execution and delivery of the Agreement on behalf of the Guarantors by the President or any Vice President of each Guarantor, the Agreement, the Notes and

HERSCHEL M. WEINBERG


Chemical Bank, Fleet Bank
 and First Union National
 Bank of North Carolina            - 4 -                    November 7, 1995


the Acceptance Drafts will constitute valid obligations of the Borrower legally binding upon the Borrower and enforceable against the Borrower in accordance with their terms and the Agreement will constitute a valid obligation of each Guarantor legally binding upon each Guarantor and enforceable against each Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

                                        Very truly yours,

                                                                       EXHIBIT C



                        FORM OF ASSIGNMENT AND ACCEPTANCE

                           Dated _______________, 19__



Reference is made to the Amended and Restated Credit Agreement, dated as of October __, 1995 (as amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement"), among MILGRAY ELECTRONICS, INC. (the "Borrower"), the guarantors named therein, the lenders named therein (collectively, the "Lenders") and CHEMICAL BANK, as agent for the Lenders (in such capacity, the "Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

____________________________ (the "Assignor") and ____________________________
(the "Assignee") agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, ___% interest in and to all the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, such percentage interest in the Revolving Credit Commitment of the Assignor on the Effective Date and/or such percentage interest in the Revolving Credit Loans owing to the Assignor outstanding on the Effective Date and/or such percentage interest in the Letters of Credit and Acceptance Drafts outstanding on the Effective Date, together with such percentage interest in all unpaid interest and commitment fees accrued to the Effective Date and such percentage interest in the Notes held by the Assignor, as defined herein).

          2. The Assignor (i) represents that as of the date hereof, its Revolving Credit Commitment (without giving effect to assignments thereof which have not yet become effective) is $____________, the outstanding balance of its Revolving Credit Loans (unreduced by any assignments thereof which have not yet become effective) is $____________, and the amount of its participation in Letters of Credit and Acceptance Drafts (unreduced by any assignments thereof which have not yet become effective) that have been issued and remain undrawn is $____________, (ii) makes no representation or warranty and assumes no responsi-bility with respect to any statements, warranties or representations made in or in connection with the

Credit Agreement or the execution, legality, validity, enforceability, per-fection, genuineness, sufficiency or value of the Credit Agreement or any other Loan Documents or any other instrument or document furnished pursuant to any thereof, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor, or the performance or observance by the Borrower or any Guarantor, of its obligations under the Credit Agreement or any other Loan Documents or any other instrument or document furnished pursuant to any thereof; and (iv) attaches the Notes referred to in paragraph 1 above and requests that the Agent exchange such Notes for a new Note [payable to Assignee] [payable to Assignor] in principal amounts equal to __________ and _________, respectively.

          3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance and the other documents executed and delivered in connection therewith; (ii) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) agrees that it will keep confidential all information with respect to the Borrower furnished to it by the Borrower or the Assignor (other than information generally available to the public or otherwise available to the Assignor on a nonconfidential basis). [; and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.]1

          4. The effective date for this Assignment and Acceptance shall be _________________ (the "Effective Date").2 Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent.

          5. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Administrative Agent or with respect to the making of this assignment directly between themselves.






































--------------------

1 If the Assignee is organized under the laws of a jurisdiction outside the United States.

2 See Section 11.03. Such date shall be at least five Business Days after the execution of this Assignment and Acceptance and delivery thereof to the Agent.

          7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

                           [NAME OF ASSIGNOR]


                           By:_________________________________
                              Name:
                              Title:


                           [NAME OF ASSIGNEE]


                           By:_________________________________
                              Name:
                              Title:

Accepted this _____ day
of ______________, 19__

CHEMICAL BANK, as Agent


By:_________________________
   Name:
   Title:

                                                               EXHIBIT D





Customer                                                              ACCEPTED
No.
   -------------------------------

THE TRANSACTION WHICH GIVES RISE TO
                                                                                                     -----------------------
 THIS INSTRUMENT IS THE EXPORTATION                                No.                                          CITY
                                            ---------------------      ------------------------
                        IMPORTATION         CHEMICAL BANK

OF
  --------------------------------

                                                                                                     -----------------------
FROM                                                                                                            DATE
    ------------------------------

                                                  ---------------------------------------------
TO                                                          AUTHORIZED SIGNATURE
  --------------------------------
                                                                                                     $
                                                                                                     -----------------------


                                            AFTER                                        PAY TO THE ORDER OF
                 ---------------------------     ----------------------------------------

                                             - OURSELVES -

                                                                                           DOLLARS
-------------------------------------------------------------------------------------------
TO
    CHEMICAL
    Letter of Credit Dept., Room 1702
                                                                      ------------------------------
    55 Water Street
    New York, N.Y.  10041-0199


                                                          EXHIBIT E

                            BIRNBACH CO. INC.   AGED TRIAL BALANCE FOR 9/30/95   PAGE 2  10/03/95


                                                 CHARGES
                                   C ACCT          AND
        CUSTOMER                   D NUMB        CREDITS         CURRENT          31-60         61-90        91-120      OVER 120
 KELMAR SYSTEMS, INC.              K 0447         837.00          837.00           0.00          0.00          0.00          0.00

 KSM ELECTRONICS                   K 1107         179.00          179.00           0.00          0.00          0.00          0.00

 KABAR MANUFACTURING CORP          K 1371       2,491.00          808.00       1,683.00          0.00          0.00          0.00

 LUCAS SCHAEVITZ, INC.             L 1769         274.00          274.00           0.00          0.00          0.00          0.00

 METRO TEL                         M 0745       2,878.79           00.00       2,878.79          0.00          0.00          0.00

 FRANK MC CARTIN                   M 1227         314.00          314.00           0.00          0.00          0.00          0.00

 MEECO                             M 3287         338.00          179.00         159.00          0.00          0.00          0.00

 MID ISLAND INDUSTRIAL             M 3495         159.00          159.00           0.00          0.00          0.00          0.00

 MASTER DISTRIBUTORS               M 5997         104.00          104.00           0.00          0.00          0.00          0.00

 NIAGARA MOHAWK POWER CORP.        N 3588         106.00          106.00           0.00          0.00          0.00          0.00

 OLYMPUS CORP.                     O 1668          87.00           87.00           0.00          0.00          0.00          0.00

 PRECISION MECHANISMS CORP.        P 1686       2,602.52        2,602.52           0.00          0.00          0.00          0.00

 PARTLOW CORP.                     P 2108       4,853.50        1,241.50       3,612.00          0.00          0.00          0.00

 PCI CABLE                         P 2533         234.40          234.40           0.00          0.00          0.00          0.00

 PROTEK ELEC.                      P 2667       2,583.16        2,479.16         104.00          0.00          0.00          0.00

 REM ELECTRONICS                   R 1040       1,402.33          682.00         377.50        342.83          0.00          0.00

 SIMOONA ELECTRONICS               S 1029          85.50CR         85.50CR         0.00          0.00          0.00          0.00

 STONE CONTAINER CORP.             S 3966         279.00          274.00           0.00          0.00          0.00          0.00

                            BIRNBACH CO. INC.   AGED TRIAL BALANCE FOR 9/30/95   PAGE 3  10/03/95

 3E TECHNOLOGY                     T 4042         325.50          224.00         101.50          0.00          0.00          0.00

 WHOLESALE RADIO                   W 1070         238.00            0.00         238.00          0.00          0.00          0.00

 TOTAL(EXCLUDES COLLECTION ACCTS)              34,613.84       15,780.09      14,030.55        610.83      3,929.43        262.94

                    MILGRAY ELECTRONICS, INC.   AGED TRIAL BALANCE FOR 9/30/95     page 389     10/03/95

 **NET LESS INTEP-COMPANY**                41,178,746.76   24,837,866.09  10,424,704.57  2,487,506.45    851,759.76  2,576,909.89


                                                                                                                   EXHIBIT F



INVAGERPT                                                        INVENTORY TURNS REPORT-AS OF 10/02/95                PAGE 1
                                                            BASED ON ORDER BACKLOG + SHPMNTS THRU 10/18/95

                                                                                           T  U  R  N  S
MFG PART NUMBER        BKORD$     INVEnT$     TRNS     NEW ITEM      0 -.5    .6 - 1     1.1 - 2     2.1 - 3   OVER 3 ITEM#
ALC ADE04                          1,941        -        1,941                                                        291886
ALC ADE06                  0         319        -          319                                                        297439
ALC ADE08                  0       2,978        -        2,978                                                        290012
ALC ADE10                          1,203        -        1,203                                                        297450
ALC ADF04                            278        -          278                                                        296892
ALC ADF05                  0         416        -          416                                                        292695
ALC ADF06S                 0          77        -           77                                                        297472
ALC ADF08                  0         661        -          661                                                        290544
ALC ADP04                  0       1,600        -        1,600                                                        297502
ALC ADP06                             55        -           55                                                        335904
ALC ASE22                             28        -           28                                                        295176
ALC ASE42G                 0       1,680        -        1,680                                                        297910
ALC ASE42RG                0         640        -          640                                                        297915
ALC ASE43RG                0       1,985        -        1,985                                                        297924
ALC ASE62RG                          188       .0                     188                                             297931
ALC ASF62                             91        -           91                                                        290754
ALC ASF62R                             8        -            8                                                        297962
ALC ASF62RG                          775       .0                     775                                             297963
ALC ATT5600C                       1,173        -        1,173                                                        298087
ALC A101SYCQ                         210        -          210                                                        297259
ALC A103-J5IZQ-00          0         253        -          253                                                        332165
ALC BPM15320              41         162      1.0                               162                                   291744
ALC BPT15320                          91        -           91                                                        298239
ALC BP1900                 0         600        -          600                                                        298230
ALC BP5900                           106        -          106                                                        298233
ALC C220                              66        -           66                                                        298285
ALC DPS8PW                             3        -            3                                                        298416
ALC DPS8131AK                          5        -            5                                                        296952
ALC DPS8400AKLS            0       1,062        -        1,062                                                        298411
ALC DPS9137AK              0       1,738        -        1,738                                                        294096
ALC DRD10C                            16        -           16                                                        291720
ALC DRD10RA                        1,131        -        1,131                                                        298440
ALC DRD16C                 0       1,783        -        1,783                                                        292170
ALC DRD16CRA               0       1,171        -        1,171                                                        298443
ALC DRD16RA                          428        -          428                                                        298445
ALC DRM10                  0         973        -          973                                                        289444
ALC DRW16CRA                          18        -           18                                                        298477
ALC DTS4SD                 0       1,287        -        1,287                                                        290335
ALC FSM2J                              9        -            9                                                        334855
ALC FT1D5M                 0       1,674        -        1,674                                                        298526
ALC GDH04S                         1,291        -        1,291                                                        298580
ALC GDH08S                           880        -          880                                                        290826
ALC GDP02                             25        -           25                                                        298587
ALC GDP04                             49        -           49                                                        298590
ALC GDP08                            125        -          125                                                        298596
ALC GFDP10                            92        -           92                                                        298599
ALC GDS02                             79        -           79                                                        298616
ALC GDS04                            391        -          391                                                        298619
ALC GDS06                            558        -          558                                                        298621
ALC GDSO6S                 0         981        -          981                                                        298622
ALC GDS08                            464        -          464                                                        289816
ALC GDS10                            227        -          227                                                        298626
ALC G12KA                  0         318        -          318                                                        298554
ALC KLN500S1/8                        48        -           48                                                        298854



INVAGERPT                                                        INVENTORY TURNS REPORT-AS OF 10/02/95                PAGE 2
                                                            BASED ON ORDER BACKLOG + SHPMNTS THRU 10/18/95

                                                                                           T  U  R  N  S
MFG PART NUMBER        BKORD$     INVENT$     TRNS     NEW ITEM      0 -.5    .6 - 1     1.1 - 2     2.1 - 3   OVER 3 ITEM#


ALC KLN900S1/4                        40        -           40                                                        298860
ALC KU402B1/8              0       3,408        -        3,408                                                        299019
ALC MHS122                 0         619        -          619                                                        290658
ALC MHS123                           100        -          100                                                        299084
ALC MHS222                           606        -          606                                                        299096
ALC MHS223                 0       1,254        -        1,254                                                        296979
ALC MHS233RA                         255        -          255                                                        299112
ALC MMS12                  0         211        -          211                                                        299218
ALC MPA103C                           20        -           20                                                        299228
ALC MPA103F                          623        -          623                                                        299230
ALC MPA106D                          233        -          233                                                        299231
ALC MPB103B                0       1,854        -        1,854                                                        299241
ALC MPE206N                          630      1.0-                    630                                             291743
ALC MPG106D                0       1,954        -        1,954                                                        299250
ALC MPG106F                           78        -           78                                                        299251
ALC MPS103FPC                        568        -          568                                                        299266
ALC MSSA104D1              0          69       .0                      69                                             296818
ALC MSS1200G               0         929        -          929                                                        290436
ALC MSS1200R                         103        -          103                                                        299482
ALC MSS2200                          144        -          144                                                        299490
ALC MSS4200G                         258        -          258                                                        299501
ALC MSS4200R               0         275        -          275                                                        299502
ALC MTA106DPC              0       1,305        -        1,305                                                        299614
ALC MTA106F                           66        -           66                                                        299624
ALC MTE106D                0         269        -          269                                                        299681
ALC MTE206N                           77        -           77                                                        299686
ALC MTE306D                0         280        -          280                                                        290647
ALC MTF106G                          846        -          846                                                        299697
ALC MTF206N                           81        -           81                                                        299703
ALC MTF206S                           96        -           96                                                        299707
ALC MTG206N                0         113        -          113                                                        290255
ALC MTL206P                0       2,195        -        2,195                                                        299740
ALC PH13161/4                         36       .0                      36                                             296886
ALC PICOD131AK                       417        -          417                                                        299805
ALC PICOD301AK                       443        -          443                                                        299809
ALC PICOP                             72        -           72                                                        299816
ALC PICO131ALULS           0         544        -          544                                                        293985
ALC PKES120B1/4                       50        -           50                                                        299878
ALC PK1100B1/8                        33        -           33                                                        299833
ALC SEIEGPC                            0       .0                       0                                             300034
ALC SLS121PC                          50        -           50                                                        300226
ALC SLS121RA                         155        -          155                                                        300227
ALC SLS131PC                          65       .0                      65                                             300228
ALC SSA12G                 0       1,553        -        1,553                                                        300298
ALC SSB12R                 0         811        -          811                                                        300303
ALC SSB12RG                        3,547        -        3,547                                                        300304
ALC SSH02                              7        -            7                                                        300313
ALC SSJ12R                            12        -           12                                                        292091
ALC SSJ22R                            69        -           69                                                        300320
ALC SSV04                  0         506        -          506                                                        300357
ALC SSV08                  0         426        -          426                                                        300359
ALC TPA11FGRAO                         2        -            2                                                        296890
ALC TPB11FGRAO                       340        -          340                                                        300515
ALC TPC13C2                           38        -           38                                                        300562



INVAGERPT                                                        INVENTORY TURNS REPORT-AS OF 10/02/95                PAGE 3
                                                            BASED ON ORDER BACKLOG + SHPMNTS THRU 10/18/95

                                                                                           T  U  R  N  S
MFG PART NUMBER        BKORD$     INVENT$     TRNS     NEW ITEM      0 -.5    .6 - 1     1.1 - 2     2.1 - 3   OVER 3 ITEM#


3M  923690-14                         76        -           76                                                        322080
3M  923690-16                         97        -           97                                                        322081
3M  923690-20                        155        -          155                                                        322082
3M  924227-32-10-I         0         135        -          135                                                        281464
3M  924227-32-20-I         0         130        -          130                                                        281474
3M  929025-02-20                       3        -            3                                                        315339
3M  929400-01-36                       9       .0                       9                                             282226
3M  929450-01-36-I                   141        -          141                                                        282254
3M  929550-01-36-I         0         365        -          365                                                        282300
3M  929647-01-36-I                    69        -           69                                                        294255
3M  929665-01-36I                    159        -          159                                                        294062
3M  929715-01-36I                    264        -          264                                                        284808
3M  929715-10-36-I                   193        -          193                                                        282685
3M  929800-01-36           0         101        -          101                                                        282924
3M  929834-01-03          45          45      4.0                                                              45     282980
3M  929835-01-36                      51        -           51                                                        283157
3M  929836-01-08                      33        -           33                                                        283236
3M  929836-01-36                      41        -           41                                                        283257
3M  929838-01-36                       1        -            1                                                        283435
3M  929842-01-14-10                   31        -           31                                                        283586
3M  929842-01-30-10                    8        -            8                                                        283618
3M  929850-01-18-30                   24        -           24                                                        295381
3M  929850-01-23-30                   77        -           77                                                        296945
3M  929852-01-15-10        0          38        -           38                                                        283703
3M  929852-01-17-10        0       1,660        -        1,660                                                        283705
3M  929852-01-20-30        0         121        -          121                                                        341112
3M  929950-00-I            0          84        -           84                                                        283802
3M  929952-10              0         525        -          525                                                        294666
3M  929953-30              0          81        -           81                                                        294667
3M  929955-06-I                      186        -          186                                                        283807
3M  929974-01-36                       3        -            3                                                        283963
3M  929975-01-10           0          26        -           26                                                        283977
3M  929975-01-20           0          26        -           26                                                        283986
3M  929975-01-25                      68        -           68                                                        283991

MFG TOTAL  ->         $2,775    $193,421              $188,032     $2,066        $25        $445       $48      $2,805

FINAL TOTAL ->      $645,537  54,380,833           $52,794,956   $767,428   $443,492    $331,906    $4,908     $38,143


                                                    EXHIBIT G

                              DRAFT OF LEGAL OPINION
                               RIVERA TULLA & FERRER
               PUERTO RICO COUNSEL TO MILGRAY ELECTRONICS/P.R., INC.



  -------------
  -------------


                           Re:  [Opinion Letter]
                                Milgray Electronics/P.R., Inc.

  Gentlemen:

  We have acted as Puerto Rico counsel to Milgray Electronics/P.R., Inc., and, solely for purposes of this opinion, as Puerto Rico counsel to Milgray Electronics, Inc. We deliver this opinion to you pursuant to the provisions of [article, section, paragraph] of that certain Loan Agreement dated
                                                                       ---------
        199 , by and between [creditor] Milgray Electronics, Inc. and Milgray
  ------
  Electronics/P.R., Inc.

  On                 199  Milgray Electronics/P.R., Inc., provided us with a
    -----------------
  certificate signed by its Chief Financial Officer                       to
                                                    ---------------------
  the effect that as of                   , 199  Milgray Electronics/P.R.,
                        ------------------
  Inc., held the cash, cash equivalents and investments in tax exempt Puerto Rico securities listed on said certificate which were held by or were on deposit with the institutions listed on said certificate; and to the best of his knowledge and belief, these assets were free and clear of all liens and encumbrances. Further, with regards to Puerto Rico securities on deposit
  with                    the said Financial Officer has certified that Milgray
       ------------------
  Electronics/P.R., Inc. is the sole owner of said securities and does not hold the same pursuant to a repurchase transaction, or a reverse repurchase transaction.

  On                   , 199  we were provided with a Certificate executed by
     ------------------
  the Chief Financial Officer of Milgray Electronics, Inc., to the effect that the cash, cash equivalents and securities listed on the Milgray Electronics/P.R., Inc., certificate were, to the best of his knowledge and belief, the sole property of Milgray Electronics/P.R., Inc., and were not subject to any lien and/or encumbrance in favor of Milgray Electronics, Inc. or of any third party.

  We have also examined the certificates dated              199  issued by
                                               -------------
  [those P.R. banks holding cash, cash equivalents and the P.R. Securities belonging to Milgray Electronics/P.R., Inc.] to the effect that said items were, to the best of their knowledge and belief, held by each of them free and clear of all liens and encumbrances including but not limited to, in the case of a Puerto Rico Bank, the right of a banker's set off or, in the case of securities, that said securities are not held by the Bank and/or Investment Banker pursuant to a repurchase or reverse repurchase agreement.

  We have examined or caused to be examined the registry of Factors Liens and Assignment of Accounts Receivable at the Registry of Property of San Juan, Puerto Rico [Milgray Electronics/P.R., Inc.'s legal residence according to the records of the Department of State] and the Municipality of Canovanas [the site of the Milgray plant].

  Puerto Rico does not have the Uniform Commercial Code and there is no place where pledges, repurchase agreements, or reverse repurchase agreements can be registered.

  In preparing our opinion we have relied upon the certificates issued by the Chief Financial Officer of Milgray Electronics/P.R., Inc., the Chief Financial Officer of Milgray Electronics, Inc., as well as the certificates
  issued by                         ,                  , and
            ------------------------  -----------------      ----------------
  the [the banks] all dated              , 199 , and on our examination as of
                            -------------
  even date of the registry of factors liens and the assignment of accounts receivable maintained at the San Juan and the Canovanas registries of property; furthermore no opinion is being given as to the type, existence or amount of the cash, cash equivalents or securities.

  Based on the foregoing we are of the opinion that as of the close of business
  on                199 , the cash, cash equivalents and/or securities listed
     ---------------
  on the Milgray Electronics/P.R., Inc., certificate are, to the best of our knowledge and belief, free and clear of liens and encumbrances as of the
  close of business on                   199 , including liens and encumbrances
                       ------------------
  in favor of                 ,                    [the banks].  It is to be
              ----------------  ------------------
  understood that the opinion expressed herein is as of the close of business
  on                      199  and is further subject to Judicial discretion,
     ---------------------   -
  the exercise of the sovereign police power of the Commonwealth of Puerto Rico of the constitutional power of the United States of America and valid bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors rights generally.

  No one other than                 [the creditor] shall be entitled to rely on
                    ----------------
  this opinion.

                                          Very truly yours,

                                          Rivera, Tulla & Ferrer

                                       By:
                                          ----------------------------

                                                                       EXHIBIT H

                            FORM OF NOTICE REGARDING
                           DOMESTIC SHIPMENT FINANCING

Chemical Bank
55 Water Street
New York, New York 10041

Attn: Diane E. Vaccarelli, VP

Gentlemen:

We request that you complete one of the pre-signed and pre-endorsed drafts we
have lodged with you in the face amount of $                    dated
                                            -------------------       ----------
             and payable on                   .
------------                -------------------
We further request that you deliver such draft (the "Draft") to yourselves and
accept and discount it for                 days subject to the terms of the
                           ---------------
Acceptance Agreement dated November 2, 1989 made by us in your favor.

We certify that the proceeds of your discount of the Draft will be used to finance our domestic shipment and the sale and purchase of electronic components shipped from 77 Schmitt Boulevard, Farmingdale, New York to various points in the U.S. We further certify that no other financing of any type is or will be outstanding in respect of such shipment and sale and purchase. We agree to provide to you upon request copies of shipping and other documents in connection with such shipment and sale and purchase. We also agree to provide you any other documents in connection therewith upon your request.

Very truly yours,


MILGRAY ELECTRONICS, INC.


By:
   --------------------------------
     Herbert S. Davidson, President

By:
   --------------------------------

                                                                  EXHIBIT I


                        FORM OF CERTIFICATE OF COMPLIANCE

To the best of my knowledge, no Default or Event of Default (such terms and all other capitalized terms used herein having the respective meanings ascribed to such terms in the Amended and Restated Credit Agreement dated as of November __, 1995 among Milgray Electronics, Inc., the Guarantors named therein the Lenders named therein and Chemical Bank as Agent for the Lenders) has occurred as of __________. Calculations demonstrating compliance with the Covenants set forth in Sections 7.06, 7.07, 7.08, 7.09, 7.10, 7.11, 7.12 and 7.13 as of __________
follow:

     Section 7.06. Capital Expenditures
          Capital expenditures incurred              $
                                                     ============

     Section 7.07. Net Worth
          Tangible Net Worth                [A]      $
                                                     ============
          Consolidated Subordinated
               Indebtedness                 [B]      $
                                                     ============
          Net Worth as of                   [A+B]    $
                                                     ============

     Section 7.08. Total Unsubordinated
          Liabilities to Net Worth Ratio.

          Total Unsubordinated Liabilities  [A]      $
                                                     ============
          Net Worth                         [B]      $
                                                     ============
          Total Unsubordinated Liabilities
               to Net Worth Ratio           [A B]    $
                                                     ============

     Section 7.09. Rental Obligations                $
                                                     ============

     Section 7.10. Consolidated Inventory Ratio
          Inventory                         [A]      $
                                                     ============
          Current Assets                    [B]      $
                                                     ============
          Consolidated Inventory Ratio      [A B]    $
                                                     ============

     Section 7.11 Consolidated Current Ratio
          Current Assets                    [A]      $
                                                      -----------
          Current Liabilities:
               Current Liabilities as per
                    financial statements
               Add:  Loans and Acceptance Drafts:
                     Chemical Bank,
                     Fleet Bank and First Union
               Add:  Indebtedness allowed under
                     Section 7.02(xviii)

                                           [B]       $
                                                     ============

          Consolidated Current Ratio [A B]           $
                                                     ============

                                                                  EXHIBIT I






     Section 7.12. Interest Coverage Ratio
     [This ratio is computed annually]

          Net Income before income taxes as
               per financial statements     [A]      $
                                                     ==============
          Add:  Interest Expense            [B]      $
                                                     ==============
          EBIT [A+B]                        [C]      $
                                                     ==============
          Interest Expense                  [D]      $
                                                     ==============
          Interest Coverage Ratio           [C D]    $
                                                     ==============
     Section 7.13. Net Income

          [This ratio is computed annually]
               Consolidated Net Income               $
                                                     ==============





          IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of _________, 19__.


                                   ______________________________
                                   As Vice President-Finance of
                                   Milgray Electronics, Inc.











































                                          2